    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1997

                                                    REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        Morgan Stanley ABS Capital I Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                               [Applied For]
    (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                             ----------------------


                                  1585 Broadway
                                    2nd Floor
                            New York, New York 10036
                                 (212) 761-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------


                                Craig S. Phillips
                                    President
                        Morgan Stanley ABS Capital I Inc.
                                  1585 Broadway
                                    2nd Floor
                            New York, New York 10036
                                 (212) 761-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------


                                 With a copy to:
       Gregory D. Walker, Esq.                       Geoffrey K. Hurley, Esq.
 Morgan Stanley & Co. Incorporated                       Latham & Watkins
     1585 Broadway, 38th Floor                           885 Third Avenue
      New York, New York 10036                       New York, New York 10022

                             ----------------------

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                          CALCULATION OF REGISTRATION FEE

================================================================================================================================
     Title of Each                                         Proposed                  Proposed
       Class of                   Amount                    Maximum                   Maximum                 Amount of
   Securities to be                to be                Offering Price               Aggregate               Registration
      Registered               Registered(1)              Per Unit(2)            Offering Price(2)               Fee
--------------------------------------------------------------------------------------------------------------------------------
Asset Backed
Notes and                      $1,000,000(3)                 100%                   $1,000,000                 $303.03
Asset Backed
Certificates...........
================================================================================================================================

(1) The Registration Statement relates to the initial offering from time to time of the Asset Backed Notes and Asset Backed Certificates and to any resales thereof in market making transactions by Morgan Stanley & Co. Incorporated, an affiliate of the Registrant, to the extent required.

(2)      Estimated for the purpose of calculating the registration fee.

(3) Not specified as to each Class of Asset Backed Securities to be registered pursuant to General Instruction II.D of Form S-3.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                      VERSION #1

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. SUBJECT TO COMPLETION, DATED JANUARY 14, 1997
PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________, 199_)

                              $___________________
                                  (Approximate)

                         HOME EQUITY LOAN TRUST 199_-__
            HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199_-_

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     [ __________________________________ ]
                                 Master Servicer

          Each Home Equity Loan Asset Backed Certificate, Series 199_-_ (collectively, the "Certificates") will represent an undivided interest in the Home Equity Loan Trust 199_-_ (the "Trust Fund") to be formed pursuant to a Pooling and Servicing Agreement among [___________________], as Master Servicer, Morgan Stanley ABS Capital I Inc., as Depositor, and [__________], as Trustee. The property of the Trust Fund will include a pool of [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by first, second and third mortgages or deeds of trusts on one- to four-family residential properties. See "Index of Defined Terms" on page S-___ of this Prospectus Supplement and on page 136 of the Prospectus for the location of the definitions of certain capitalized terms.

         The aggregate undivided interest in the Trust Fund represented by the Certificates will, as of ____________, 199_ (the "Cut-off Date"), represent approximately __% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the "Transferor Interest") will initially be equal to $_________________, which as of the Cut-off Date is _% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

         Distributions of principal and interest on the Certificates will be made on the ______ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a "Distribution Date"), commencing ___________, 199_. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal calculated as set forth under "Summary-- Interest" and "--Principal Payments from Principal Collections" and "Description of the Certificates-- Distributions on the Certificates" herein. The Certificates are not guaranteed by the Depositor or any affiliate thereof. [However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a financial guaranty insurance policy (the "Policy") to be issued by

                                    [INSURER]

         Morgan Stanley & Co. Incorporated ("Morgan Stanley" or the "Underwriter") intends to make a secondary market in the Certificates but is under no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" herein and in the Prospectus.
                                                   (Continued on following page)


       PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
            "RISK FACTORS" ON PAGE S___ HEREIN AND ON PAGE 21 IN THE
                            ACCOMPANYING PROSPECTUS.

                           ---------------------------


     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT
           REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE
               SELLER, THE MASTER SERVICER, THE TRUSTEE, OR ANY OF
                THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE EXTENT
                    PROVIDED HEREIN. NEITHER THE CERTIFICATES
                      NOR THE MORTGAGE LOANS ARE INSURED OR
                         GUARANTEED BY ANY GOVERNMENTAL
                                     AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
               SION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

======================================================================================================
                                  Price to              Underwriting           Proceeds to
                                  Public(1)             Discount(2)            the Depositor(3)
------------------------------------------------------------------------------------------------------
Per Certificate................        %                       %                      %
------------------------------------------------------------------------------------------------------

Total..........................   $                     $                      $
------------------------------------------------------------------------------------------------------

(1)      Plus accrued interest, if any, from _______________, 199_.
(2) The Depositor has agreed to indemnify Morgan Stanley against certain liabilities, including liabilities under the Securities Act of 1933.
(3)      Before deducting expenses, estimated to be $_______________.

                           ---------------------------


         The Certificates are offered subject to prior sale, when, as and if delivered to and accepted by the Morgan Stanley and subject to Morgan Stanley's right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System on or about ______________, 199_ (the "Closing Date").

                           ---------------------------


                              MORGAN STANLEY & CO.
                                  Incorporated


________________, 199_.

                               -------------------

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct at any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since that date.


         Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

         This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus of the Depositor dated __________, 199___ (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at ___________________, telephone: ________ _______________, facsimile number _________________, attention:
_______________________.


                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
                              PROSPECTUS SUPPLEMENT

Summary  ..................................................................  6
Risk Factors............................................................... 21
The Certificate Insurer.................................................... 24
The Master Servicer........................................................ 24
The Home Equity Loan Program............................................... 25
Description of the Mortgage Loans.......................................... 27
Maturity and Prepayment Considerations..................................... 36
Description of the Certificates............................................ 37
Description of the Purchase Agreement...................................... 60
Use of Proceeds............................................................ 61
Certain Federal Income Tax Considerations.................................. 61
State Taxes................................................................ 65
ERISA Considerations....................................................... 65
Legal Investment Considerations............................................ 66
Underwriting............................................................... 67
Legal Matters.............................................................. 67
Experts  .................................................................. 67
Ratings  .................................................................. 68
Index of Defined Terms..................................................... 69
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURE.............. S-1



                                   PROSPECTUS

Prospectus Supplement or Current Report on Form 8-K..........................4
Available Information........................................................4
Incorporation of Certain Documents by Reference..............................5
Reports to Securityholders...................................................5
Summary of Terms.............................................................6
Risk Factors................................................................21
The Trust Fund..............................................................31
Use of Proceeds.............................................................47
The Depositor...............................................................47
Description of the Securities...............................................47
Credit Enhancement..........................................................64
Yield and Prepayment Considerations.........................................70
The Agreements..............................................................73
Certain Legal Aspects of the Loans..........................................88
Federal Income Tax Consequences............................................104
State Tax Considerations...................................................127
ERISA Considerations.......................................................127
Legal Investment...........................................................131
Method of Distribution.....................................................132
Legal Matters..............................................................133
Financial Information......................................................133
Rating.....................................................................133
Index of Defined Terms.....................................................135

                                     SUMMARY

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on page S-__ of this Prospectus Supplement and on page 135 of the Prospectus for the location of the definitions of certain capitalized terms.


Trust Fund.................... Home Equity Loan Trust 199_-_ (the "Trust") will be formed pursuant to a pooling and servicing agreement (the "Agreement") to be dated as of ______________, 199_ (the "Cut-off Date") among
                               ________________, as master servicer (together with any successor in such capacity, the "Master Servicer"), Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), and _____________________, as trustee (the
                               "Trustee"). The property of the Trust will include: a pool of [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans"), under certain home equity revolving credit line loan agreements (the "Credit Line Agreements") and secured by first, second and third mortgages and deeds of trust on residential properties that are one- to four-family properties (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____________); property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy"); an assignment of the Depositor's rights under the Purchase Agreement (as defined herein); rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully under "Description of the Certificates--General" herein. On the Closing Date, the Mortgage Loans will be purchased by the Depositor from _____________________ (the "Seller"), [an affiliate of the Depositor,] which either directly or through its affiliates acquired the Mortgage Loans in the ordinary course of business from _______________, the originator of the Mortgage Loans.

                               The Trust Fund property will include the unpaid principal balance of each Mortgage Loan as of the Cut-off Date (the "Cut-off Date Principal Balance") plus any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreement (the

                               "Additional Balances") during the life of the Trust Fund. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $____________ (the "Cut-off Date Pool Balance"). The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after final recovery of related Liquidation Proceeds (as defined herein) will be zero.

Securities Offered............ Each of the Home Equity Loan Asset Backed
                               Certificates, Series 199_-_ offered hereby (the "Certificates") represents an undivided interest in the Trust Fund. Each Certificate represents the right to receive payments of interest at the variable rate described below (the "Certificate Rate"), payable monthly, and payments of principal at such time and to the extent provided herein under "Description of the Certificates-- Distributions on the Certificates." The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date will equal $__________________ (the "Original Invested Amount"), which represents __% of the Cut-off Date Pool Balance. The "Original Certificate Principal Balance" will equal
                               $__________________. Following the Closing Date, the "Invested Amount" with respect to any date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections (as defined herein) previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein). The Transferor (as described below) will own the remaining undivided interest (the "Transferor Interest") in the Mortgage Loans, which is equal to the Pool Balance minus the Invested Amount and will initially equal approximately __% of the Cut-off Date Pool Balance. The Transferor (the "Transferor") as of any date is the owner of the Transferor Interest which initially will be _________________. The Certificates will be issued pursuant to the Agreement. The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any date is equal to the Original

                               Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "Description of the Certificates" herein.

Removal of Certain
Mortgage Loans;
Additional Balances........... In order to permit the Transferor to remove
                               Mortgage Loans from the Trust Fund at such times, if any, as the overcollateralization exceeds the level required to maintain the ratings on the Certificates, on any Distribution Date the Transferor may, but shall not be obligated to, remove from the Trust Fund certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) No Rapid Amortization Event (as defined herein) has occurred, (ii) the Transferor Interest as of the Transfer Date (as defined herein) (after giving effect to such removal) exceeds the Minimum Transferor Interest (as defined below); (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (v) the Transferor shall represent and warrant that no selection procedures which are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies (as defined herein) shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and
                               (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above. See "Description of the Certificates--Optional Transfers of Mortgage Loans to the Transferor" herein.

                               The "Minimum Transferor Interest" as of any date is an amount equal to the lesser of (a) __% of the Pool

                               Balance on such date and (b) the Transferor
                               Interest as of the Closing Date.

                               During the term of the Trust Fund, all Additional Balances will be transferred to and become property of the Trust. The Pool Balance at any time will generally fluctuate from day to day because the amount of Additional Balances and the amount of principal payments with respect to the Mortgage Loans will usually differ from day to day. Because the Transferor Interest is equal to the Pool Balance minus the Invested Amount, the amount of the Transferor Interest will fluctuate from day to day as draws are made with respect to the Mortgage Loans and as Principal Collections are received.

The Mortgage Loans............ The Mortgage Loans are secured by first, second and third mortgages on Mortgaged Properties located in ___ states. On the Closing Date, _______________ will sell the Mortgage Loans to the Depositor, pursuant to a purchase agreement (the "Purchase Agreement").

                               The percentage of the Cut-off Date Principal
                               Balance of the Mortgage Loans secured primarily by Mortgaged Properties located in the states of __________, ________, __________, _______, ______
                               and ________ is approximately ____%, ____%,
                               ____%, ____%, ____% and ____%, respectively. The
                               "Combined Loan- to-Value Ratio" of each Mortgage Loan is the ratio of (A) the sum of (i) the maximum amount the borrower was permitted to draw down under the related Credit Line Agreement (the "Credit Limit") and (ii) the amounts of any related senior mortgage loans (computed as of the date of origination of each such Mortgage Loans) to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) [in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan,] the purchase price of such Mortgaged Property. As of the Cut-off Date the Combined Loan-to-Value Ratios ranged from ____% to ______% and, as of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately ____%

                               Interest on each Mortgage Loan is payable monthly and computed on the related daily outstanding Principal Balance for each day in the billing cycle at a variable rate per annum (the "Loan Rate") equal at any time (subject to maximum rates, as described herein under "Description of the Mortgage Loans--Mortgage Loan

                               Terms," and further subject to applicable usury limitations) to the sum of (i) [the highest prime rate published in the "Money Rates" section of The Wall Street Journal] and (ii) a Margin within the range of ____% to ____%. As of the Cut-off Date, the weighted average Margin was approximately ____%. Loan Rates are adjusted [monthly on the first business day of the calendar month preceding the Due Date]. As to each Mortgage Loan, the "Due Date" is the fifteenth day of each month. The Cut-off Date Principal Balances ranged from zero to $__________ and averaged approximately $__________. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $__________ to $__________ and averaged approximately $__________. Each Mortgage Loan was originated in the period from ______________, 199_ to _______________, 199_. As of the Cut-off
                               Date, the maximum Credit Limit Utilization Rate (as defined herein) was 100% and the weighted average Credit Limit Utilization Rate was approximately ____%. As of the Cut-off Date, approximately ____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, approximately ____% by Cut-off Date Principal Balance of the Mortgage Loans represented second liens on the related Mortgaged Properties and approximately ____% of the Mortgage Loans represented third liens. As of the Cut-off Date, the Mortgage Loans had remaining terms to scheduled maturity ranging from ___ months to ___ months and had a weighted average of approximately ___ months. See "Description of the Mortgage Loans" herein.

Denominations................. The Certificates will be offered for purchase in denominations of [$1,000] and multiples of [$1] in excess thereof. The interest in the Trust evidenced by a Certificate (the "Percentage Interest") will be equal to the percentage derived by dividing the denomination of such Certificate by the Original Certificate Principal Balance.

Registration of Certificates.. The Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificate interests through The Depository Trust Company ("DTC"), in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates

                               (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the relevant depositaries (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Certificates will initially be registered in the name of Cede. The interests of the Certificateholders will be represented by book entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "Risk Factors--Consequences of Owning Book-Entry Certificates," "Description of the Certificates--Book-Entry Certificates" herein and "Annex I" hereto.

Depositor..................... Morgan Stanley ABS Capital I Inc., a Delaware
                               corporation and a direct, wholly-owned subsidiary of Morgan Stanley Group Inc. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036 (Telephone: (212) 761-4000). See "The
                               Depositor" in the Prospectus.

Master Servicer of the
Mortgage Loans................ [___________________] See "The Master Servicer"
                               and "The Home Equity Loan Program--Servicing of the Mortgage Loans" herein.

Collections................... All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds (as defined below) allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

                               As to any Distribution Date, "Principal
                               Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts (as defined herein).

                               "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

                               With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest as more fully described under "Description of the Certificates--Allocations and Collections" herein.

                               On each Distribution Date, the Investor Interest Collections will be applied in the following order of priority: (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement; (ii) as payment for the premium for the Policy; (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificate Principal Balance of the Certificates; (iv) to pay any Investor Loss Amount (as defined herein) for such Distribution Date; (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections allocable to the

                               Certificateholders, (b) absorbed by the
                               Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy; (vi) to reimburse prior draws made from the Policy (with interest thereon); (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount, each as defined herein (such amount, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Distribution Amount");
                               (viii) any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and Certificateholders pursuant to the Agreement or amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and (x) to the Transferor to the extent permitted as described under "Description of the Certificates--Distributions on the Certificates" herein.

                               Investor Interest Collections available after the payment of interest on the Certificates may be insufficient to cover any Investor Loss Amount. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

                               The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day. Payments to Certificateholders pursuant to clause (iii) above will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

                               "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the

                               Liquidation Loss Amount for such Distribution Date. See "Description of the
                               Certificates--Distributions on the Certificates" herein.

                               Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) in accordance with their percentage interests in the Mortgage Loans of __% and __%, respectively, as of the Cut-off Date (the "Fixed Allocation Percentage"), but a lesser amount of Principal Collections may be distributed to Certificateholders during the Managed Amortization Period, as described below. The "Investor Fixed Allocation Percentage" shall be __%.

                               The Master Servicer will deposit Interest
                               Collections and Principal Collections in respect of the Mortgage Loans in an account established for such purpose under the Agreement (the "Collection Account"). See "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account" herein.

Collection Period............. As to any Distribution Date other than the first
                               Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning after the Cut-off Date and ending on the last day of _____________, 199_.

Interest...................... Interest on the Certificates will be distributed monthly on the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each, a "Distribution Date"), commencing on ______________, 199_, at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for an Interest Period will generally equal the sum of [(a) the London Interbank offered rate for one-month Eurodollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750, as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period) and (b) ____%.] Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date. [Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date") through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.]

                               Interest payments on the Certificates will be funded from Investor Interest Collections, any funds on deposit in the Spread Account and from draws on the Policy. See "Description of the Certificates" herein.

Principal Payments from
Principal Collections......... For the period beginning on the first
                               Distribution Date and, unless a Rapid
                               Amortization Event (as defined herein) shall have earlier occurred, ending on the Distribution Date in _____________, 200_ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the greater of (x) ____% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

                               Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum

                               Principal Payment. See "Description of the
                               Certificates--Distributions on the Certificates" herein.

                               In addition, to the extent funds are available therefor (including funds available under the Policy), on the Distribution Date in _____________ 20__, Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance.

                               Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

The Certificate Insurer....... [Insurer] (the "Certificate Insurer") is a
                               __________ insurance company engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. The Certificate Insurer's claims-paying ability is rated ____ by _________________________ and _____
                               by _________________________. See "The
                               Certificate Insurer" herein.

Policy........................ On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of _____________, 199_, among the Seller, the Depositor, the Master Servicer and the Certificate Insurer.

                               The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

                               The "Guaranteed Principal Distribution Amount" for any Distribution Date shall be the amount by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date) exceeds the Invested Amount for such Distribution Date. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ____________, 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution
                               Date).

                               In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

                               In the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See "Description of the Certificates--The Policy" herein.

Overcollateralization
Amount........................ The distribution of Accelerated Principal
                               Distribution Amounts, if any, to
                               Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating the Overcollateralization Amount. The
                               Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount not covered by Investor Interest Collections. Payments of Accelerated Principal Distribution Amounts are not covered by the Policy. Any Investor Loss Amounts not covered by such overcollateralization, amounts on deposit in the Spread Account or Investor Interest Collections will be covered by draws on the Policy to the extent provided therein.

Record Date................... The last day preceding a Distribution Date or, if the Certificates are no longer Book-Entry
                               Certificates, the last day of the month preceding a Distribution Date.

Servicing..................... The Master Servicer will be responsible for servicing, managing and making collections on the Mortgage

                               Loans. The Master Servicer will deposit all collections in respect of the Mortgage Loans into the Collection Account as described under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account" herein. On the third Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will calculate, and instruct the Trustee regarding the amounts available to be paid, as described under "Description of the Certificates-- Payments on Mortgage Loans; Deposits to Collection Account" herein, to the Certificateholders on such Distribution Date. See "Description of the Certificates--Distributions on the Certificates" herein. With respect to each Collection Period, the Master Servicer will receive from collections in respect of interest on the Mortgage Loans, on behalf of itself, a portion of such collections as a monthly servicing fee (the "Servicing Fee") in the amount of approximately ____% per annum (the "Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Master Servicer. See "Description of the Certificates--Certain Matters Regarding the Master Servicer and the Transferor" herein.

Final Payment of
Principal; Termination........ The Trust Fund will terminate on the Distribution
                               Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional retransfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ______________, 20__. The Certificates will be subject to optional retransfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to $________________ (__% of the
                               Original Certificate Principal Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. See "Description of the Certificates--Termination; Retirement of the Certificates" herein and "The Agreements--Termination; Optional Termination" in the Prospectus.

                               In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "Description of the Certificates--Rapid Amortization Events" herein.

Trustee....................... [       ], a ____________________________ (the
                               "Trustee") will act as Trustee on behalf of the Certificateholders.

Mandatory Retransfer of
Certain Mortgage Loans........ The Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans. If the Seller breaches certain of its representations and warranties with respect to any Mortgage Loan and such breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust Fund upon the expiration of a specified period from the date on which the Seller becomes aware or receives notice of such breach and will be reassigned to the Seller. See "Description of the Certificates--Assignment of Mortgage Loans" herein.

Federal Income Tax
Consequences.................. Subject to the qualifications set forth in
                               "Certain Federal Income Tax Consequences" herein, special tax counsel to the Depositor is of the opinion that, under existing law, a Certificate will be treated as a debt instrument for Federal income tax purposes as of the Closing Date. Under the Agreement, the Transferor, the Depositor and the Certificateholders will agree to treat the Certificates as indebtedness for federal income tax purposes. Furthermore, special tax counsel to the Depositor is of the opinion that the Trust Fund will not be treated as either an association or a publicly traded partnership taxable as a corporation. See "Certain Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations.......... The acquisition of a Certificate by a pension or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended

                               ("ERISA"), could, in some instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and Code Section 4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the Certificates. Any Plan fiduciary considering whether to purchase any Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations................ The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Certificates. See "Legal Investment Considerations" herein and "Legal Investment" in the Prospectus.

Certificate Rating............ It is a condition to the issuance of the
                               Certificates that they be rated "___" by _____ and "___" by _________ (each a "Rating Agency"). In general, ratings address credit risk and do not address the likelihood of prepayments. See "Ratings" herein and "Risk Factors--Rating of the Securities" in the Prospectus.

Risk Factors.................. For a discussion of certain risks associated with an investment in the Certificates, see "Risk
                               Factors" on page S-___ herein and on page 21 in the Prospectus.

                                  RISK FACTORS
       [Description will depend on the particulars of the Mortgage Loans]

         Investors should consider the following risks in connection with the purchase of Certificates.

         Consequences of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

         Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

         Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

         Cash Flow Considerations and Risks. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

         Prepayment Considerations and Risks. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Description of the Certificates" herein and "Certain Legal Aspects of Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See "Maturity and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

         Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

         Legal Considerations--Lien Priority. The Mortgage Loans are secured by mortgages or deeds of trust (which generally are first, second and third mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second and third mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of Loans" in the Prospectus.

         Under the terms of the Agreement, so long as the long-term senior unsecured debt of the Master Servicer is rated at least "____" by ___ and "____" by _______, the Master Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreements and the Related Documents or other evidence of indebtedness signed by the borrower, and the assignments of the related mortgages to the Trust Fund will not be required to be recorded. Failure to deliver the Related Documents to the Trustee will have the result in most (if not all) of the states in which the Related Documents will be held, and failure to record the assignments of the related mortgages to the Trustee will have the result in certain states in which the Mortgaged Properties are located, of making the sale of the Cut-off Date Principal Balances, Additional Balances and Related Documents potentially ineffective against (i) any creditors of the [Master Servicer], who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of the Master Servicer, or (ii) any purchaser of a Mortgage Loan who had no notice of the prior conveyance to the Trust Fund if such purchaser perfects his interest in the Mortgage Loan by taking possession of the Related Documents or other evidence of indebtedness or otherwise. In such event, the Trust Fund will be an unsecured creditor of the [Master Servicer].

BANKRUPTCY AND INSOLVENCY RISKS

         The sale of the Mortgage Loans from the Seller to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. The Seller will warrant that such transfer is either a sale of its interest in the Mortgage Loans or a grant of a first priority perfected security interest therein. However, in the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller, secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer, (i) if the Mortgage Loans have not been delivered to the Trustee, the interest of the Trust Fund in the Mortgage Loans will be that of an unperfected security interest and
(ii) even if the Mortgage Loans have been delivered to the Trustee, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

         If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust Fund. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the Certificate Principal Balance instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders and the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

         [Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]

         [Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan. Any such increase in the Credit Line of a Mortgage Loan would increase the Loan-to-Value Ratio of such Mortgage Loan and, accordingly, would increase the risk of the Trust Fund's investment in such

Mortgage Loan. In addition, any reduction in the Margin of a Mortgage Loan would reduce the excess cash flow available to absorb losses.]

         Delinquent Mortgage Loans. The Trust Fund will include Mortgage Loans which are or fewer days delinquent as of the Cut-off Date. The Cut-off Date Principal Balance of such delinquent Mortgage Loan was $_________________.

         For a discussion of additional risks pertaining to the Certificates, see "Risk Factors" in the Prospectus.


                             THE CERTIFICATE INSURER

         The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, neither the Depositor nor the Master Servicer makes any representation as to the accuracy and completeness of such information.

                      [Description of Certificate Insurer]


                               THE MASTER SERVICER

GENERAL

         [The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

THE MASTER SERVICER

         [__________________] will act as Master Servicer for the Mortgage Loans pursuant to the Agreement. [Description of Master Servicer]

         At ______________, 199_, __________________ provided servicing for approximately $____ [million] aggregate principal amount of first-lien mortgage loans,substantially all of which are being serviced for unaffiliated persons. At___________, 199_, _______________ provided servicing for approximately $___
[million] aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

         The principal executive offices of the Master Servicer are located at ____________________________ (telephone (___) ________.

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a description of the underwriting procedures customarily employed by the Seller with respect to home equity loans.

         [Each revolving home equity line of credit is originated after a review by the Seller in accordance with its established underwriting procedures, which are intended to assess the applicant's ability to assume and repay such home equity lines of credit and the adequacy of the real property which serves as collateral for such home equity lines of credit. The maximum home equity line of credit provided by the Seller is $___________________________.

         Each applicant for a home equity line of credit is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity to justify making a home equity line of credit, the Seller will conduct a further credit investigation of the applicant. This investigation includes (i) obtaining and reviewing an independent credit bureau report on the credit history of the borrower in order to evaluate the borrower's ability to repay; (ii) obtaining a verification of employment from the applicant's employer; (iii) obtaining and reviewing pay stubs, income tax returns and/or W-2 forms in order to verify the applicant's income; and (iv) in the case of all home equity lines of credit originated with a Credit Limit in excess of $___________________ or with any Credit Limit, if originated after _______________, obtaining a drive-by appraised value (a "Drive-By Appraised Value") of the property to be mortgaged through an independent frontal exterior inspection and neighborhood observation (a "Drive-By Appraisal") of the property or, in the case of home equity lines of credit originated prior to _____________ in an amount of $__________________ or less, making an estimate of the value (the "Estimated Value") of the property to be mortgaged through, (a) in the case of home equity lines of credit originated for such properties located in the State of ___________________, the use of a formula that assumed that the then current value of the property was equal to the amount the applicant paid for the property together with appreciation of _____% of the purchase price for each year since the applicant purchased the property and (b) in the case of home equity lines of credit originated for such properties located in ________________________, a property tax bill which reflected a 100% assessment on the property.

         Although no complete title search of the property to be mortgaged is required, a bring-down to the date of origination of the home equity lines of credit of the complete title search obtained by the borrower at the time of his original purchase of the mortgaged property must be delivered.

         The Seller calculates the maximum amount of the loan that the customer may obtain by taking ____% (or, in the case of home equity lines of credit originated prior to ____________, ___%) of the Drive-By Appraised Value or Estimated Value, as the case may be, of the property and subtracting any outstanding senior mortgage balance. Financial insurance premiums and fees are not considered in the loan amount when making such computation.

         Applications for loans exceeding the maximum amount calculated in the preceding paragraph require regional manager approval. Overrides of other criteria may be authorized by branch managers up to their lending limits. Among the reasons that the Seller grants overrides are the existence of compensating balances of the borrower in accounts held by the Seller (which balances will not necessarily be available in the event of a default or delinquency of any Mortgage Loan in the Pool) and relationships between the borrower and the trust department of the Seller.

         No information is available with respect to the portio of the home equity lines of credit in the Seller's portfolio as to which overrides of underwriting criteria were granted.]

SERVICING OF THE MORTGAGE LOANS

         [Centralized controls and standards have been established by the Master Servicer for the servicing and collection of home equity lines of credit. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance processing, collections and liquidations.

         The collection process is initiated ten days after the payment due date with the computer generation of a late notice. To make payment arrangements, a collector attempts to contact the borrower when the home equity line of credit is 15 to 30 days past due.

         During the period when an account is 45 to 60 days past due, a credit bureau report is obtained, homeowner's insurance is verified, the status of senior mortgages and property taxes is checked and a title search and "drive-by" appraisal are ordered.

         If arrangements have not been made to cure the delinquency within 60 days of the line becoming past due, drawing privileges are cancelled. The line is referred to outside counsel and is placed on a "non-accrual" status after 90 days of delinquency. All legal expenses are assessed to the account and become the responsibility of the borrower. When it is determined by the Master Servicer that there is no possibility of recovery from the mortgaged property or from other leviable assets or wage attachments, the line is charged-off.

         Reinstatement arrangements can be made up until the point of sale. Any foreclosures initiated on a junior mortgage are subject to the senior mortgage or mortgages and any outstanding property taxes. If the Servicer purchases the property through the foreclosure action, the account is transferred to the Master Servicer's REO Department which is maintained at ____________________. The REO Department is responsible for maintaining and marketing the property.

         The Master Servicer may not foreclose on the property securing a junior mortgage loan unless the Master Servicer forecloses subject to any senior mortgages, in which case the Master Servicer may pay the entire amount due on the senior mortgage to the senior mortgagees at or prior to the foreclosure sale. If a senior mortgage is in default after the Servicer has initiated its foreclosure action, the Master Servicer may advance funds to keep senior mortgages current until such time as the Master Servicer satisfies such senior mortgages. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Master Servicer's foreclosure action, the Master Servicer may either satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect the Trust Fund's interest in the related property.]

FORECLOSURE AND DELINQUENCY EXPERIENCE

          The following tables set forth the delinquency and loss experience for each of the periods shown for the Master Servicer's portfolio of home equity lines of credit. The Master Servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information in the tables below has not been adjusted to eliminate the effect of the growth in the size of the Master Servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                 DELINQUENCY STATUS AS OF ___________, 199__*


                                       Dollars       Percent           Units           Percent
                                       -------       -------           -----           -------
Current.............................   $                  %                                 %
30-59 days..........................
60-89 days..........................
90+ days............................
                                       ------        -------           ------          ------

    Total...........................   $             100.00%                           100.00%

----------
*        Delinquencies are reported on a contractual basis.

         As of ___________, 199_, loans with an aggregate balance of $_______ are in bankruptcy and ____ loans with an aggregate balance of $___________ are in foreclosure. Of the loans in foreclosure, there will be a _______, 199_ charge off of $_______. [In addition to this charge off, there is an anticipated charge off of approximately $ which may also be realized in _______________.]


                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in ____ states. The Mortgaged Properties securing the Mortgage Loans consist of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

         The Cut-off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans were not more than days delinquent. The average Cut-off Date Principal Balance was approximately $__________ , the minimum Cut-off Date Principal Balance was zero, the maximum Cut-off Date Principal Balance was $_____ , the minimum Loan Rate and the maximum Loan Rate as of the Cut-off Date were _____% and _____% per annum, respectively, and the weighted average Loan Rate as of the Cut-off Date was approximately _____% per annum. As of the Cut-off Date, the weighted average Credit Limit Utilization Rate was approximately _____%, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-off Date ranged from _____ months to _____ months and the weighted average remaining term to scheduled maturity was approximately _____ months. As of the Cut-off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from _____% to _____% and the weighted average Combined Loan-to-Value Ratio was approximately _____%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the

Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or
(ii) [in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan,] the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $_____ to $_____ and averaged approximately $_____ . The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately _____%. The weighted average third mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the third lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately _____%. As of the Cut-off Date, approximately _____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, approximately _____% of the Mortgage Loans represented second liens and approximately _____% of the Mortgage Loans represented third liens. As of the Cut-off Date, approximately _____% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and _____% were owner-occupied. As of the Cut-off Date, approximately _____%, _____%, _____%, _____%, _____% and _____% by Cut-off Date Principal Balance are located in
__________, ________, __________, _______, ______ and ________], respectively.

MORTGAGE LOAN TERMS

         A borrower may access a Mortgage Loan by writing a check in a minimum amount of [$250]. The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from _____% to _____% per annum and subject to applicable usury limitations. As of the Cut-off Date, the weighted average Maximum Rate was approximately _____%. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between _____% and _____% and had a weighted average, as of the Cut-off Date, of approximately _____%, divided by 365 days. The "Index Rate" is based on [the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month] [other applicable index].

         In general, the home equity loans may be drawn upon for a period (the "Draw Period") of either five years (which may be extendible for an additional five years, upon the approval of __________________ or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately _____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the "Repayment Period") following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately _____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of the Draw Period.

         The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.

         Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:


                              PRINCIPAL BALANCES

                                       Number of                                  Percent of Pool
                                       Mortgage          Cut-off Date             by Cut-off Date
Range of Principal Balances             Loans            Principal Balance        Principal Balance
---------------------------             -----            -----------------        -----------------

$_______ to $_________...............                    $                                      %
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ and over....................
                                       ------            -------                  -------
  Total..............................                    $                        100.00%
                                       ======            =======                  =======

                          GEOGRAPHIC DISTRIBUTION(1)


                                       Number of                                  Percent of Pool
                                       Mortgage          Cut-off Date             by Cut-off Date
State                                   Loans            Principal Balance        Principal Balance
-----                                  --------          -----------------        -----------------
                                                         $                                      %

                                       ------            ----------                      ---------

  Total..............................                    $                                100.00%
                                       ======            ==========                      =========

----------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.


                       COMBINED LOAN-TO-VALUE RATIOS(1)

                                       Number of                                  Percent of Pool
Range of Combined                      Mortgage          Cut-off Date             by Cut-off Date
Loan-to-Value Ratios                     Loans           Principal Balance        Principal Balance
--------------------                   ---------         -----------------        -----------------
$_______ to $_________...............                    $                                    %
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ and over....................
                                       -------           -------                  -------

  Total..............................                    $                        100.00%
                                       =======           =======                  =======

------------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                                PROPERTY TYPE


                                       Number of                                  Percent of Pool
                                       Mortgage          Cut-off Date             by Cut-off Date
Property Type                            Loans           Principal Balance        Principal Balance
-------------                          ---------         -----------------        -----------------
Single Family........................  $                                             %
Two- to Four-Family..................
Condominium..........................
PUD..................................
                                       --------          ------------                     -------

  Total..............................                    $                                100.00%
                                       ========          ============                     =======


                                LIEN PRIORITY


                                       Number of                                  Percent of Pool
                                       Mortgage          Cut-off Date             by Cut-off Date
Lien Priority                           Loans            Principal Balance        Principal Balance
-------------                          --------          -----------------        -----------------
First Lien...........................                    $                                      %
Second Lien..........................
Third Lien...........................

  Total..............................                    $                                100.00%
                                       ========           =============                   =======


                                LOAN RATES(1)

                                       Number of                                  Percent of Pool
    Range of                           Mortgage          Cut-off Date             by Cut-off Date
    Loan Rates                           Loans           Principal Balance        Principal Balance
    ----------                         ---------         -----------------        -----------------
$_______ to $_________...............                    $                                       %
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............


$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
                                       --------          -------                  -------

  Total..............................                    $                        100.00%
                                       ========          =======                  =======

----------
(1) Approximately % of the Mortgage Loans by Cut-Off Date Principal Balance are subject to an introductory rate of _____% per annum.

                                    MARGIN


                                       Number of                                  Percent of Pool
    Range of                           Mortgage          Cut-off Date             by Cut-off Date
    Margins                              Loans           Principal Balance        Principal Balance
    -------                            ---------         -----------------        -----------------
$_______ to $_________...............                    $                                       %
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
                                       --------          -------                  -------

  Total..............................                    $                        100.00%
                                       ========          =======                  =======


                        CREDIT LIMIT UTILIZATION RATES

                                       Number of                                  Percent of Pool
Range of Credit Limit                  Mortgage          Cut-off Date             by Cut-off Date
Utilization Rates                        Loans           Principal Balance        Principal Balance
-----------------                      ---------         -----------------        -----------------
$_______ to $_________...............                    $                                       %
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
                                       --------          -------                  -------

  Total..............................                    $                        100.00%
                                       ========          =======                  =======


                                  CREDIT LIMITS


                                       Number of                                  Percent of Pool
                                       Mortgage          Cut-off Date             by Cut-off Date
Range of Credit Limits                   Loans           Principal Balance        Principal Balance
----------------------                 ---------         -----------------        -----------------
$_______ to $_________...............                    $                                       %
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ to $_________...............
$_______ and over....................
                                       --------          -------                  -------

  Total..............................                    $                        100.00%
                                       ========          =======                  =======


                                MAXIMUM RATES

                                       Number of                                  Percent of Pool
                                       Mortgage          Cut-off Date             by Cut-off Date
  Maximum Rates                          Loans           Principal Balance        Principal Balance
  -------------                        ---------         -----------------        -----------------
$-------.............................                    $                                       %
$-------.............................
$------- ............................
$------- ............................
                                       --------          -------                  -------

  Total..............................                    $                        100.00%
                                       ========          =======                  =======


                  MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                          Number of                               Percent of Pool
     Range of Months                      Mortgage       Cut-off Date             by Cut-off Date
Remaining to Scheduled Maturity             Loans        Principal Balance        Principal Balance
-------------------------------           ---------      -----------------        -----------------
_______ to _________.................                    $                                     %
_______ to _________.................
_______ to _________.................
_______ to _________.................
_______ to _________.................
_______ to _________.................
_______ to _________.................
_______ to _________.................
_______ to _________.................
_______ to _________.................
_______ to _________.................
                                       --------          -------                  -------

  Total..............................                    $                        100.00%
                                       ========          =======                  =======


                               ORIGINATION YEAR

                                       Number of                                  Percent of Pool
                                       Mortgage          Cut-off Date             by Cut-off Date
   Origination Year                      Loans           Principal Balance        Principal Balance
   ----------------                    ---------         -----------------        -----------------
$---------...........................                    $                                     %
$---------...........................
                                       --------          -------                  -------

  Total..............................                    $                        100.00%
                                       ========          =======                  =======


                              DELINQUENCY STATUS

                                       Number of                                  Percent of Pool
                                       Mortgage          Cut-off Date             by Cut-off Date
Number of Days Delinquent                Loans           Principal Balance        Principal Balance
-------------------------              ---------         -----------------        -----------------
0 to 29..............................                    $                                     %
30 to 59.............................
60 to 89.............................
                                       --------          -------                  -------

  Total..............................                    $                        100.00%
                                       ========          =======                  =======

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein under "Description of the Certificates--Distributions on the Certificates," until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon their Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

         To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders share of Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust Fund at any time during the life of the Trust Fund, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Transferor" herein.

         All of the Mortgage Loans may be prepaid in full or in part at any time. [However, Mortgage Loans secured by Mortgaged Properties in California are subject to an account termination fee equal to the lesser of $350 and six months interest on the amount prepaid, to the extent the prepaid amount exceeds 20% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $350 and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between [six months and five years] following origination.] The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under "Description of the Mortgage Loans--Mortgage Loan Terms" herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of The Loans--Due-on-Sale Clauses" in the Prospectus.

         The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

         Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.


                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

         The Certificates will be issued in denominations of [$1,000] and multiples of [$1] in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the Trust Fund will consist of, to the extent provided in the Agreement: (i) each of the Mortgage Loans that from time to time are subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____ ); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Security Account for the Certificates (excluding net earnings thereon); (v) the Policy; (vi) the Spread Account (for the benefit of the Certificate Insurer and the Certificateholders); and (vii) an assignment of the Depositor's rights under the Purchase Agreement. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially maintain the Security Register for the Certificates. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date will equal $ _____ (the "Original Invested Amount"), which represents __% of the Cut-off Date Pool Balance. The "Original Certificate Principal Balance" will equal $ _____. Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein). The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

         The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less the Invested Amount. The Transferor Interest will initially equal $ , which represents _% of the Cut-off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be the Seller. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust Fund.

         The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and
(ii) certain other conditions specified in the Agreement are satisfied.

BOOK-ENTRY CERTIFICATES

         The Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of [$1,000] and in multiples of [$1] in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants") with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or, CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as, a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant will be, received with value on the DTC settlement date but will be available in the, relevant CEDEL or Euroclear cash account only as of the business day following, settlement in DTC. For information with respect to tax documentation procedures, relating to the Certificates, see "Certain Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal, Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund provided by the Master Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____ ). The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

         The Agreement will permit the Seller to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the "Mortgage Files") and assignments of the Mortgage Loans to the Trustee will not be required to be recorded for so long as the long-term senior unsecured debt of __________________ is rated at least " _____ " by ___ and " _____ " by
_______. In the event that the long-term senior unsecured debt rating of
__________________ does not satisfy the above-described standards (an "Assignment Event"), _____________________ will have 90 days to record assignments of the mortgages for each such Mortgage Loan in favor of the Trustee and 60 days to deliver the Mortgage Files pertaining to each such Mortgage Loan to the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of ____________________ and the Trustee in the Mortgage Loans).

         Within [90] days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within [90] days following notification thereof to the Seller and the Depositor by the Trustee, the Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust Fund. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the Seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than __% in excess of the Loan Rate of such Defective Mortgage Loan; [(iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan;] (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Seller will be required to make a deposit to the Collection Account equal to such difference.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of [90] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [90-day] period, the


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



Seller will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

         In order to permit the Transferor to remove Mortgage Loans from the Trust Fund at such times, if any, as the overcollateralization exceeds the level required to maintain the ratings on the Certificates, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the "Transfer Date") from the Trust Fund, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) no Rapid Amortization Event (as defined herein) has occurred; (ii) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust Funds after such removal; (v) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.

         As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) _% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

         The Trustee shall establish and maintain on behalf of the Master Servicer an account (the "Collection Account") for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two days of receipt by the Master

Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Collection Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

         An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _______ and "____" by ___, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

         Eligible Investments are specified in the Agreement and are limited to
(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and
(ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

ALLOCATIONS AND COLLECTIONS

         All collections on the Mortgage Loans will generally be allocated in with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

         As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

         With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

         Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.

         The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

         Beginning with the first Distribution Date (which will occur on __________, 199_), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York State are required or authorized by law to be closed.

         Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

                  (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

                  (ii)   as payment for the premium for the Policy;

                  (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

                  (iv) to pay Certificateholders the Investor Loss Amount for such Distribution Date;

                  (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount,
         (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;

                  (vi) to reimburse prior draws made from the Policy (with interest thereon);

                  (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

                  (viii) to deposit any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and the Certificateholders or owed to the Certificate Insurer pursuant to the Insurance Agreement;

                  (ix) to pay certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

                  (x) to the Transferor to the extent permitted as described herein.

         Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

         To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

         The "Required Overcollateralization Amount" shall be an amount set forth in the Agreement. "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

         A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

         As to any Distribution Date other than the first Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning after the Cut-off Date and ending on the last day of _______________ 199_.

         Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Distribution Date will generally equal the sum of [(a) LIBOR, calculated as specified below, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) ____% per annum.] Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.

         [Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.] Interest payments on the Certificates will be funded from Investor Interest Collections and, if necessary, from draws on the Policy.

         [Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for [one month] which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second


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



LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be [three] major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than
(i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.]

         Transferor Collections. Collections allocable to the Transferor Interest that are not distributed to Certificateholders will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

         Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections.

         Distributions of Principal Collections. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ______________ 20__ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the greater of (x) ___% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

         Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

         The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning after the Cut-off Date through the last day of __________ 199_.

         Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

         In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in ____________ 20__, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

         The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

RAPID AMORTIZATION EVENTS

         As described above, the Managed Amortization Period will continue through the Distribution Date in _________ 20__, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. "Rapid Amortization Event" refers to any of the following events:

                  (a) failure on the part of the Seller (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice;

                  (b) any representation or warranty made by the Seller in the Purchase Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;



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



                  (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor; or

                  (d) the Trust Fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended.

         In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Depositor and the Master Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or (d), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, the Transferor will immediately cease to transfer Additional Balances to the Trust and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

THE POLICY

         [On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of ____________, 199_, among the Seller, the Depositor, the Master Servicer and the Certificate Insurer.

         The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution

Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

         The "Guaranteed Principal Distribution Amount" shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ______________ 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

         In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

         Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

         If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

         The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business

Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

         The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

         The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

         The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of ________.

         The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

         Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

         In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.]

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the Certificateholders, the Master Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:

                    (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

                   (ii)  the amount being distributed to Certificateholders;

                  (iii) the amount of interest included in such distribution and the related Certificate Rate;

                   (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

                    (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

                   (vi) the amount, if any, of principal included in such distribution;

                  (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

                 (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

                   (ix)  the Servicing Fee for such Distribution Date;

                    (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

                   (xi) the Pool Balance as of the end of the preceding Collection Period;

                  (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

                  (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure; and

                  (xiv)  the amount of any draws on the Policy.

         In the case of information furnished pursuant to clauses (iii), (iv),
(v), (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

         Within 60 days after the end of each calendar year commencing in 1996, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

         The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

         The Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the

Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

         The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Loan Rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately _____% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

         The Agreement provides for delivery on or before ___________ in each year, beginning in ___________, 199_, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before _____________ of each year, beginning ___________, 199_, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

         The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement,the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims,damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither the Depositor, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Investor Certificates evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $__________ and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor, the Transferor or the Master Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates. The Agreement may also be amended from time to time by the Master Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

TERMINATION; RETIREMENT OF THE CERTIFICATES

         The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and
(B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ____________ 20__.

         The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to __% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust Fund created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "--Rapid Amortization Events" herein.

THE TRUSTEE

         [__________], a _____________ with its principal place of business in ________, has been named Trustee pursuant to the Agreement.

         The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with the Depositor, the Master Servicer, the Seller and the Certificate Insurer and/or their affiliates.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

         The Trust Fund will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from ____________________ pursuant to the Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and _________________, as Seller of the Mortgage Loans. Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans and related Additional Balances to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust Fund. The following is a description of the material provisions of the Purchase Agreement.

TRANSFERS OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor, all of its right, title and interest in and to the Mortgage Loans and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor in cash. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount of such Additional Balance.

REPRESENTATIONS AND WARRANTIES

         The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The Seller will also represent and warrant to the Depositor that, among other things, immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Seller will make similar representations and warranties in the Agreement. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid sale to the Depositor of all right, title and interest of the Seller in and to the Mortgage Loans and the proceeds thereof.

ASSIGNMENT TO TRUST FUND

         The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust Fund. The Seller also agrees to perform its obligations under the Purchase Agreement for the benefit of the Trust Fund.

TERMINATION

         The Purchase Agreement will terminate upon the termination of the Trust Fund.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, _____________, special tax counsel to the Depositor ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for Federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the Prospectus. See "Certain Federal Income Tax Consequences" in the Prospectus. The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, the Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

         Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Certain Federal Income Tax Consequences" in the Prospectus.

         While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Certain Federal Income Tax Consequences--Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, it is the opinion of Tax Counsel that the Trust Fund will not be treated as either an association or partnership taxable as a corporation.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Certain Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the Prospectus.

         If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


                                   STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.


                              ERISA CONSIDERATIONS

         Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         [Availability of Underwriter's Exemption for Certificates. The DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D- 8019, 55 Fed. Reg. 20,548 (1990) (the "Exemption") which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley or any of its affiliates is the sole underwriter or the manager or co- manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset- backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. Morgan Stanley believes that the Exemption [will] [will not] apply to the acquisition and holding of Offered Certificates by Plans.

         General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

                  (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's length transaction with an unrelated party.

                  (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                  (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic ratings categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

                  (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust (determined on the date of initial issuance of Certificates of the Trust), or any of their respective affiliates (the "Restricted Group");

                  (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

                  (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.]

         Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.


                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Certificates will be rated in the [highest] rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199_, (the "Underwriting Agreement"), between the Depositor and the Underwriter, an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor all the Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         The distribution of the Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.


                                  LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor by _______________, and for the Underwriter by
__________________.


                                     EXPERTS

         The consolidated balance sheets of [Insurer] and Subsidiaries as of ___________, 199_ and 199_ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ___________, 199_, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of

________________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                     RATINGS

         It is a condition to the issuance of the Certificates that they be rated ___ by ____ ("____") and, ____ by ____ ("____" and, together with ______, the "Rating Agencies").

         A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

         The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.


                             INDEX OF DEFINED TERMS

                                                                          Page
                                                                          ----
1934 Act..................................................................S-68
Accelerated Principal Distribution Amount.............................S-14, 48
Additional Balances........................................................S-8
Agreement..................................................................S-7
Alternative Principal Payment.........................................S-16, 50
Assignment Event..........................................................S-43
BIF   ....................................................................S-46
Book-Entry Certificates...................................................S-39
Business Day..........................................................S-48, 54
Cede  ....................................................................S-12
CEDEL ................................................................S-11, 41
CEDEL Participants........................................................S-41
Certificate Insurer.......................................................S-17
Certificate Owners....................................................S-11, 39
Certificate Principal Balance..........................................S-8, 39
Certificate Rate...................................................S-49, 8, 15
Certificateholder.........................................................S-65
Certificates............................................................S-1, 8
Citibank..................................................................S-12
Closing Date.......................................................S-3, 16, 49
Code  ....................................................................S-62
Collection Account....................................................S-15, 45
Collection Period.....................................................S-15, 49
Combined Loan-to-Value Ratio..............................................S-10
Cooperative...............................................................S-41
Credit Limit..............................................................S-10
Credit Limit Utilization Rate.............................................S-28
Credit Line Agreements....................................................S-28
Cut-off Date............................................................S-1, 7
Cut-off Date Pool Balance..................................................S-8
Cut-off Date Principal Balance.............................................S-7
Definitive Certificate................................................S-39, 45
Depositor..................................................................S-7
Determination Date....................................................S-19, 46
Dissolution Distribution Date.............................................S-52
Distribution Date..................................................S-1, 15, 48
Draw Period...............................................................S-29
DTC   ............................................................S-11, 39, 41
Due Date..................................................................S-11
Eligible Account..........................................................S-46
Eligible Substitute Mortgage Loan.........................................S-44
ERISA ................................................................S-21, 66
Euroclear.................................................................S-11
Euroclear Operator........................................................S-41
Euroclear Participants....................................................S-41
European Depositaries.................................................S-12, 39

Events of Servicing Termination.........................................S-59
Financial Intermediary..................................................S-40
Fixed Allocation Percentage.............................................S-15
Guaranteed Distributions............................................S-17, 53
Guaranteed Principal Distribution Amount............................S-18, 53
Index Rate..............................................................S-29
Insurance Agreement.................................................S-17, 52
Interest Collections................................................S-47, 12
Interest Period.....................................................S-16, 49
Invested Amount.........................................................S-39
Investor Fixed Allocation Percentage....................................S-15
Investor Floating Allocation Percentage.............................S-13, 47
Investor Interest Collections.......................................S-13, 47
Investor Loss Amount................................................S-49, 14
Investor Principal Collections......................................S-15, 47
IRS   ..................................................................S-52
LIBOR ..................................................................S-15
LIBOR Business Day......................................................S-50
Liquidated Mortgage Loan................................................S-49
Liquidation Loss Amount.............................................S-14, 49
Liquidation Proceeds....................................................S-47
Loan Rate...........................................................S-10, 29
Managed Amortization Period.........................................S-16, 50
Margin..................................................................S-29
Maximum Principal Payment...........................................S-16, 50
Maximum Rate............................................................S-29
Minimum Transferor Interest..........................................S-9, 45
Money Rates.........................................................S-11, 29
Morgan Stanley...........................................................S-2
Mortgage Files..........................................................S-43
Mortgage Loan Schedule...........................................S-9, 43, 45
Mortgage Loans........................................................S-7, 1
Mortgaged Properties.....................................................S-7
Net Liquidation Proceeds............................................S-13, 47
OID   ..................................................................S-63
OID Regulations.........................................................S-63
Order ..................................................................S-53
Original Certificate Principal Balance...............................S-8, 39
Original Invested Amount.............................................S-8, 39
Overcollateralization Amount............................................S-14
Paying Agent............................................................S-51
Percentage Interest.....................................................S-11
Plan  ..............................................................S-10, 66
Policy................................................................S-2, 7
Pool Balance.........................................................S-8, 47
Principal Balance........................................................S-8
Principal Collections...............................................S-13, 47
Purchase Agreement......................................................S-10
Rating Agency........................................................S-21-69
Receipt.................................................................S-53

Received................................................................S-53
Record Date.............................................................S-48
Reference Bank Rate.....................................................S-50
Related Documents.......................................................S-43
Relevant Depositary.....................................................S-39
Repayment Period........................................................S-29
Required Overcollateralization Amount...................................S-49
Restricted Group........................................................S-67
Rules ..................................................................S-40
SAIF  ..................................................................S-46
Scheduled Principal Collections Distribution Amount.....................S-50
Seller...................................................................S-7
Servicing Fee Rate......................................................S-57
SMMEA ..........................................................S-21, 67, 68
Spread Account......................................................S-18, 53
Tax Counsel.............................................................S-63
Telerate Screen Page 3750...............................................S-50
Terms and Conditions....................................................S-42
Transfer Date...........................................................S-45
Transfer Deficiency.....................................................S-44
Transfer Deposit Amount.................................................S-44
Transferor...............................................................S-8
Transferor Interest...............................................S-1, 8, 39
Transferor Principal Collections....................................S-15, 47
Trust ...............................................................S-7, 20
Trustee.................................................................S-74
Underwriter..............................................................S-2
Underwriting Agreement..................................................S-68
U.S. Person.............................................................S-76

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURE

         Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Backed Certificates issues.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8

(Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                      VERSION #2

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. SUBJECT TO COMPLETION, DATED JANUARY 14, 1997
PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 199__)

                                  $___________
                                 (Approximate)

                         HOME EQUITY LOAN TRUST 199___
        $___________ HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 199_-_ $__________ HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199_-_

                       Morgan Stanley ABS Capital I Inc.
                                   Depositor
                        [_____________________________]
                                Master Servicer

         The Home Equity Loan Trust 199__ (the "Trust Fund") will be formed pursuant to a trust agreement to be dated as of ______, 199_ (the "Trust Agreement") and entered into by Morgan Stanley ABS Capital I Inc. (the "Depositor"), ________________ and _____________, as owner trustee (the "Owner
Trustee"). The Trust Fund will issue $___________ aggregate principal amount of Home Equity Loan Asset Backed Notes (the "Notes"). The Notes will be issued pursuant to an indenture to be dated as of __________ __, 199_ (the "Indenture"), between the Trust Fund and ____________, as indenture trustee (the "Indenture Trustee"). The Trust Fund will also issue $____________ aggregate principal amount of Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Certificates" and, together with the Notes, the "Securities"). See "Index of Defined Terms" on Page S-__ of this Prospectus Supplement and on Page 135 of the Prospectus for the location of the definitions of certain capitalized terms.

         The property of the Trust Fund will include a pool of [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by first, second and third mortgages or deeds of trust on one- to four-family residential properties. [In addition, the Securities will have the benefit of an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy") issued by ______________ (the "Certificate Insurer") covering [describe].]

         Distributions of principal and interest on the Notes will be made on the _________ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each a "Distribution Date"), commencing on ________, 199_ to the extent described under "Summary of Terms--Description of the Securities" and "Description of the Securities" herein. Interest will accrue on the Notes at a rate (the "Note Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to [LIBOR] (as defined herein) plus ___% per annum] [___% per annum] thereafter.

         The Certificates will represent fractional undivided interests in the Trust Fund. Distribution of principal and interest on the Certificates will be made on each Distribution Date to the extent described herein. Interest will accrue on the Certificates at a rate (the "Pass-Through Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to [LIBOR] plus ___% per annum] [___% per annum] thereafter.

         Payments of interest and principal on the Notes will have equal priority with payments of principal and interest (and will be made pro rata) on the Certificates.

         There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "Risk Factors" herein.
                                                   (continued on following page)

      PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
            "RISK FACTORS" ON PAGE S-__ HEREIN AND ON PAGE 21 IN THE
                            ACCOMPANYING PROSPECTUS.

                             ----------------------

       THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST
            ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF
             THE DEPOSITOR, OWNER TRUSTEE, INDENTURE TRUSTEE OR ANY
                AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED
                   HEREIN.  THE SECURITIES ARE NOT INSURED OR
                     GUARANTEED BY ANY GOVERNMENTAL AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                     SUPPLEMENT.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

         The Securities offered hereby will be purchased by Morgan Stanley & Co. Incorporated ("Morgan Stanley") from the Depositor and will, in each case, be offered by Morgan Stanley from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Notes are expected to be $_____________ and from the sale of the Certificates are expected to be $__________ before deducting expenses payable by the Depositor of $_______. The Securities are offered subject to prior sale and subject to Morgan Stanley's right to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form through the facilities of The Depository Trust Company, [Cedel, S.A. and the Euroclear System] on or about _______, 199_.


                             ----------------------

                              MORGAN STANLEY & CO.
                                  Incorporated

_______________, 199_

                             ----------------------

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct at any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since that date.

                             ----------------------

         Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.


         This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus of the Depositor dated __________, 199___ (the "Prospectus") and purchaser are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at __________, telephone: __________, facsimile number: ________, attention: ___________.

                               TABLE OF CONTENTS

                                                                                                                        Page
                                                        PROSPECTUS SUPPLEMENT
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
The Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
The [Letter of Credit][Surety Bond] Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
The Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
The Home Equity Loan Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Description Of The Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Principal Balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Geographic Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Combined Loan-To-Value Ration(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Property Type . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Lien Priority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Loan Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Credit Limit Utilization Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Credit Limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Maximum Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Months Remaining To Scheduled Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Origination Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Delinquency Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Maturity and Prepayment Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Description Of The Master Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Description Of The Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
The Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
The Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
The Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
The Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Use Of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
State Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Legal Investment Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Index Of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51


                                                              PROSPECTUS
Prospectus Supplement or Current Report on Form 8-K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Risk Factors .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
The Depositor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Description of the Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Yield and Prepayment Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
The Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Certain Legal Aspects of the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
State Tax Considerations . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
ERISA Considerations . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
Legal Investment . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
Method of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
Rating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
Index of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135


                                SUMMARY OF TERMS

The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on page S-__ of this Prospectus Supplement and on page 135 of the Prospectus for the location of the definition of certain capitalized terms.

Title of Securities . . . . . . . . . . . . . . . Home Equity Loan Asset
                                                  Backed Notes, Series
                                                  199__-__(the "Notes") and
                                                  Home Equity Loan Asset Backed
                                                  Certificates, Series 199__-__
                                                  (the "Certificates" and,
                                                  together with the Notes, the
                                                  "Securities").

Securities Offered  . . . . . . . . . . . . . . . All of the Securities,
                                                  including the Class ___,
                                                  Class __ and Class __ Notes
                                                  and the Class __, Class __
                                                  and Class __ Certificates.
                                                  Each Security represents the
                                                  right to receive payments of
                                                  interest at the variable rate
                                                  described below, payable
                                                  monthly, and payments of
                                                  principal at such time and to
                                                  the extent provided below.

Trust Fund  . . . . . . . . . . . . . . . . . . . Home Equity Loan Trust
                                                  199_-_       (the "Trust
                                                  Fund"), a Delaware business
                                                  trust established pursuant to
                                                  the Trust Agreement (as
                                                  defined herein), dated as of
                                                  ___, 199_ (the "Cut-off
                                                  Date").  The property of the
                                                  Trust will include: a pool of
                                                  [adjustable rate] home equity
                                                  revolving credit line loans
                                                  made or to be made in the
                                                  future (the "Mortgage
                                                  Loans"), under certain home
                                                  equity revolving credit line
                                                  loan agreements (the "Credit
                                                  Line Agreements") and secured
                                                  by first, second and third
                                                  liens on one- to four-family
                                                  residential properties that
                                                  are one- to four-family
                                                  properties (the "Mortgaged
                                                  Properties"); the collections
                                                  in respect of the Mortgage
                                                  Loans received after the
                                                  Cut-off Date (exclusive of
                                                  payments in respect of
                                                  accrued interest due on or
                                                  prior to the Cut-off Date or
                                                  due in the month of
                                                  _____________); property that
                                                  secured a Mortgage Loan which
                                                  has been acquired by
                                                  foreclosure or deed in lieu
                                                  of foreclosure; [an
                                                  irrevocable and unconditional
                                                  limited financial guaranty
                                                  insurance policy (the
                                                  "Policy")]; an assignment of
                                                  the Depositor's rights under
                                                  the Purchase Agreement (as
                                                  defined herein); rights under
                                                  certain hazard insurance
                                                  policies covering the
                                                  Mortgaged Properties; and
                                                  certain other property, as
                                                  described more fully under
                                                  "The Trust Fund" herein.

                                                  The Trust Fund will include
                                                  the unpaid principal balance
                                                  of each Mortgage Loan as of
                                                  the Cut-off Date (the "Cut-off
                                                  Date Principal Balance") plus
                                                  any additions thereto as a
                                                  result of new advances made
                                                  pursuant to the applicable
                                                  Credit Line Agreement
                                                  (the "Additional Balances")
                                                  during the life of the
                                                  Trust Fund. With respect to
                                                  any date, the "Pool
                                                  Balance" will be equal to the
                                                  aggregate of the
                                                  Principal Balances of all
                                                  Mortgage Loans as of such
                                                  date.  The "Principal Balance"
                                                  of a Loan (other than a
                                                  Liquidated Loan) on any day is
                                                  equal to its Cut-off Date
                                                  Principal Balance, plus (i)
                                                  any Additional Balances in
                                                  respect of such Mortgage Loan
                                                  minus (ii) all collections
                                                  credited against the Principal
                                                  Balance of such Mortgage Loan
                                                  in accordance with the
                                                  related Credit Line Agreement
                                                  prior to such day. The
                                                  Principal Balance of a
                                                  Liquidated Loan after the
                                                  final recovery of related
                                                  Liquidation Proceeds shall be
                                                  zero.

Indenture . . . . . . . . . . . . . . . . . . . . The Notes will be issued pursuant to an indenture
                                                  dated as of _________, 199_
                                                  (the "Indenture") between the
                                                  Trust Fund and the Indenture
                                                  Trustee.  The Indenture
                                                  Trustee will allocate
                                                  distributions of principal
                                                  and interest to holders of
                                                  the Notes (the "Noteholders")
                                                  in accordance with the
                                                  Indenture.

Trust Agreement . . . . . . . . . . . . . . . . . Pursuant to a trust agreement dated as of
                                                  _______, 199___ (the "Trust
                                                  Agreement"), among the
                                                  Depositor, ________ and the
                                                  Owner Trustee, the Trust Fund
                                                  will issue the Certificates
                                                  in an initial aggregate
                                                  amount of $__________.  The
                                                  Certificates will represent
                                                  fractional undivided
                                                  interests in the Trust Fund.

Depositor . . . . . . . . . . . . . . . . . . . . Morgan Stanley ABS
                                                  Capital I Inc., a Delaware
                                                  corporation and a direct
                                                  wholly-owned subsidiary of
                                                  the Morgan Stanley Group Inc.

Master Servicer   . . . . . . . . . . . . . . . . [________________________].
                                                  The Master Servicer will
                                                  service the Mortgage Loans
                                                  pursuant to a Master
                                                  Servicing Agreement dated
                                                  _________, 199__ between the
                                                  Issuer and the Master
                                                  Servicer.

Indenture Trustee . . . . . . . . . . . . . . . . _______________ (the
                                                  "Indenture Trustee").

Owner Trustee . . . . . . . . . . . . . . . . . . _______________ (the
                                                  "Owner Trustee").

Cut-off Date  . . . . . . . . . . . . . . . . . . ____________, 199__.

Closing Date  . . . . . . . . . . . . . . . . . . On or about __________
                                                  __, 199__.

Determination Date  . . . . . . . . . . . . . . . The ___ business day, but no later than the
                                                  ___ calendar day, of
                                                  each month (the
                                                  "Determination Date").

The Mortgage Loans  . . . . . . . . . . . . . . . The Mortgage Loans are
                                                  secured by first, second and
                                                  third liens on Mortgaged
                                                  Properties.  The Mortgage
                                                  Loans were originated or
                                                  acquired in the normal course
                                                  of its business by
                                                  [_____________] (in such
                                                  capacity, the "Seller").  On
                                                  the Closing Date,
                                                  [_____________] will sell the
                                                  Mortgage Loans to the
                                                  Depositor, pursuant to a
                                                  purchase agreement (the
                                                  "Purchase Agreement").  The
                                                  aggregate Principal Balance
                                                  of the Mortgage loans as of
                                                  the Cut-off Date is
                                                  $___________ (the "Cut-off
                                                  Date Pool Principal
                                                  Balance").

                                                  The percentage of the Cut-off
                                                  Date Principal Balance of the
                                                  Mortgage Loans secured
                                                  primarily by Mortgaged
                                                  Properties located in the
                                                  states of [__________,
                                                  _________, _________,
                                                  _______, ______ and ________]
                                                  is approximately ____%,
                                                  ____%, ____%, ____%, ____%
                                                  and ____%, respectively.  The
                                                  "Combined Loan-to-Value
                                                  Ratio" of each Mortgage Loan
                                                  is the ratio of (A) the sum
                                                  of (i) the maximum amount the
                                                  borrower was permitted to
                                                  draw down under the related
                                                  Credit Line Agreement (the
                                                  "Credit Limit") and (ii) the
                                                  amounts of any related senior
                                                  mortgage loans (computed as
                                                  of the date of origination of
                                                  each such Mortgage Loans) to
                                                  (B) the lesser of (i) the
                                                  appraised value of the
                                                  Mortgaged Property or (ii)
                                                  [in the case of a Mortgaged
                                                  Property purchased within one
                                                  year of the origination of
                                                  the related Mortgage Loan],
                                                  the purchase price of such
                                                  Mortgaged Property.  As of
                                                  the Cut-off Date the Combined
                                                  Loan-to-Value Ratios ranged
                                                  from ____% to ______% and, as
                                                  of the Cut-off Date, the
                                                  weighted average Combined
                                                  Loan-to-Value Ratio of the
                                                  Mortgage Loans was
                                                  approximately ____%.
                                                  Interest on each Mortgage
                                                  Loan is payable monthly and
                                                  computed on the related daily
                                                  outstanding Principal Balance
                                                  for each day in the billing
                                                  cycle at a variable rate per
                                                  annum (the "Loan Rate") equal
                                                  at any time (subject to
                                                  maximum rates, as described
                                                  herein under "Description of
                                                  the Mortgage Loans--Mortgage
                                                  Loan Terms," and further
                                                  subject to applicable usury
                                                  limitations) to the sum of
                                                  [(i) the highest prime rate
                                                  published in the "Money
                                                  Rates" section of The Wall
                                                  Street Journal] and (ii) a

                                                  Margin within the range of
                                                  ___% to ____%.  As of the
                                                  Cut-off Date, the weighted
                                                  average Margin was approxi-
                                                  mately ___%.  Loan Rates are
                                                  adjusted [monthly] on the
                                                  [first business day of the
                                                  calendar month] preceding the
                                                  Due Date.  As to each
                                                  Mortgage Loan, the "Due Date"
                                                  is the ___ day of each month.
                                                  The Cut-off Date Principal
                                                  Balances ranged from zero to
                                                  $____ and averaged
                                                  approximately $___.  Credit
                                                  Limits under the Mortgage
                                                  Loans as of the Cut-off Date
                                                  ranged from $___ to $___ and
                                                  averaged approximately $___ .
                                                  Each Mortgage Loan was
                                                  originated in the period from
                                                  __________ __, 19__ to
                                                  __________ __, 19__.  As of
                                                  the Cut-off Date, the maximum
                                                  Credit Limit Utilization Rate
                                                  (as defined herein) was
                                                  [100%] and the weighted
                                                  average Credit Limit
                                                  Utilization Rate was
                                                  approximately ____%.  As of
                                                  the Cut-off Date,
                                                  approximately ____% by
                                                  Cut-off Date Principal
                                                  Balance of the Mortgage Loans
                                                  represented first liens on
                                                  the related Mortgaged
                                                  Properties, approximately
                                                  ____% of the Mortgage Loans
                                                  represented second liens and
                                                  approximately __% of the
                                                  Mortgage Loans represented
                                                  third liens.  As of the
                                                  Cut-off Date, the Mortgage
                                                  Loans had remaining terms to
                                                  scheduled maturity ranging
                                                  from ___ months to ____
                                                  months and had a weighted
                                                  average of approximately ___
                                                  months.  See "The Home Equity
                                                  Loan Program" and
                                                  "Description of the Mortgage
                                                  Loans" herein.

Distribution Date . . . . . . . . . . . . . . . . The ____ day of each month or, if such day is not
                                                  a Business Day, the next
                                                  succeeding Business Day,
                                                  commencing with _______,
                                                  199_.  A "Business Day" is
                                                  any day other than a Saturday
                                                  or Sunday or another day on
                                                  which banking institutions in
                                                  New York, New York [and
                                                  ____________] are authorized
                                                  or obligated by law,
                                                  regulations or executive
                                                  order to be closed.

Final Scheduled
    Distribution Dates  . . . . . . . . . . . . . With respect to the Class
                                                  ___ Certificates,
                                                  _____________.  To the extent
                                                  not previously paid, the
                                                  principal balance (the
                                                  "Security Principal Balance")
                                                  of the Notes will be due on
                                                  the Distribution Date in
                                                  _______, 199_.  Failure to
                                                  pay the full principal
                                                  balance of Notes on or before
                                                  the applicable final
                                                  scheduled payment dates
                                                  constitutes an Event of
                                                  Default under the Indenture.

Record Date . . . . . . . . . . . . . . . . . . . The last day preceding a
                                                  Distribution Date or, if the
                                                  Securities are no longer
                                                  Book-Entry Securities, the
                                                  last day of the month
                                                  preceding a Distribution
                                                  Date.

Collections . . . . . . . . . . . . . . . . . . . All collections on the
                                                  Mortgage Loans will be
                                                  allocated by the Master
                                                  Servicer in accordance with
                                                  the Loan Agreements between
                                                  amounts collected in respect
                                                  of interest ("Interest
                                                  Collections") and amounts
                                                  collected in respect of
                                                  principal ("Principal
                                                  Collections" and collectively
                                                  with Interest Collections,
                                                  the "Collections").  The
                                                  Master Servicer will
                                                  generally deposit Collections
                                                  distributable to the Holders
                                                  in an account established for
                                                  such purpose under the
                                                  Servicing Agreement (the
                                                  "Collection Account").  See
                                                  "Description of the Master
                                                  Servicing
                                                  Agreement--Allocations and
                                                  Collections" herein and "The
                                                  Agreements--Payments on
                                                  Loans; Deposits to Security
                                                  Account" and "--Collection
                                                  Procedures" in the
                                                  Prospectus.

Description of the Securities . . . . . . . . . .

    A.  Distributions . . . . . . . . . . . . . . On each Distribution
                                                  Date, collections on the
                                                  Mortgage Loans will be
                                                  applied in the following
                                                  order of priority:

                                                  (i)    [to the Master
                                                  Servicer, the Servicing Fee];

                                                  (ii)   as payment for the
                                                  accrued interest due and any
                                                  overdue accrued interest (with
                                                  interest thereon) on the
                                                  respective Security Principal
                                                  of the Notes and the
                                                  Certificates;

                                                  (iii)  as principal on the
                                                  Securities, the excess of
                                                  Principal Collections over
                                                  Additional Balances created
                                                  during the preceding
                                                  Collection Period, such
                                                  amount to be allocated
                                                  between the Notes and
                                                  Certificates, pro rata, based
                                                  on their respective Security
                                                  Principal Balances;

                                                  (iv)   as principal on the
                                                  Securities, as payment for any
                                                  Liquidation Loss Amounts on
                                                  the Mortgage Loans;

                                                  (v)    as payment for the
                                                  premium on the Policy;

                                                  (vi)   to reimburse prior
                                                  draws made on the Policy; and

                                                  (vii)  any remaining amounts
                                                  to the Seller.

                                                  As to any Distribution Date,
                                                  the "Collection Period" is the
                                                  calendar month preceding the
                                                  month of such Distribution
                                                  Date.  "Liquidation Loss
                                                  Amount" means
                                                  with respect to any Liquidated
                                                  Mortgage Loan, the unrecovered
                                                  Principal Balance thereof at
                                                  the end of the related
                                                  Collection Period in which
                                                  such Mortgage Loan became a
                                                  Liquidated Mortgage Loan
                                                  after giving effect to the
                                                  Net Liquidation Proceeds
                                                  received in connection
                                                  therewith.

    B.  Note Rate . . . . . . . . . . . . . . .   Interest will accrue on the
                                                  unpaid Security Principal
                                                  Balance of the Notes at the
                                                  per annum rate (the "Note
                                                  Rate") equal to ___% per
                                                  annum from the Closing Date
                                                  to the first Distribution
                                                  Date and thereafter interest
                                                  will accrue on the Notes from
                                                  and including the preceding
                                                  Distribution Date to but
                                                  excluding such current
                                                  Distribution Date (each, an
                                                  "Interest Accrual Period") at
                                                  [a floating rate equal to
                                                  LIBOR (as defined herein)
                                                  plus ___%] [___%]. [Interest
                                                  will be calculated on the
                                                  basis of the actual number of
                                                  days in each Interest Accrual
                                                  Period divided by 360.]  A
                                                  failure to pay interest on
                                                  any Notes on any Distribution
                                                  Date that continues for
                                                  [five] days constitutes an
                                                  Event of Default under the
                                                  Indenture.

    C.  Pass-Through Rate . . . . . . . . . . .   Interest will accrue on the
                                                  unpaid Principal Balance of
                                                  the Certificates at the per
                                                  annum rate (the "Pass-Through
                                                  Rate") equal to ___% per
                                                  annum from the Closing Date to
                                                  the first Distribution Date
                                                  and thereafter interest will
                                                  accrue on the Certificates
                                                  for each Interest Accrual
                                                  Period at [a floating rate
                                                  equal to LIBOR (as defined
                                                  herein) plus ___%] [___%].
                                                  [Interest will be calculated
                                                  on the basis of the actual
                                                  number of days in each
                                                  Interest Accrual Period
                                                  divided by 360.]  A failure
                                                  to pay interest on any
                                                  Certificates on any
                                                  Distribution Date that
                                                  continues for five days
                                                  constitutes an Event of
                                                  Default under the Trust
                                                  Agreement.

    D.  Form and Registration . . . . . . . . . . The Securities will initially be delivered in book-entry
                                                  form ("Book-Entry
                                                  Securities"). Holders of such
                                                  Securities may elect to hold
                                                  their interests through The
                                                  Depository Trust Company
                                                  ("DTC"), [in the United
                                                  States, or Centrale de
                                                  Livraison de Valeurs
                                                  Mobilieres S.A. or the
                                                  Euroclear System
                                                  ("Euroclear"), in Europe].
                                                  Transfers within DTC [, Cedel
                                                  or Euroclear, as the case may
                                                  be,] will be in accordance
                                                  with the usual rules and
                                                  operating procedures of the
                                                  relevant system.  So long as
                                                  the Securities are Book-Entry
                                                  Securities, such Securities
                                                  will be evidenced by one or
                                                  more securities registered in
                                                  the name of Cede & Co.
                                                  ("Cede"), as the nominee of
                                                  DTC [or one of the relevant
                                                  depositaries

                                                  (collectively, the "European
                                                  Depositaries")].
                                                  Cross-market transfers
                                                  between persons holding
                                                  directly or indirectly
                                                  through DTC[, on the one
                                                  hand, and counterparties
                                                  holding directly or
                                                  indirectly through Cedel or
                                                  Euroclear, on the other,]
                                                  will be effected in DTC
                                                  through Citibank N.A.
                                                  ("Citibank") or The Chase
                                                  Manhattan Bank ("Chase") the
                                                  relevant depositaries of
                                                  Cedel and Euroclear,
                                                  respectively, and each a
                                                  participating member of DTC.
                                                  The Securities will initially
                                                  be registered in the name of
                                                  Cede.  The interests of such
                                                  Holders will be represented
                                                  by book entries on the
                                                  records of DTC and
                                                  participating members
                                                  thereof.  No Holder of a
                                                  Security will be entitled to
                                                  receive a definitive note
                                                  representing such person's
                                                  interest, except in the event
                                                  that Securities in fully
                                                  registered, certificated form
                                                  ("Definitive Securities") are
                                                  issued under the limited
                                                  circumstances described in
                                                  "Description of the
                                                  Securities--Book-Entry
                                                  Registration of Securities"
                                                  in the Prospectus.  All
                                                  references in this Prospectus
                                                  Supplement to Securities
                                                  reflect the rights of Holders
                                                  of such Notes only as such
                                                  rights may be exercised
                                                  through DTC and its
                                                  participating organizations
                                                  for so long as such
                                                  Securities are held by DTC.
                                                  See "Risk Factors--Book-Entry
                                                  Securities" herein and "Risk
                                                  Factors--Book-Entry
                                                  Registration" in the
                                                  Prospectus.

    E.  Denominations . . . . . . . . . . . . . . The Securities will be issued in minimum denominations of
                                                  $[1,000] and integral
                                                  multiples of $[1] in excess
                                                  thereof.

[Final Payment of Principal;
    Termination . . . . . . . . . . . . . . . . . The Trust Fund will terminate on the Distribution
                                                  Date following the earlier of
                                                  (i) _________________________
                                                  and (ii) the final payment or
                                                  other liquidation of the last
                                                  Mortgage Loan in the Trust
                                                  Fund.  The Mortgage Loans
                                                  will be subject to optional
                                                  repurchase by the Master
                                                  Servicer on any Distribution
                                                  Date after the Principal
                                                  Balance is reduced to an
                                                  amount less than or equal to
                                                  $_____ (____% of the initial
                                                  Principal Balance). The
                                                  repurchase price will be
                                                  equal to the sum of the
                                                  outstanding Principal Balance
                                                  and accrued and unpaid
                                                  interest thereon at the
                                                  weighted average of the Loan
                                                  Rates through the day
                                                  preceding the final
                                                  Distribution Date.  See
                                                  "Description of the
                                                  Securities--Optional
                                                  Termination" herein and "The
                                                  Agreements--Termination;
                                                  Optional Termination" in the
                                                  Prospectus.

[Letter of Credit]
    [Surety Bond]
     Issuer . . . . . . . . . . . . . . . . . . . _________________ (the
                                                  "[Letter of Credit]
                                                  [Surety Bond] Issuer").  See
                                                  "The [Letter of Credit]
                                                  [Surety Bond] Issuer" herein.
[Letter of Credit]
    [Surety Bond] . . . . . . . . . . . . . . . . On the Closing Date, the
                                                  [Letter of Credit] [Surety
                                                  Bond] Issuer will issue a
                                                  [letter of credit] [surety
                                                  bond] (the "[Letter of
                                                  Credit] [Surety Bond]") in
                                                  favor of the Owner Trustee on
                                                  behalf of the Trust Fund. In
                                                  the event that, on any
                                                  Distribution Date, available
                                                  amounts on deposit in the
                                                  Collection Account with
                                                  respect to the preceding
                                                  Collection Period are
                                                  insufficient to provide for
                                                  the payment of the amount
                                                  required to be distributed to
                                                  the Holders and the Master
                                                  Servicer on such Distribution
                                                  Date, the Trustee will draw
                                                  on the [Letter of Credit]
                                                  [Surety Bond], to the extent
                                                  of the [Letter of Credit]
                                                  [Surety Bond] Amount for such
                                                  Distribution Date, in an
                                                  amount equal to such
                                                  deficiency.  See "Description
                                                  of the Securities--
                                                  Distributions" herein and
                                                  "Credit Enhancement" in the
                                                  Prospectus.

[[Letter of Credit]
    [Surety Bond]
     Amount . . . . . . . . . . . . . . . . . . . The amount available under the [Letter of Credit]
                                                  [Surety Bond] (the "[Letter
                                                  of Credit] [Surety Bond]
                                                  Amount") for the initial
                                                  Distribution Date will be
                                                  $______.  For each
                                                  Distribution Date thereafter,
                                                  the [Letter of Credit]
                                                  [Surety Bond] Amount will
                                                  equal the lesser of (i)___ %
                                                  of the Pool Balance as of the
                                                  first day of the preceding
                                                  Collection Period (after
                                                  giving effect to any amounts
                                                  distributed with respect to
                                                  principal of the Mortgage
                                                  Loans on the Distribution
                                                  Date occurring in such
                                                  preceding Collection Period)
                                                  and (ii) the [Letter of
                                                  Credit] [Surety Bond] Amount
                                                  as of the first day of the
                                                  preceding Collection Period,
                                                  minus any amounts drawn under
                                                  the [Letter of Credit]
                                                  [Surety Bond] during such
                                                  preceding Collection Period,
                                                  plus any amounts paid to the
                                                  [Letter of Credit] [Surety
                                                  Bond] Issuer on the
                                                  Distribution Date occurring
                                                  in such preceding Collection
                                                  Period up to the amount of
                                                  any previous draws on the
                                                  [Letter of Credit] [Surety
                                                  Bond].]

Federal Income Tax
    Consequences  . . . . . . . . . . . . . . . . [_____________], special counsel to the Depositor
                                                  ("Tax Counsel"), is of the
                                                  opinion that the Trust Fund
                                                  will not be an association
                                                  (or a publicly traded
                                                  partnership) taxable as a
                                                  corporation for federal income
                                                  tax purposes.  The Trust Fund
                                                  will agree, and the
                                                  Noteholders will agree by
                                                  their purchase of the Notes,
                                                  to treat the Notes as debt
                                                  for federal income tax
                                                  purposes.  Based on the
                                                  application of existing law
                                                  to the facts as set forth in
                                                  the Agreement and other
                                                  relevant documents and
                                                  assuming compliance with the
                                                  terms of the Agreement as in
                                                  effect on the date of
                                                  issuance of the Notes and
                                                  Certificates, Tax Counsel is
                                                  of the opinion that the Notes
                                                  will be treated as debt
                                                  instruments for federal
                                                  income tax purposes as of
                                                  such date.

                                                  It is not anticipated that
                                                  the Notes will be issued with
                                                  original issue discount
                                                  ("OID").  The stated interest
                                                  thereon will be taxable to a
                                                  Noteholder as ordinary
                                                  interest income when received
                                                  or accrued in accordance with
                                                  such Noteholder's method of
                                                  tax accounting.

                                                  The Trust Fund and the Master
                                                  Servicer will agree, and the
                                                  Certificateholders will agree
                                                  by their purchase of
                                                  Certificates, to treat the
                                                  Trust Fund as a partnership
                                                  for purposes of federal and
                                                  state income tax, franchise
                                                  tax and any other tax
                                                  measured in whole in part by
                                                  income, with the assets of
                                                  the partnership being the
                                                  assets held by the Trust
                                                  Fund, the partners of the
                                                  partnership being the
                                                  Certificateholders, and the
                                                  Notes being debt of the
                                                  partnership.  However, the
                                                  proper characterization of
                                                  the arrangement involving the
                                                  Trust Fund, the Certificates,
                                                  the Notes, the Trust Fund and
                                                  the Master Servicer is not
                                                  clear because there is no
                                                  authority on transactions
                                                  closely comparable to that
                                                  contemplated herein.  See
                                                  "Federal Income Tax
                                                  Consequences" and "State Tax
                                                  Consequences" herein and
                                                  "Federal Income Tax
                                                  Consequences" and "State Tax
                                                  Considerations" in the
                                                  Prospectus concerning the
                                                  application of federal, state
                                                  and local tax laws.

ERISA Considerations  . . . . . . . . . . . . . . Generally, plans that are subject to the requirements
                                                  of ERISA and the Code are
                                                  permitted to purchase
                                                  instruments that are similar
                                                  to the Notes that are debt
                                                  under applicable state law
                                                  and have no "substantial
                                                  equity features" without
                                                  reference to the prohibited
                                                  transaction requirements of
                                                  ERISA and the Code.  In the
                                                  opinion of ERISA Counsel (as
                                                  defined herein), the Notes
                                                  will be classified as
                                                  indebtedness without
                                                  substantial equity features
                                                  for ERISA purposes.  However,
                                                  if the Notes are deemed to be
                                                  equity
                                                  interests and no statutory,
                                                  regulatory or administrative
                                                  exemption applies, the Trust
                                                  Fund will hold plan assets
                                                  by reason of a Plan's
                                                  investment in the Notes.
                                                  Accordingly, any Plan
                                                  fiduciary considering whether
                                                  to purchase the Notes on
                                                  behalf of a Plan should
                                                  consult with its counsel
                                                  regarding the applicability
                                                  of the provisions of ERISA
                                                  and the Code and the
                                                  availability of any
                                                  exemptions.  Under current
                                                  law the purchase and holding
                                                  of the Certificates by or on
                                                  behalf of any employee
                                                  benefit plan (a "Plan")
                                                  subject to the fiduciary
                                                  responsibility provisions of
                                                  the Employee Retirement
                                                  Income Security Act of 1974,
                                                  as amended ("ERISA"), may
                                                  result in a "prohibited
                                                  transaction" within the
                                                  meaning of ERISA and the Code
                                                  or other violation of the
                                                  fiduciary responsibility
                                                  provisions of ERISA and
                                                  Section 4975 of the Code.
                                                  [Consequently, Certificates
                                                  may not be transferred to a
                                                  proposed transferee that is a
                                                  Plan subject to ERISA or that
                                                  is described in Section
                                                  4975(e)(1) of the Code, or a
                                                  person acting on behalf of
                                                  any such Plan or using the
                                                  assets of such plan unless
                                                  the Owner Trustee and the
                                                  Depositor receive the opinion
                                                  of counsel reasonably
                                                  satisfactory to the Owner
                                                  Trustee and the Depositor to
                                                  the effect that the purchase
                                                  and holding of such
                                                  Certificate will not result
                                                  in the assets of the Trust
                                                  Fund being deemed to be "plan
                                                  assets" for ERISA purposes
                                                  and will not be a prohibited
                                                  transaction under ERISA or
                                                  Section 4975 of the Code.]
                                                  See "ERISA Considerations"
                                                  herein and in the Prospectus.

Legal Investment  . . . . . . . . . . . . . . . . The Securities will not constitute "mortgage related
                                                  securities" for purposes of
                                                  the Secondary Mortgage Market
                                                  Enhancement Act of 1984
                                                  ("SMMEA"), because some of
                                                  the Mortgages securing the
                                                  Mortgage Loans are not first
                                                  mortgages.  Accordingly, many
                                                  institutions with  legal
                                                  authority to invest in
                                                  comparably rated securities
                                                  based solely on first
                                                  mortgages may not be legally
                                                  authorized to invest in the
                                                  Certificates.  See "Legal
                                                  Investment Considerations"
                                                  herein and "Legal Investment"
                                                  in the Prospectus.

Rating  . . . . . . . . . . . . . . . . . . . . . It is a condition to the issuance of the Securities
                                                  that they be rated _________
                                                  by at least ____ nationally
                                                  recognized statistical rating
                                                  organizations (each a "Rating
                                                  Agency").  In general, ratings
                                                  address credit risk and do not
                                                  address the likelihood of
                                                  prepayments. A security rating
                                                  is not a recommendation to
                                                  buy, sell or hold securities.

Risk Factors  . . . . . . . . . . . . . . . . . . For a discussion of certain risks associated with an
                                                  investment in the Securities,
                                                  see "Risk Factors" on page
                                                  S-__ herein and on page 21
                                                  in the Prospectus.

                                  RISK FACTORS
       [Description will depend on the particulars of the Mortgage Loans]

         Investors should consider the following risks in connection with the purchase of the Securities.

BOOK-ENTRY SECURITIES

         Consequences of Owning Book-Entry Securities. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

         Since transactions in the Securities can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Security Owner to pledge a Security to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical security representing the Securities.

         Security Owners may experience some delay in their receipt of distributions of interest and principal on the Securities since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Security Owners either directly or indirectly through indirect participants. Security Owners will not be recognized as Securityholders as such term is used in the Agreement and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

CASH FLOW CONSIDERATIONS AND RISKS

         Minimum monthly payments will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and corresponding delays in the receipt of related proceeds by Holders could occur if the [Letter of Credit] [Surety Bond] provider were unable to perform on its obligations under the [Letter of Credit] [Surety Bond]. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Holders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Holders could experience a loss if the [Letter of Credit] [Surety Bond] provider were unable to perform its obligations under the [Letter of Credit] [Surety Bond].]

PREPAYMENT CONSIDERATIONS AND RISKS

         Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Securities will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Securityholders.

         Certificate Rating. The rating of the Securities will depend primarily on an assessment by the Rating Agencies of the Loans and upon the claims-paying ability [Letter of Credit] [Surety Bond] provider. Any reduction in a rating assigned to the claims-paying ability of the [Letter of Credit][Surety Bond] provider below the rating initially given to the Securities may result in a reduction in the rating of the Securities. The rating by the Rating Agencies of the Securities is not a recommendation to purchase, hold or sell the Securities, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Securities do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

LEGAL CONSIDERATIONS--LIEN PRIORITY

         [The Mortgage Loans are secured by deeds of trust or mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan.] Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgage Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate [and the [Letter of Credit] [Surety Bond] provider is unable to perform its obligations under the [Letter of Credit] [Surety Bond] or if the coverage under the [Letter of Credit] [Surety Bond] is exhausted] the Trust Fund and, accordingly, the Holders, bear
(i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Loans" in the Prospectus.

LEGAL CONSIDERATIONS--SECURITY INTEREST

         Under the terms of the Purchase Agreement, so long as the long-term senior unsecured debt of [the Master Servicer] is rated at least "____" by ____ [and "________" by ______], the Master Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreements and the Related Documents or other evidence of indebtedness signed by the borrower, and the assignments of the related mortgages to the Trust Fund will not be required to be recorded. Failure to deliver the Related Documents to the Owner Trustee will have the result in most (if not all) of the states in which the Related Documents will be held, and failure to record the assignments of the related mortgages to the Owner Trustee will have the result in certain states in which the Mortgaged Properties are located, of making the sale of the Cut-off Date Principal Balances, Additional Balances and Related Documents potentially ineffective against (i) any creditors of the Master Servicer, who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of the [Master Servicer], or (ii) any purchaser of a Mortgage Loan who had no notice of the prior conveyance to the Trust Fund if such purchaser perfects his interest in the Mortgage Loan by taking possession of the Related Documents or other evidence of indebtedness or otherwise. In such event, the Trust Fund would be an unsecured creditor of the [Master Servicer].

BANKRUPTCY AND INSOLVENCY RISKS

         The sale of the Mortgage Loans from the Seller to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. The Seller will warrant that such transfer is either a sale of its interest in the Mortgage Loans or a grant of a first priority perfected security interest therein. In the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans. If the receiver decided to challenge such transfer, delays in payments of the Securities and possible reductions in the amount thereof could occur. The Depositor will warrant in the Trust Agreement that the transfer of its interest in the Mortgage Loans to the Trust Fund is a valid transfer and assignment of such interest.

         If a conservator, receiver or trustee were appointed for the Seller, or if certain other events relating to the bankruptcy or insolvency of the Seller were to occur, Additional Balances would not be transferred by the Seller to the Trust Fund. In such an event, an Event of Default under the Pooling and Servicing Agreement and Indenture would occur and the Owner Trustee would attempt to sell the Mortgage Loans (unless Holders holding Securities evidencing undivided interests aggregating at least 51% of each of the Security Principal Balance of the Notes and the Certificates instruct otherwise), thereby causing early payment of the Security Principal Balance of the Notes and the Certificates.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the applicable Trustee or the Holders from appointing a successor Master Servicer.

         [Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]

MASTER SERVICER'S ABILITY TO CHANGE THE TERMS OF THE MORTGAGE LOANS

         [The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Holders or the [Letter of Credit] [Surety Bond] provider, and
(ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Master Servicing Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.] Any such increase in the

Credit Limit of a Mortgage Loan would increase the Loan-to-Value Ratio of such Mortgage Loan and, accordingly, would increase the risk of the Trust Fund's investment in such Mortgage Loan. In addition, any reduction in the Margin of a Mortgage Loan would reduce the excess cash flow available to absorb losses.

DELINQUENT MORTGAGE LOANS

         The Trust Fund will include Mortgage Loans which are __ or fewer days delinquent. The Cut-off Date Principal Balance of such delinquent Mortgage Loans was $______________.]

         For a discussion of additional risks pertaining to the Securities, see "Risk Factors" in the Prospectus.

                                 THE TRUST FUND

GENERAL

         The Issuer, Home Equity Loan Trust 199_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust Fund and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The property of the Trust Fund will consist of: (i) each of the Mortgage Loans that are secured by first, second and third mortgages or deeds of trust on Mortgaged Properties; (ii) collections on the Mortgage Loans received after the Cut-off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure;
(iv) the Collection Account and the Distribution Account (excluding net earnings thereon); (v) the [Letter of Credit] [Surety Bond]; and (vi) an assignment of the Depositor's rights under the Purchase Agreement, including all rights of the Depositor to purchase Additional Balances.

         The Trust Fund's principal offices are in __________, Delaware, in care of ________________________, as Owner Trustee, at __________.

                  THE [LETTER OF CREDIT] [SURETY BOND] ISSUER

         The following information with respect to _________ ("_______") has been furnished by __________. Accordingly, none of the Issuer, the Depositor or the Master Servicer makes any representation as to the accuracy and completeness of such information.

[Description of Letter of Credit/Surety Issuer]

                              THE MASTER SERVICER

GENERAL

         [The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Master Servicing Agreement. The Master Servicer may perform any of its obligations under the Master Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

THE MASTER SERVICER

         ______________________ ("_______________") will act as Master Servicer for the Mortgage Loans pursuant to the Master Servicing Agreement.

         At ______________, 199_, _______________________ provided servicing for approximately $______ [billion] aggregate principal amount of first-lien mortgage loans, substantially all of which are being serviced for unaffiliated
persons.  At _____________, 199_, [                       ] provided servicing
for approximately $______ [million] aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

         The principal executive offices of _____________________ are located
at _________________.  Its telephone number is (    ) ___-________.

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a description of the underwriting procedures customarily employed by the Seller with respect to home equity loans. [Each revolving home equity line of credit is originated after a review by the Seller in accordance with its established underwriting procedures, which are intended to assess the applicant's ability to assume and repay such home equity lines of credit and the adequacy of the real property which serves as collateral for such home equity lines of credit. The maximum home equity line of credit provided by the Seller is $___________________________].

         Each applicant for a home equity line of credit is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity to justify making a home equity line of credit, the Seller will conduct a further credit investigation of the applicant. This investigation includes: [(i) obtaining and reviewing an independent credit bureau report on the credit history of the borrower in order to evaluate the borrower's ability to repay; (ii) obtaining a verification of employment from the applicant's employer; (iii) obtaining and reviewing pay stubs, income tax returns and/or W-2 forms in order to verify the applicant's income; and (iv) in the case of all home equity lines of credit originated with a Credit Limit in excess of $___________________ or with any Credit Limit, if originated after _______________, obtaining a drive-by appraised value (a "Drive-By Appraised Value") of the property to be mortgaged through an independent frontal exterior inspection and neighborhood observation (a "Drive-By Appraisal") of the property or, in the case of home equity lines of credit originated prior to _____________ in an amount of $__________________ or less, making an estimate of the value (the "Estimated Value") of the property to be mortgaged through, (a) in the case of home equity lines of credit originated for such properties located in the State of ___________________, the use of a formula that assumed that the then current value of the property was equal to the amount the applicant paid for the property together with appreciation of _____% of the purchase price for each year since the applicant purchased the property and (b) in the case of home equity lines of credit originated for such properties located in ________________________, a property tax bill which reflected a 100% assessment on the property].

         Although no complete title search of the property to be mortgaged is required, a bring-down to the date of origination of the home equity lines of credit of the complete title search obtained by the borrower at the time of his original purchase of the mortgaged property must be delivered.

         The Seller calculates the maximum amount of the loan that the customer may obtain by taking ____% (or, in the case of home equity lines of credit originated prior to ____________, ___%) of the Drive-By Appraised Value or Estimated Value, as the case may be, of the property and subtracting any outstanding senior mortgage balance. Financial insurance premiums and fees are not considered in the loan amount when making such computation.

         Applications for loans exceeding the maximum amount calculated in the preceding paragraph require regional manager approval. Overrides of other criteria may be authorized by branch managers up to their lending limits. Among the reasons that the Seller grants overrides are the existence of compensating balances of the borrower in accounts held by the Seller (which balances will not necessarily be available in the event of a default or delinquency of any Mortgage Loan in the Pool) and relationships between the borrower and the trust department of the Seller.

         No information is available with respect to the portion of the home equity lines of credit in the Seller's portfolio as to which overrides of underwriting criteria were granted.

SERVICING OF THE MORTGAGE LOANS

         [Centralized controls and standards have been established by the Master Servicer for the servicing and collection of home equity lines of credit. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance processing, collections and liquidations.

         The collection process is initiated ten days after the payment due date with the computer generation of a late notice. To make payment arrangements, a collector attempts to contact the borrower when the home equity line of credit is 15 to 30 days past due.

         During the period when an account is 45 to 60 days past due, a credit bureau report is obtained, homeowner's insurance is verified, the status of senior mortgages and property taxes is checked and a title search and "drive-by" appraisal are ordered.

         If arrangements have not been made to cure the delinquency within 60 days of the line becoming past due, drawing privileges are cancelled. The line is referred to outside counsel and is placed on a "non-accrual" status after 90 days of delinquency. All legal expenses are assessed to the account and become the responsibility of the borrower. When it is determined by the Master Servicer that there is no possibility of recovery from the mortgaged property or from other leviable assets or wage attachments, the line is charged-off.

         Reinstatement arrangements can be made up until the point of sale. Any foreclosures initiated on a junior mortgage are subject to the senior mortgage or mortgages and any outstanding property taxes. If the Servicer purchases the property through the foreclosure action, the account is transferred to the Master Servicer's REO Department which is maintained at ____________________. The REO Department is responsible for maintaining and marketing the property.

         The Master Servicer may not foreclose on the property securing a junior mortgage loan unless the Master Servicer forecloses subject to any senior mortgages, in which case the Master Servicer may pay the entire amount due on the senior mortgage to the senior mortgagees at or prior to the foreclosure sale. If a senior mortgage is in default after the Servicer has initiated its foreclosure action, the Master Servicer may advance funds to keep senior mortgages current until such time as the Master Servicer satisfies such senior mortgages. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Master Servicer's foreclosure action, the Master Servicer may either satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect the Trust Fund's interest in the related property.]

FORECLOSURE AND DELINQUENCY EXPERIENCE

          The following tables set forth the delinquency and loss experience for each of the periods shown for the Master Servicer's portfolio of home equity lines of credit. The Master Servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information in the tables below has not been adjusted to eliminate the effect of the growth in the size of the Master Servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.



                  DELINQUENCY STATUS AS OF ___________, 199__*

                                     Dollars    Percent     Units     Percent
                                     -------    -------     -----     -------
Current . . . . . . . . . . . . .    $               %                     %
30-59 days  . . . . . . . . . . .
60-89 days  . . . . . . . . . . .
90+ days  . . . . . . . . . . . .
                                     ------     -------     ------    ------

    Total . . . . . . . . . . . .    $          100.00%               100.00%

----------
*        Delinquencies are reported on a contractual basis.

         As of _____________, 199_, ______ loans with an aggregate balance of $___________ are in bankruptcy and ________ loans with an aggregate balance of $___________ are in foreclosure. Of the loans in foreclosure, there will be a ____________ 199_ charge off of $________. [In addition to this charge off, there is an anticipated charge off of approximately $_____________ which may also be realized in _________.]


                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are first and more subordinate mortgages or deeds of trust, on Mortgaged Properties located in [__] states. The Mortgaged Properties securing the Mortgage Loans consist of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

         The Cut-off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans were not more than __ days delinquent. The average Cut-off Date Principal Balance was approximately $____, the minimum Cut-off Date Principal Balance was zero, the maximum Cut-off Date Principal Balance was $______, the minimum Loan Rate and the maximum Loan Rate as of the Cut-off Date were ____% and ____% per annum, respectively, and the weighted average Loan Rate as of the Cut-off Date was approximately ___% per annum. As of the Cut-off Date, the weighted average Credit Limit Utilization Rate was approximately ____%, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement.
The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-off Date ranged from ____ months to ____ months and the weighted average remaining term to scheduled maturity was approximately _____ months. As of the Cut-off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from ____% to ______% and the weighted average Combined Loan-to-Value Ratio was __%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) [in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan], the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $______ to $____ and averaged approximately $_____ . The weighted average [second] [third] mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the [second] [third] lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately _____%. As of the Cut-off Date, approximately _____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, approximately ____% of the Mortgage Loans represented second liens and approximately ____% of the Mortgage Loans represented third liens. As of the Cut-off Date, approximately ______% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and ___% were owner-occupied. As of the Cut-off Date, approximately ____%, ____%,____%,______%,______% and ______% by Cut-off Date Principal
Balance are located in [__________, ________, __________, _______, ______ and
________], respectively.

MORTGAGE LOAN TERMS

         A borrower may access a Mortgage Loan by writing a check in a minimum amount of [$250]. The Mortgage Loans bear interest at a variable rate which changes [monthly on the first business day of the related month] with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from _____% to _____% per annum and subject to applicable usury limitations. As of the Cut-off Date, the weighted average Maximum Rate was approximately ______%. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between ____% and ____% and had a weighted average, as of the Cut-off Date, of approximately ___%, divided by 365 days. The "Index Rate" is based on [the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month].

         [In general, the home equity loans may be drawn upon for a period (the "Draw Period") of either five years (which may be extendible for an additional five years, upon the approval of [________]) or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately ____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the "Repayment Period") following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately ____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to [1/120] of the outstanding principal balance as of the end of the Draw Period.]

         [The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.]

         Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:

                              PRINCIPAL BALANCES

                                     Number of                                 Percent of Pool
                                     Mortgage          Cut-off Date            by Cut-off Date
Range of Principal Balances           Loans            Principal Balance       Principal Balance
---------------------------           -----            -----------------       -----------------
$_______ to $_________  . . . . .                      $                                      %
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ and over . . . . . . . .
                                     --------          -----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======


                          GEOGRAPHIC DISTRIBUTION(1)

                                     Number of                                 Percent of Pool
                                     Mortgage          Cut-off Date            by Cut-off Date
State                                 Loans            Principal Balance       Principal Balance
-----                                --------          -----------------       -----------------
                                                       $                                     %


                                     --------           -------------                  -------

  Total . . . . . . . . . . . . .                      $                               100.00%
                                     ========           =============                  =======


------------
(1)      Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                       COMBINED LOAN-TO-VALUE RATIOS(1)


Range of Combined                    Number of                                 Percent of Pool
-----------------                    Mortgage          Cut-off Date            by Cut-off Date
Loan-to-Value Ratios                   Loans           Principal Balance       Principal Balance
--------------------                 ---------         -----------------       -----------------
$_______ to $_________  . . . . .                      $                                      %
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ and over . . . . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======


-------------
(1)      The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage
         Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) [in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property].

                                PROPERTY TYPE

                                     Number of                                 Percent of Pool
                                     Mortgage          Cut-off Date            by Cut-off Date
Property Type                          Loans           Principal Balance       Principal Balance
-------------                        ---------         -----------------       -----------------
Single Family . . . . . . . . . .    $                                           %
Two- to Four-Family . . . . . . .
Condominium . . . . . . . . . . .
PUD . . . . . . . . . . . . . . .
                                     --------           --------------                  -------

  Total . . . . . . . . . . . . .                      $                               100.00%
                                     ========           ==============                 =======

                                LIEN PRIORITY

                                     Number of                                 Percent of Pool
                                     Mortgage          Cut-off Date            by Cut-off Date
Lien Priority                         Loans            Principal Balance       Principal Balance
-------------                        --------          -----------------       -----------------
First Lien  . . . . . . . . . . .                      $                                     %
Second Lien . . . . . . . . . . .                      $                                     %
Third Lien  . . . . . . . . . . .                      $                                     %
                                     --------           -------------                  -------

  Total . . . . . . . . . . . . .                      $                               100.00%
                                     ========           =============                  =======


                                LOAN RATES(1)


    Range of                         Number of                                 Percent of Pool
    --------                         Mortgage          Cut-off Date            by Cut-off Date
    Loan Rates                         Loans           Principal Balance       Principal Balance
    ----------                       ---------         -----------------       -----------------
$_______ to $_________  . . . . .                      $                                      %
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======

--------------
(1)      Approximately % of the Mortgage Loans by Cut-Off Date Principal Balance are subject to an introductory rate of _____%
         per annum.


                                    MARGIN

                                     Number of                                 Percent of Pool
    Range of                         Mortgage          Cut-off Date            by Cut-off Date
    Margins                            Loans           Principal Balance       Principal Balance
    -------                          ---------         -----------------       -----------------
$_______ to $_________  . . . . .                      $                                      %
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======


                        CREDIT LIMIT UTILIZATION RATES


                                     Number of                                 Percent of Pool
Range of Credit Limit                Mortgage          Cut-off Date            by Cut-off Date
Utilization Rates                      Loans           Principal Balance       Principal Balance
-----------------                    ---------         -----------------       -----------------
$_______ to $_________  . . . . .                      $                                      %
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======





                                                               S-29

                                CREDIT LIMITS

                                     Number of                                 Percent of Pool
                                     Mortgage          Cut-off Date            by Cut-off Date
Range of Credit Limits                 Loans           Principal Balance       Principal Balance
----------------------               ---------         -----------------       -----------------
$_______ to $_________  . . . . .                      $                                      %
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ to $_________  . . . . .
$_______ and over . . . . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======


                                MAXIMUM RATES

                                     Number of                                 Percent of Pool
                                     Mortgage          Cut-off Date            by Cut-off Date
  Maximum Rates                        Loans           Principal Balance       Principal Balance
  -------------                      ---------         -----------------       -----------------
$_______  . . . . . . . . . . . .                      $                                     %
$_______  . . . . . . . . . . . .
$_______  . . . . . . . . . . . .
$_______  . . . . . . . . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======

                  MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                        Number of                              Percent of Pool
     Range of Months                    Mortgage       Cut-off Date            by Cut-off Date
Remaining to Scheduled Maturity           Loans        Principal Balance       Principal Balance
-------------------------------         ---------      -----------------       -----------------
_______ to _________  . . . . . .                      $                                      %
_______ to _________  . . . . . .
_______ to _________  . . . . . .
_______ to _________  . . . . . .
_______ to _________  . . . . . .
_______ to _________  . . . . . .
_______ to _________  . . . . . .
_______ to _________  . . . . . .
_______ to _________  . . . . . .
_______ to _________  . . . . . .
_______ to _________  . . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======


                               ORIGINATION YEAR

                                     Number of                                 Percent of Pool
                                     Mortgage          Cut-off Date            by Cut-off Date
   Origination Year                    Loans           Principal Balance       Principal Balance
   ----------------                  ---------         -----------------       -----------------
$_________  . . . . . . . . . . .                      $                                      %
$_________  . . . . . . . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     ========           ==========             =======



                              DELINQUENCY STATUS

                                     Number of                                 Percent of Pool
                                     Mortgage          Cut-off Date            by Cut-off Date
Number of Days Delinquent              Loans           Principal Balance       Principal Balance
-------------------------            ---------         -----------------       -----------------
0 to 29 . . . . . . . . . . . . .                      $                                      %
30 to 59  . . . . . . . . . . . .
60 to 89  . . . . . . . . . . . .
                                     --------           ----------             -------

  Total . . . . . . . . . . . . .                      $                       100.00%
                                     =========          ===========            =======

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Securities, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including its right to purchase any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), without recourse, including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of ______). The Owner Trustee, concurrently with such transfer, will deliver the Securities. Each Mortgage Loan transferred to the Owner Trust will be identified on a schedule delivered to the Owner Trustee pursuant to the Purchase Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

         [The Purchase Agreement will permit the Seller to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the "Mortgage Files") and assignments of the Mortgage Loans to the Owner Trustee will not be required to be recorded for so long as the long-term senior unsecured debt of [_________________] is rated at least "____" by ___ and "____" by _______. In the event that the long-term senior unsecured debt rating of [_______] does not satisfy the above-described standards (an "Assignment Event"), [____________________] will have 90 days to record assignments of the mortgages for each such Mortgage Loan in favor of the Owner Trustee and 60 days to deliver the Mortgage Files pertaining to each such Mortgage Loan to the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the [Letter of Credit][Surety Bond] provider to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of [_____________] and the Owner Trustee in the Mortgage Loans).] In lieu of delivery of original documentation, [_______________] may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents do not impair the enforceability of the transfer to the Trust Fund of the Mortgage Loans.

        Within [90] days of on Assignment Event, the Owner Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within [90] days following notification thereof to the Seller and the Depositor by the Owner Trustee, the Seller will be obligated to repurchase the Mortgage Loan and to deposit the Repurchase Price into the Collection Account. Upon such retransfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance. In lieu of any such repurchase, the Seller may substitute an Eligible Substitute Mortgage Loan. Any such repurchase or substitution will be considered a payment in full of such Mortgage Loan. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Owner Trustee or the Holders.

         With respect to any Mortgage Loan, the "Repurchase Price" is equal to the Principal Balance of such Mortgage Loan at the time of any transfer described above plus accrued and unpaid interest thereon to the date of repurchase.

         [An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate

Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loans; and (ix) satisfy certain other conditions specified in the Purchase Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan, the Seller will be required to make a deposit to the Collection Account equal to such difference.]

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Owner Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Holders or the [Letter of Credit][Surety Bond] provider in the Related Mortgage Loan and Related Documents, the Seller will have a period of [90] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [90-day] period, the Seller will be obligated to repurchase or substitute the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the repurchase or substitution of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be repurchased or substituted because of a breach of a representation or warranty in the Purchase Agreement that materially and adversely affects the interests of the Holders.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         All of the Mortgage Loans may be prepaid in full or in part at any time. [However, Mortgage Loans secured by Mortgaged Properties in California are subject to an account termination fee equal to the lesser of $350 and six months interest on the amount prepaid, to the extent the prepaid amount exceeds 20% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $350 and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between six months and five years following origination.] The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Securities.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under "Description of the Mortgage Loans--Mortgage Loan Terms" herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus.

         The yield to an investor who purchases the Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.

                 DESCRIPTION OF THE MASTER SERVICING AGREEMENT

         The Master Servicer shall establish and maintain on behalf of the Owner Trustee an account (the "Collection Account") for the benefit of the Holders. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies. Not later than the _____ Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Owner Trustee and the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

         The Owner Trustee and the Indenture Trustee will establish one or more accounts (the "Security Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Holders on a Distribution Date. The Security Account will be an Eligible Account. Amounts on deposit therein will be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

         An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _____ and "____" by _____, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Owner Trustee or an Affiliate of the Owner Trustee in its fiduciary capacity or
(iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Owner Trustee, without reduction or withdrawal of their then current ratings of the Securities.

         Eligible Investments are specified in the Servicing Agreement and are limited to (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;
(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each such Rating Agency; (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations or such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

ALLOCATIONS AND COLLECTIONS

         All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the aggregate of the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements.

         As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds, and allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Substitution Adjustment Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including, without limitation, insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan plus accrued and unpaid interest thereon through the date of liquidation.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

HAZARD INSURANCE

         [The Master Servicing Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

         The Master Servicing Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Master Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy.

Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.]

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         [The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Master Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Holders or the [Transferor][Seller]. "Net Liquidation Proceeds" with respect to a Mortgage Loan is the amount received upon liquidation of such Mortgage Loan reduced by related expenses, which may include the amount advanced in respect of a senior mortgage, up to the unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Collection Period, other than the first Collection Period, the Master Servicer will retain from interest collections in respect of the Mortgage Loan a portion of such interest collections as a monthly Servicing Fee in the amount equal to ___% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         [The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the entity maintaining the Security Register relating to the Securities and any paying agent. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Holders to receive any related Net Liquidation Proceeds.]

                         DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture dated as of ___________, 199_, between the Trust Fund and _______________, as Indenture Trustee. The Certificates will be issued pursuant to the

Trust Agreement dated as of ______________, 199_, among the Depositor, __________, and ______________, as Owner Trustee. The following is a description of the material provisions of the Securities, Indenture and Trust Agreement. As used herein, "Agreement" shall mean either the Trust Agreement or the Indenture, as the context requires.

         The Securities will be issued in fully registered, certificated form only. The Securities will be freely transferable and exchangeable at the corporate trust office of the Owner Trustee, with respect to the Certificates, or the Indenture Trustee, with respect to the Notes.

BOOK-ENTRY SECURITIES

         The Senior Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Senior Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

DISTRIBUTIONS

         On each Distribution Date, collections on the Mortgage Loans will be applied in the following order of priority:

         (i)     [to the Master Servicer, the Servicing Fee];

         (ii) as payment for the accrued interest due and any overdue accrued interest on the respective Security Principal Balance of the Notes and the Certificates;

         (iii) as principal on the Securities, the excess of Principal Collections over Additional Balances created during the preceding Collection Period, such amount to be allocated between the Notes and Certificates pro rata, based on their respective Security Principal Balances;

         (iv) as principal on the Securities, as payment for any Liquidation Loss Amounts on the Mortgage Loans;





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
         (v)     as payment for the premium for the [Letter of Credit][Surety
                 Bond];

         (vi) to reimburse prior draws made on the [Letter of Credit][Surety Bond]; and

         (vii)   any remaining amounts to the Seller.

         As to any Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date. "Liquidation Loss Amount" means, with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan after giving effect to the Net Liquidation Proceeds in connection therewith.

INTEREST

         Note Rate. Interest will accrue on the unpaid Security Principal Balance of the Notes at the per annum rate (the "Note Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Notes from and including the preceding Distribution Date to but excluding such current Distribution Date (each, an "Interest Accrual Period") at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Notes on any Distribution Date that continues for [five] days constitutes an Event of Default under the Indenture.

         Pass-Through Rate. Interest will accrue on the unpaid Security Principal Balance of the Certificates at the per annum rate (the "Pass-Through Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Certificates for each Interest Accrual Period at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Certificates on any Distribution Date that continues for five days constitutes an Event of Default under the Trust Agreement.

OPTIONAL TERMINATION

         The Trust Fund will terminate on the Distribution Date following the earlier of (i) _________________________ and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund. The Mortgage Loans will be subject to optional repurchase by the Master Servicer on any Distribution Date after the Principal Balance is reduced to an amount less than or equal to $_____ (__% of the initial Principal Balance). The repurchase price will be equal to the sum of the outstanding Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the final Distribution Date.

                                 THE DEPOSITOR

         Morgan Stanley ABS Capital I Inc., the Depositor, is a Delaware corporation and a direct, wholly-owned subsidiary of Morgan Stanley Group Inc. The Depositor maintains its principal office at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

                                 THE INDENTURE

         The following is a description of the material terms of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a summary of certain additional terms of the Indenture.

REPORTS TO NOTEHOLDERS

         The Indenture Trustee will mail to each Noteholder, at such Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         With respect to the Notes, "Events of Default" under the Indenture will consist of: (i) a default for [five] days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;
(iii) a default in the observance or performance of any covenant or agreement of the Trust Fund made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust Fund by the Indenture Trustee or to the Trust Fund and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust Fund in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust Fund by the Indenture Trustee or to the Trust Fund and the Indenture Trustee by the holders of at least 25% in principal amount of Notes then outstanding; or
(v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust Fund. [The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such Notes.] If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.
If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Fund property or exercise remedies as a secured party.
If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes. No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Notes.
In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust Fund any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Trust Fund, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS

         The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust Fund's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust Fund under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust Fund has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and (v) the Trust Fund has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust Fund or to any Noteholder or Certificateholder. The Trust Fund will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust Fund, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust Fund or any part thereof, or any interest therein or the proceeds thereof. The Trust Fund may not engage in any activity other than as specified under "The Trust Fund" herein. The Trust Fund will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

ANNUAL COMPLIANCE STATEMENT

         The Trust Fund will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The Indenture Trustee will be required to mail each year to all Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust Fund to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

MODIFICATION OF INDENTURE

         With the consent of the holders of a majority in principal amount of the Notes then outstanding, the Trust Fund and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust Fund, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. The Trust Fund and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

VOTING RIGHTS

         At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

         Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust Fund or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust Fund will reduce the amount distributable to the Noteholders. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                              THE TRUST AGREEMENT

         The following is a description of the material terms of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a summary of certain additional terms of the Trust Agreement.

AMENDMENT

         The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Holders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Holders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Holders. The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Certificates evidencing at least a majority in principal amount of then outstanding Certificates and Holders owning Voting Interests (as herein defined) aggregating not less than a majority of the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Holders.

TERMINATION

         Upon termination of the Trust Fund, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust Fund (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Mortgage Loans will be treated as collections on the Mortgage Loans and deposited in the Collection Account. The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust Fund without the unanimous prior approval of all Holders (including the Depositor) of the Trust Fund and the delivery to the Owner Trustee by each Holder (including the Depositor) of a certificate certifying that the Holder reasonably believes that the Trust Fund is insolvent.

LIABILITY OF THE DEPOSITOR

         Under the Trust Agreement, the Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Holder in the capacity of an investor with respect to the Trust Fund) arising out of or based on the arrangement created by the Trust Agreement.

VOTING INTERESTS

         As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Depositor) will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

         Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust Fund or the related Holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust Fund will reduce the amount distributable to the Holders. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under each Trust Agreement.

                            ADMINISTRATION AGREEMENT

         The _________________, in its capacity as Administrator, will enter into the Administration Agreement with the Trust Fund and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.

                             THE INDENTURE TRUSTEE

         [ ] is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is [ ], Attention: Corporate Trust Department.


                               THE OWNER TRUSTEE

         [ ] is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is [ ], Attention: Corporate Trust Administration.


                                USE OF PROCEEDS

         The net proceeds from the sale of the Securities will be applied by the Depositor towards the purchase price of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes and Certificates, is based on the provision of the Internal Revenue Code of 1985, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Noteholders and Certificate owners in light of their personal investment circumstances or to certain types of Certificate owners subject to special treatment under the U.S. federal income tax laws (for example, tax exempt investors, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes and Certificates.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         [___________], special counsel to the Depositor ("Tax Counsel"), is of the opinion that the Trust Fund will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and
(2) the nature of the income of the Trust Fund exempts it from the rule that certain publicly traded partnerships are taxable as corporations, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         The Trust Fund will agree, and the Noteholders will agree by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes. Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Notes and Certificates, Tax Counsel is of the opinion that the Notes will be treated as debt instruments for federal income tax purposes as of such date. See "Federal Income Tax Consequences--Tax Consequences to Holders of the Notes" in the Prospectus.

         It is not anticipated that the Notes will be issued with original issue discount ("OID"). The stated interest thereon will be taxable to a Noteholders as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium aid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debts of the partnership. However, the proper characterization of the arrangement involving the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein. For example, because the Certificates have certain features contemplated herein. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership.

         As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans. See "Federal Income Tax Consequences--Tax Consequences to Holders of the Certificates" in the Prospectus.

         The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. See "Federal Income Tax Consequences--Tax Consequences to Holders of the Certificates--Tax Consequences to Foreign Certificateholders" in the Prospectus.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

         The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless certain exceptions apply. If the [Notes/Certificates] were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust Fund could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust Fund. In such an event, the Trustee and other persons, in providing services with respect to the Trust Fund's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust Fund's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

         [_____________] ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust Fund and no statutory, regulatory or administrative exemption applies, the Trust Fund could be considered to hold plan assets by reason of a Plan's investment in the Notes.

[THE UNDERWRITER'S EXEMPTION

         Availability of Underwriter's Exemption for Certificates. The DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20,548 (1990) (the "Exemption") which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. Morgan Stanley believes that the Exemption [will] [will not] apply to the acquisition and holding of the [Notes/Certification].

         General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

                 (1) The acquisition of the [Notes/Certificates] by a Plan is on terms (including the price for such [Notes/Certificates]) that are at least as favorable to the investing Plan as they would be in an arm's length transaction with an unrelated party.

                 (2) The rights and interests evidenced by the [Notes/Certificates] acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

                 (3) The [Notes/Certificates] acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic ratings categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

                 (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund (determined on the date of initial issuance of [Notes/Certificates] of the Trust Fund), or any of their respective affiliates (the "Restricted Group");

                (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the [Notes/ Certificates] represents not more than reasonable compensation for underwriting such [Notes/Certificates]; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

                 (6) The Plan investing in the [Notes/Certificates] is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a [Notes/Certificate], a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.]

REVIEW BY PLAN FIDUCIARIES

    Any Plan fiduciary considering whether to purchase any [Notes/Certificates] on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any [Notes/Certificates], a fiduciary of a Plan should make its own determination as to whether the Trust Fund, as obligor on the [Notes/Certificates], is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the [Notes/Certificates].

                        LEGAL INVESTMENT CONSIDERATIONS

         The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them. The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199__ (the "Underwriting Agreement"), between the Depositor and the Underwriter, an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor all the [Notes/Certificates].

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the [Notes/Certificates] offered hereby if any of the [Notes/Certificates] are purchased.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the [Notes/Certificates] to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of ____% of the [Note/Certificate] denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the [Note/Certificate] denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         The distribution of the [Notes/Certificates] by the Underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the [Notes/Certificates] to or through dealers, and such dealers may receive from the Underwriter compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the [Notes/Certificates] may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the [Notes/Certificates] purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").


                                 LEGAL MATTERS

         Certain legal matters with respect to the Securities will be passed upon for the Depositor by _____________________ and for the Underwriter by
____________________.

                                    RATINGS

         It is a condition to the issuance of the Certificates that they be rated ___ by ____ ("____") and, ____ by ____ ("____" and, together with ______, the "Rating Agencies").

         A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

         The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

Additional Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Assignment Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 9, 34
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, 10, 38
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, 12, 17, 38
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 6
Chase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Citibank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, 34
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, 39
Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Credit Limit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Credit Limit Utilization Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Credit Line Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, 24
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Cut-off Date Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, 34
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Draw Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15, 47
ERISA Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 7
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 7
Index Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, 39
Interest Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, 36
Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Liquidation Loss Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, 39
Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, 25
Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Maximum Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Money Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, 25
Mortgage Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 6
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6

Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36, 37
Note Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, 11, 39
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 6
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, 46
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 7
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Plan Asset Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 6
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, 36
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Principal Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Relevant Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Repayment Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Repurchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
SAIF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 6
Security Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Security Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 7
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 6
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Voting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44

                                                                      VERSION #3

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. SUBJECT TO COMPLETION, DATED JANUARY 14, 1997
PROSPECTUS SUPPLEMENT
(To Prospectus dated __________, 199_)

                                  $___________
                                 (Approximate)

             MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 199_-__

              Distributions payable on the ___ day of each month,
                        commencing in ___________, 199__

                       Morgan Stanley ABS Capital I Inc.
                                   Depositor


                              [__________________]
                                Master Servicer

         The Mortgage Loan Asset-Backed Pass-Through Certificates, Series 199__-__ (collectively, the "Certificates") will represent the entire beneficial interest in a Trust Fund consisting primarily of a pool (the "Mortgage Pool") of [fixed-rate] [adjustable-rate] Mortgage Loans secured primarily by first, second and third liens on one- to four-family residential properties. Only the Classes of Certificates identified in the table below (collectively, the "Offered Certificates") are offered hereby. See "Index of Defined Terms" on page S-__ of this Prospectus Supplement and on page 136 of the Prospectus for the location of the definitions of certain capitalized
terms.                                            (continued on following page)

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
          "RISK FACTORS" ON PAGE S-__ HEREIN AND ON PAGE 21 IN THE
                          ACCOMPANYING PROSPECTUS.

                              -------------------

  THE  CERTIFICATES  DO NOT  REPRESENT  AN INTEREST  IN  OR  OBLIGATION OF THE
       DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF
        THEIR  RESPECTIVE  AFFILIATES.  NEITHER  THE  CERTIFICATES  NOR
              THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY
              GOVERNMENTAL  ENTITY,  THE  DEPOSITOR,  THE  SELLER,
                THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR
                 AFFILIATES OR ANY OTHER PERSON.  DISTRIBUTIONS
                    ON  THE  CERTIFICATES  WILL  BE  PAYABLE
                       SOLELY FROM THE ASSETS TRANSFERRED
                         TO  THE  TRUST  FUND  FOR  THE
                         BENEFIT OF CERTIFICATEHOLDERS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS

         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

======================================================================================================
                                                  Initial Class
                                                   Certificate

                                                   Balance (1)                       Pass-Through Rate
------------------------------------------------------------------------------------------------------
Class A-                                           $                                          %
------------------------------------------------------------------------------------------------------
Class                                              $                                          %
------------------------------------------------------------------------------------------------------
Class PO                                           $                                          (2)
------------------------------------------------------------------------------------------------------
Class X                                            (3)                                        (4)
------------------------------------------------------------------------------------------------------
Class A-R                                          $                                          %
------------------------------------------------------------------------------------------------------
Class B-                                           $                                          %
------------------------------------------------------------------------------------------------------
Class                                              $                                          %
------------------------------------------------------------------------------------------------------
Class                                              $                                          %

======================================================================================================

(1) Subject to the permitted variance described under "Summary of Terms--Offered Certificates" herein.
(2) The Class PO Certificates will be Principal Only Certificates and will not bear interest.
(3) The Class X Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their Notional Amount (initially expected to be approximately $ ).
(4) The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans over (b) __% per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately __% per annum.

         The Senior Certificates, other than the Class PO and Class X Certificates (the "Underwritten Senior Certificates"), will be purchased by _______ and the Class ____ Certificates (together with the Underwritten Senior Certificates, the "Underwritten Certificates") offered hereby will be purchased by Morgan Stanley & Co. Incorporated and ______ (each, an "Underwriter") from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Certificates are expected to be approximately $_______ , plus accrued interest, before deducting issuance expenses payable by the Depositor. The Class __, Class PO and Class X Certificates will be issued to the Depositor on or about _________, 199_ as partial consideration for the sale of the Mortgage Loans to the Trust Fund.

         The Underwritten Certificates are offered by the respective Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Underwritten Senior Certificates, other than the Class A-R Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company, that the Class A-R Certificates will be delivered at the offices of _________________ in New York, New York and that the Class __ Certificates will be delivered at the offices of_______________ in New York, New York, in each case on or about _________, 199_.

                              MORGAN STANLEY & CO.
                                  Incorporated

                  , 199
------------------     --

(continued from cover page)

         The Mortgage Loans will be sold to the Depositor by [_________] (the "Seller").

         An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Offered Certificates, other than the Class A-R Certificates, will constitute "regular interests" in the REMIC. The Class A-R Certificates will constitute the sole class of "residual interest" in the REMIC. Prospective investors are cautioned that a Class A-R Certificateholder's REMIC taxable income and the tax liability thereon will exceed cash distributions in certain periods, in which event such holder must have sufficient alternative sources of funds to pay such tax liability. See "Federal Income Tax Consequences" herein and in the Prospectus.

         The Class A-R Certificates will be subject to certain transfer restrictions. See "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificates" herein.

         The yield to investors on each Class of Offered Certificates will be sensitive in varying degrees to, among other things, the rate and timing of principal payments (including prepayments) of the Mortgage Loans, which may vary significantly over time. The yield to maturity of a Class of Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of the Offered Certificates should consider, in the case of any such Certificates purchased at a discount, and particularly the Principal Only Certificates, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium and particularly the Interest Only Certificates, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield. Holders of the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such holders to recover their initial investments. The yield to investors in the Offered Certificates, and particularly the Class ____ Certificates, also will be adversely affected by Net Interest Shortfalls and by Realized Losses. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of Net Interest Shortfalls or Realized Losses, or as to the resulting yield to maturity of any Class of Certificates.

         Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but no Underwriter has an obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

                              -------------------

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct at any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since that date.

                             -------------------

         Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus of the Depositor dated _______, 199_ (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at telephone:______________, facsimile number:________________, attention:________________.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT

Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
The Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Servicing of Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Yield, Prepayment and Maturity Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Legal Matetters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Index of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57


                                                              PROSPECTUS

Prospectus Supplement or Current Report on Form 8-K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Description of the Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Yield and Prepayment Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
The Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Certain Legal Aspects of the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
State Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
Legal Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
Method of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
Rating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
Index of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135

                                SUMMARY OF TERMS

         This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on page S-__ of this Prospectus Supplement and on page 135 of the Prospectus for the location of the definitions of certain capitalized terms.

Title of Certificates . . . . . . . . . . . . .   Mortgage Loan Asset-Backed
                                                  Pass-Through Certificates,
                                                  Series 199_-__ (the
                                                  "Certificates").

Offered Certificates  . . . . . . . . . . . . .   Class A-____, Class ____,
                                                  Class PO, Class X, Class A-R,
                                                  Class B-___ and Class ____
                                                  Certificates.  Only the
                                                  Offered Certificates are
                                                  offered hereby.  The
                                                  aggregate initial Class
                                                  Certificate Balances of the
                                                  Certificates will be subject
                                                  to a permitted variance in
                                                  the aggregate of plus or
                                                  minus __%.  Variances in the
                                                  Class Certificate Balances
                                                  may result in variances in
                                                  the Notional Amount of the
                                                  Class of Notional Amount
                                                  Certificates.  The Notional
                                                  Amount of the Class X
                                                  Certificates for any
                                                  Distribution Date will be
                                                  equal to the  aggregate of
                                                  the Stated Principal Balances
                                                  of the Non-Discount Mortgage
                                                  Loans with respect to such
                                                  Distribution Date.  The
                                                  initial Notional Amount of
                                                  the Class X Certificates will
                                                  be equal to the aggregate of
                                                  the Stated Principal Balances
                                                  of the Non-Discount Mortgage
                                                  Loans as of the Cut-off Date.

Certificates other than the
Offered Certificates  . . . . . . . . . . . . .   In addition to the Offered
                                                  Certificates, the following
                                                  Classes of Certificates will
                                                  be issued in the indicated
                                                  approximate initial Class
                                                  Certificate Balances and will
                                                  bear interest at the
                                                  indicated Pass-Through Rates,
                                                  but are not offered hereby:

                                                            Initial Class
                                                              Certificate            Pass-Through
                                                               Balance                    Rate
                                                            -------------            ------------
                                                  Class (1)....... $                      %
                                                  Class (1)....... $                      %
                                                  Class (1)....... $                      %

                                                  -----------
                                                  (1) The Class ____, Class____
                                                  and Class ____ Certificates
                                                  will provide limited credit
                                                  support to the Senior
                                                  Certificates and the other
                                                  Subordinated Certificates, as
                                                  described under "Description
                                                  of the

                                                  Certificates--Principal--
                                                  Subordinated Principal
                                                  Distribution Amount"
                                                  and "Credit Enhancement --
                                                  Subordination of Certain
                                                  Classes" herein.

                                                  Any information contained
                                                  herein with
                                                  respect to the Class ___ ,
                                                  Class ____ and Class _____
                                                  Certificates is provided
                                                  only to permit a better
                                                  understanding of the Offered
                                                  Certificates.
Designations
    Regular Certificates  . . . . . . . . . . .   All Classes of Certificates
                                                  other than the Class A-R
                                                  Certificates.

    Residual Certificates . . . . . . . . . . .   Class A-R Certificates.

    Senior Certificates . . . . . . . . . . . .   Class A-__, Class_____,
                                                  Class PO, Class X and Class
                                                  A-R Certificates.

    Subordinated Certificates . . . . . . . . .   Class B-__, Class_____, and
                                                  Class____Certificates.

    Principal Only Certificates . . . . . . . .   Class PO Certificates.

    Interest Only Certificates  . . . . . . . .   Class X Certificates.

    Notional Amount
     Certificates . . . . . . . . . . . . . . .   Class X Certificates.

    Fixed Rate Certificates . . . . . . . . . .   All Classes of Certificates
                                                  other than the Class PO and
                                                  Class X Certificates.

    Variable Rate Certificates  . . . . . . . .   Class X Certificates.

    Physical Certificates . . . . . . . . . . .   Class PO, Class X and Class
                                                  A-R Certificates and the
                                                  Subordinated Certificates.

    Book-Entry Certificates . . . . . . . . . .   All Classes of Certificates
                                                  other than the Physical
                                                  Certificates.

Trust Fund  . . . . . . . . . . . . . . . . . .   The Certificates will
                                                  represent the entire
                                                  beneficial ownership interest
                                                  in the Trust Fund, which will
                                                  consist primarily of the
                                                  Mortgage Pool.

Pooling and Servicing
  Agreement . . . . . . . . . . . . . . . . . .   The Certificates will be
                                                  issued pursuant to a Pooling
                                                  and Servicing Agreement,
                                                  dated as of ____, 199_ (the
                                                  "Agreement"), among the
                                                  Depositor, the Master
                                                  Servicer and the Trustee.

Depositor . . . . . . . . . . . . . . . . . . .   Morgan Stanley ABS Capital I
                                                  Inc. (the "Depositor"), a
                                                  Delaware corporation and a
                                                  direct, wholly-owned
                                                  subsidiary of Morgan Stanley
                                                  Group Inc.  See "The
                                                  Depositor" in the Prospectus.

Master Servicer . . . . . . . . . . . . . . . .   [___________] (in its
                                                  capacity as master servicer
                                                  of the Mortgage Loans, the
                                                  "Master Servicer").  See
                                                  "Servicing of Mortgage
                                                  Loans--The Master Servicer"
                                                  herein.  The Master Servicer
                                                  will be responsible for the
                                                  servicing of the Mortgage
                                                  Loans and will receive the
                                                  Master Servicing Fee from
                                                  interest collected on the
                                                  Mortgage Loans.  See
                                                  "Servicing of Mortgage
                                                  Loans--Servicing Compensation
                                                  and Payment of Expenses"
                                                  herein.

Seller  . . . . . . . . . . . . . . . . . . . .   [___________] (in its
                                                  capacity as seller of the
                                                  Mortgage Loans, the
                                                  "Seller").  The Mortgage
                                                  Loans were originated or
                                                  acquired in the normal course
                                                  of its business by the Seller
                                                  and will be acquired by the
                                                  Depositor in a privately
                                                  negotiated transaction.

Trustee . . . . . . . . . . . . . . . . . . . .   _________________, a
                                                  _____________________
                                                  organized under the laws of
                                                  _____________________ (the
                                                  "Trustee").

Cut-off Date  . . . . . . . . . . . . . . . . .   _________, 199__.

Closing Date  . . . . . . . . . . . . . . . . .   On or about ____________,
                                                  199__.

Determination Date  . . . . . . . . . . . . . .   The ______day of each month
                                                  or, if such day is not a
                                                  business day, the preceding
                                                  business day; provided that
                                                  the Determination Date in
                                                  each month will be at least
                                                  two business days prior to
                                                  the related Distribution
                                                  Date.

Mortgage Loans  . . . . . . . . . . . . . . . .   The Mortgage Pool will
                                                  consist primarily of
                                                  [fixed-rate]
                                                  [adjustable-rate] mortgage
                                                  loans secured primarily by
                                                  first, second and third liens
                                                  on one-to four- family
                                                  residential properties.
                                                  Distributions of principal
                                                  and interest on the
                                                  Certificates will be based
                                                  solely on payments received
                                                  on the Mortgage Loans, as
                                                  described under "Description
                                                  of the Certificates" herein.
                                                  See "The Mortgage Pool"
                                                  herein.

Distribution Date . . . . . . . . . . . . . . .   The ____ day of each month
                                                  or, if such day is not a
                                                  business day, on the first
                                                  business day thereafter,
                                                  commencing in ___________
                                                  199_  (each, a "Distribution
                                                  Date").  Distributions on
                                                  each Distribution Date will
                                                  be made to Certificateholders
                                                  of record as of the related
                                                  Record Date, except that the
                                                  final distribution on the
                                                  Certificates will be made
                                                  only upon presentment and
                                                  surrender of the Certificates
                                                  at the Corporate Trust Office
                                                  of the Trustee.

Record Date . . . . . . . . . . . . . . . . . .   The Record Date for each
                                                  Distribution Date will be the
                                                  last business day of the
                                                  month preceding the month of
                                                  such Distribution Date.

Priority of Distributions . . . . . . . . . . .   Distributions will be made
                                                  on each Distribution Date
                                                  from Available Funds in the
                                                  following order of priority:
                                                  [(i) to interest on each
                                                  interest  bearing Class of
                                                  Senior Certificates; (ii) to
                                                  principal on the Classes of
                                                  Senior Certificates then
                                                  entitled to receive
                                                  distributions of principal,
                                                  in the order and subject to
                                                  the priorities set forth
                                                  herein under "Description of
                                                  the Certificates--Principal,"
                                                  in each case in  an aggregate
                                                  amount up to the maximum
                                                  amount of principal to be
                                                  distributed on such Classes
                                                  on such Distribution Date;
                                                  (iii) to any Class PO
                                                  Deferred Amounts with respect
                                                  to the Class PO Certificates,
                                                  but only from amounts that
                                                  would be distributable on
                                                  such Distribution Date as
                                                  principal of the Subordinated
                                                  Certificates; and (iv) to
                                                  interest on and then
                                                  principal of each Class of
                                                  Subordinated Certificates, in
                                                  the order of their numerical
                                                  Class designations, beginning
                                                  with the Class __
                                                  Certificates, in each case
                                                  subject to the limitations
                                                  set forth herein under
                                                  "Description of the
                                                  Certificates--Principal."
                                                  Under certain circumstances
                                                  described herein,
                                                  distributions from Available
                                                  Funds for a Distribution Date
                                                  that would otherwise be made
                                                  on the Subordinated
                                                  Certificates may be
                                                  distributed instead on the
                                                  Senior Certificates.]  See
                                                  "Description of the
                                                  Certificates--Allocation of
                                                  Losses" herein.

Distributions of Interest . . . . . . . . . . .   To the extent funds are
                                                  available therefor, each
                                                  interest bearing Class of
                                                  Certificates will be entitled
                                                  to receive interest in the
                                                  amount of the Interest
                                                  Distribution Amount for such
                                                  Class.  The Class PO
                                                  Certificates are Principal
                                                  Only Certificates and will
                                                  not bear interest. See
                                                  "Description of the
                                                  Certificates--Interest"
                                                  herein.

  A. Interest Distribution
      Amount  . . . . . . . . . . . . . . . . .   For each interest bearing
                                                  Class of Certificates, the
                                                  amount of interest accrued
                                                  during the related Interest
                                                  Accrual Period at the
                                                  applicable Pass-Through Rate
                                                  on the related Class
                                                  Certificate Balance or
                                                  Notional Amount, as the case
                                                  may be.

  B. Pass-Through Rate  . . . . . . . . . . . .   The Pass-Through Rate for
                                                  each interest bearing Class
                                                  of Offered Certificates for
                                                  each Distribution Date will
                                                  be as set forth or described
                                                  on the cover page hereof.

                                                  The Pass-Through Rate for
                                                  the Class X Certificates for
                                                  any Distribution Date will be
                                                  equal to the excess of (a)
                                                  the weighted average of the
                                                  Net Mortgage Rates of the
                                                  Non-Discount Mortgage Loans
                                                  over (b)____ % per annum.
                                                  The Pass-Through Rate for the
                                                  Class X Certificates for the
                                                  first Distribution Date is
                                                  expected to be approximately
                                                  ___% per annum.

                                                  With respect to each
                                                  Distribution Date, the
                                                  "Interest Accrual Period"
                                                  for each interest bearing
                                                  Class of Certificates will be
                                                  [the calendar month preceding
                                                  the month of such
                                                  Distribution Date.]

Distributions of Principal  . . . . . . . . . .   On each Distribution Date,
                                                  to the extent funds are
                                                  available therefor, principal
                                                  distributions in reduction of
                                                  the Class Certificate
                                                  Balances of each Class of
                                                  Certificates (other than the
                                                  Notional Amount Certificates)
                                                  will be made in the order and
                                                  subject to the priorities set
                                                  forth herein under
                                                  "Description of the
                                                  Certificates--Principal" in
                                                  an aggregate amount equal to
                                                  such Class' allocable portion
                                                  of the Senior Principal
                                                  Distribution Amount, the
                                                  Class PO Principal
                                                  Distribution Amount or the
                                                  Subordinated Principal
                                                  Distribution Amount, as
                                                  applicable.  The Notional
                                                  Amount Certificates do not
                                                  have principal balances and
                                                  are not entitled to any
                                                  distributions in respect of
                                                  principal of the Mortgage
                                                  Loans.  See "Description of
                                                  the Certificates--Principal"
                                                  herein.

  Credit Enhancement
    General . . . . . . . . . . . . . . . . . .   Credit enhancement for the
                                                  Senior Certificates will be
                                                  provided by the Subordinated
                                                  Certificates and credit
                                                  enhancement for each Class of
                                                  Subordinated Certificates
                                                  will be provided by the Class
                                                  or Classes of Subordinated
                                                  Certificates with higher
                                                  numerical Class designations,
                                                  as  described below.  The
                                                  aggregate of the initial
                                                  Class Certificate Balances of
                                                  the Class ___ , Class _____
                                                  and Class ___ Certificates,
                                                  which are the only
                                                  Certificates supporting the
                                                  Class Certificates, is
                                                  expected to be approximately
                                                  $_______ .

  Subordination . . . . . . . . . . . . . . . .   The rights of holders of the
                                                  Subordinated Certificates to
                                                  receive distributions with
                                                  respect to the Mortgage Loans
                                                  in the Trust Fund will be
                                                  subordinated to such rights
                                                  of holders of the Senior
                                                  Certificates, and the rights
                                                  of the holders of each Class
                                                  of Subordinated Certificates
                                                  (other than the Class ______
                                                  Certificates) to receive such
                                                  distributions will be further
                                                  subordinated to such rights
                                                  of the Class or Classes of
                                                  Subordinated Certificates
                                                  with
                                                  lower numerical Class
                                                  designations, in each case
                                                  only to the extent described
                                                  under "Credit
                                                  Enhancement--Subordination of
                                                  Certain Classes" herein.

                                                  The subordination of the
                                                  Subordinated Certificates to
                                                  the Senior Certificates, and
                                                  the further subordination
                                                  within the Subordinated
                                                  Certificates, is intended to
                                                  increase the likelihood of
                                                  timely receipt by the
                                                  holders of Certificates with
                                                  higher relative payment
                                                  priority of the maximum amount
                                                  to which they are entitled on
                                                  any Distribution Date and to
                                                  provide such holders
                                                  protection against losses on
                                                  the Mortgage Loans to the
                                                  extent described under
                                                  "Description of the
                                                  Certificates--Allocation of
                                                  Losses" herein.  The
                                                  Subordinated Certificates also
                                                  provide protection, to a
                                                  lesser extent, against Special
                                                  Hazard Losses, Bankruptcy
                                                  Losses and Fraud Losses.
                                                  However, in certain
                                                  circumstances the amount of
                                                  available subordination
                                                  (including the limited
                                                  subordination provided for
                                                  certain types of losses) may
                                                  be exhausted and shortfalls in
                                                  distributions on the
                                                  Certificates could result.
                                                  Holders of the Senior
                                                  Certificates will bear their
                                                  proportionate share of any
                                                  losses realized on the
                                                  Mortgage Loans in excess of
                                                  the available subordination
                                                  amount.  See "Description of
                                                  the Certificates--Priority of
                                                  Distributions Among
                                                  Certificates," "--Allocation
                                                  of Losses," and "Credit
                                                  Enhancement--Subordination of
                                                  Certain Classes" herein.]

                                                  In addition, Realized Losses
                                                  on the Mortgage Loans will
                                                  reduce the Class Certificate
                                                  Balances of the applicable
                                                  Class of Subordinated
                                                  Certificates to the extent of
                                                  any losses allocated thereto
                                                  (as described under
                                                  "Description of the
                                                  Certificates--Allocation of
                                                  Losses" herein), without the
                                                  receipt of cash attributable
                                                  to such reduction.  As a
                                                  result of such reductions,
                                                  less interest will accrue on
                                                  such Class of Subordinated
                                                  Certificates than otherwise
                                                  would be the case.  The yield
                                                  to maturity of the
                                                  Subordinated Certificates will
                                                  also be affected by the
                                                  disproportionate allocation of
                                                  principal prepayments to the
                                                  Senior Certificates, Net
                                                  Interest Shortfalls, other
                                                  cash shortfalls in Available
                                                  Funds and distribution of
                                                  funds to Class PO
                                                  Certificateholders otherwise
                                                  available for distribution on
                                                  the Subordinated Certificates
                                                  to the extent of reimbursement
                                                  for Class PO Deferred
                                                  Amounts.  See "Description of
                                                  the Certificates--Allocation
                                                  of Losses" herein.

Advances  . . . . . . . . . . . . . . . . . . .   The Master Servicer is
                                                  obligated to make cash
                                                  advances ("Advances") with
                                                  respect to delinquent
                                                  payments of
                                                  principal of and interest on
                                                  any Mortgage Loan to the
                                                  extent described under
                                                  "Servicing of the Mortgage
                                                  Loans--Advances" herein.  The
                                                  Trustee will be obligated to
                                                  make any such Advance if the
                                                  Master Servicer fails in its
                                                  obligation to do so, to the
                                                  extent provided in the
                                                  Agreement.  See "Servicing of
                                                  Mortgage Loans--Advances"
                                                  herein.

Prepayment Considerations and Risks;
   Reinvestment Risk  . . . . . . . . . . . . .   The rate of principal
                                                  payments on the Offered
                                                  Certificates, the aggregate
                                                  amount of distributions on
                                                  the Offered Certificates and
                                                  the yield to maturity of the
                                                  Offered Certificates will be
                                                  related to the rate and
                                                  timing of payments of
                                                  principal on the Mortgage
                                                  Loans.

                                                  Since the rate of payment of
                                                  principal on the Mortgage
                                                  Loans will depend on future
                                                  events and a variety of
                                                  factors, no assurance can be
                                                  given as to such rate or the
                                                  rate of principal
                                                  prepayments.  The extent to
                                                  which the yield to maturity of
                                                  a Class of Offered
                                                  Certificates may vary from the
                                                  anticipated yield may depend
                                                  upon the degree to which it is
                                                  purchased at a discount or
                                                  premium, and the degree to
                                                  which the timing of payments
                                                  thereon is sensitive to
                                                  prepayments, liquidations and
                                                  purchases of the Mortgage
                                                  Loans.  Further, an investor
                                                  should consider the risk that,
                                                  in the case of the Principal
                                                  Only Certificates and any
                                                  other Offered Certificate
                                                  purchased at a discount, a
                                                  slower than anticipated rate
                                                  of principal payments
                                                  (including prepayments) on the
                                                  Mortgage Loans could result in
                                                  an actual yield to such
                                                  investor that is lower than
                                                  the anticipated yield and, in
                                                  the case of the Interest Only
                                                  Certificates and any other
                                                  Offered Certificate purchased
                                                  at a premium, a faster than
                                                  anticipated rate of principal
                                                  payments could result in an
                                                  actual yield to such investor
                                                  that is lower than the
                                                  anticipated yield.  Investors
                                                  in the Interest Only
                                                  Certificates should carefully
                                                  consider the risk that a rapid
                                                  rate of principal payments on
                                                  the Mortgage Loans could
                                                  result in the failure of such
                                                  investors to recover their
                                                  initial investments.

                                                  Because the Mortgage Loans
                                                  may be prepaid at any time, it
                                                  is not possible to predict the
                                                  rate at which distributions of
                                                  principal of the Offered
                                                  Certificates will be
                                                  received.  Since prevailing
                                                  interest rates are subject to
                                                  fluctuation, there can be no
                                                  assurance that investors in
                                                  the Offered Certificates will
                                                  be able to reinvest the
                                                  distributions thereon at
                                                  yields equaling or exceeding
                                                  the yields on such Offered
                                                  Certificates.  It is possible
                                                  that yields on any
                                                  such reinvestments will be
                                                  lower, and may be
                                                  significantly lower, than the
                                                  yields on the Offered
                                                  Certificates.  See "Risk
                                                  Factors--Prepayment
                                                  Considerations and Risks" and
                                                  "Yield, Prepayment and
                                                  Maturity Considerations"
                                                  herein.

Optional Termination  . . . . . . . . . . . . .   On any Distribution Date on
                                                  which the Pool Principal
                                                  Balance is less than [10]% of
                                                  the Cut-off Date Pool
                                                  Principal Balance, the Master
                                                  Servicer will have the option
                                                  to purchase, in whole, the
                                                  Mortgage Loans and the REO
                                                  Property, if any, remaining
                                                  in the Trust Fund.  See
                                                  "Description of the
                                                  Certificates--Optional
                                                  Termination" herein.

Federal Income Tax
  Consequences  . . . . . . . . . . . . . . . .   An election will be made to
                                                  treat the Trust Fund as a
                                                  "real estate mortgage
                                                  investment conduit" ("REMIC")
                                                  for federal income tax
                                                  purposes.  The Regular
                                                  Certificates will constitute
                                                  "regular interests" in the
                                                  REMIC and the Residual
                                                  Certificates will constitute
                                                  the sole class of "residual
                                                  interest" in the REMIC.  The
                                                  Class __, Class PO and Class
                                                  X Certificates will, and
                                                  depending on their respective
                                                  issue prices  certain other
                                                  Classes of Offered
                                                  Certificates may, be issued
                                                  with original issue discount
                                                  ("OID") for federal income
                                                  tax purposes.  See "Federal
                                                  Income Tax Consequences"
                                                  herein and in the Prospectus.

                                                  The holders of the Class A-R
                                                  Certificates will be subject
                                                  to special federal income tax
                                                  rules that may significantly
                                                  reduce the after-tax yield of
                                                  such Certificates.  Further,
                                                  significant restrictions
                                                  apply to the transfer of the
                                                  Class A-R Certificates.  See
                                                  "Description of the
                                                  Certificates--Restrictions on
                                                  Transfer of the Class A-R
                                                  Certificates" herein.

                                                  The Interest Only
                                                  Certificates and the Principal
                                                  Only Certificates will, and
                                                  certain other Classes of
                                                  Offered Certificates may, be
                                                  issued with original issue
                                                  discount for federal income
                                                  tax purposes.  See "Federal
                                                  Income Tax Consequences"
                                                  herein and in the Prospectus.

ERISA Considerations  . . . . . . . . . . . . .   A fiduciary of any employee
                                                  benefit plan or other
                                                  retirement arrangement
                                                  subject to the Employee
                                                  Retirement Income Security
                                                  Act of 1974, as amended
                                                  ("ERISA"), or Section 4975 of
                                                  the Code should review
                                                  carefully with its legal
                                                  advisors whether the purchase
                                                  or holding of Class __
                                                  Certificates could give rise
                                                  to a transaction that is
                                                  prohibited or is not
                                                  otherwise permitted either
                                                  under ERISA or Section 4975
                                                  of the

                                                  Code or whether there exists
                                                  any statutory or
                                                  administrative exemption
                                                  applicable to an investment
                                                  therein.  [The U.S. Department
                                                  of Labor has issued an
                                                  individual exemption,
                                                  Prohibited Transaction
                                                  Exemption 90-24, to Morgan
                                                  Stanley & Co.  Incorporated
                                                  that generally exempts from
                                                  the application of certain of
                                                  the prohibited transaction
                                                  provisions of Section 406 of
                                                  ERISA, and the excise taxes
                                                  imposed on such prohibited
                                                  transaction by Section 4975(a)
                                                  and (b) of the Code and
                                                  Section 502(i) of ERISA,
                                                  transactions relating to the
                                                  purchase, sale and holding of
                                                  pass-through certificates
                                                  underwritten by such
                                                  Underwriter such as the Class
                                                  __ Certificates and the
                                                  servicing and operation of
                                                  asset pools, provided that
                                                  certain conditions are
                                                  satisfied.  A fiduciary of any
                                                  employee benefit plan subject
                                                  to ERISA or the Code should
                                                  consult with its legal
                                                  advisors regarding the
                                                  requirements of ERISA and the
                                                  Code.]  See "ERISA
                                                  Considerations" herein and in
                                                  the Prospectus.

Legal Investment  . . . . . . . . . . . . . . .   The Senior Certificates and
                                                  the Class ____ Certificates
                                                  [will] [will not] constitute
                                                  "mortgage related securities"
                                                  for purposes of the Secondary
                                                  Mortgage Market Enhancement
                                                  Act of 1984 ("SMMEA") so long
                                                  as they are rated in one of
                                                  the two highest rating
                                                  categories by at least one
                                                  nationally recognized
                                                  statistical rating
                                                  organization and, as such,
                                                  are legal investments for
                                                  certain entities to the
                                                  extent provided for in SMMEA.

                                                  It is anticipated that the
                                                  Class ____ and Class ____
                                                  Certificates will not be rated
                                                  in one of the two highest
                                                  rating categories by a
                                                  nationally recognized
                                                  statistical rating
                                                  organization and, therefore,
                                                  will not constitute "mortgage
                                                  related securities" for
                                                  purposes of SMMEA.

                                                  Institutions whose investment
                                                  activities are subject to
                                                  review by federal or state
                                                  regulatory authorities should
                                                  consult with their counsel or
                                                  the applicable authorities to
                                                  determine whether an
                                                  investment in the Offered
                                                  Certificates complies with
                                                  applicable guidelines, policy
                                                  statements or restrictions.
                                                  See "Legal Investment" in the
                                                  Prospectus.

Ratings . . . . . . . . . . . . . . . . . . . .   It is a condition to the
                                                  issuance of the Senior
                                                  Certificates that they be
                                                  rated _____ by ("________")
                                                  and _______ by ("_______"
                                                  and, together with _____, the
                                                  "Rating Agencies").  See
                                                  "Ratings" herein.  It is a
                                                  condition to the issuance of
                                                  the Class __ , Class __ and
                                                  Class __ Certificates that
                                                  they be rated at least _____
                                                  ,_____ and

                                                  _____ , respectively, by ____.
                                                  The ratings of the Offered
                                                  Certificates of any Class
                                                  should be evaluated
                                                  independently from similar
                                                  ratings on other types of
                                                  securities.  A rating is not a
                                                  recommendation to buy, sell or
                                                  hold securities and may be
                                                  subject to revision or
                                                  withdrawal at any time by
                                                  either of the Rating Agencies.
                                                  See "Risk Factors--Certificate
                                                  Rating" and "Ratings" herein.

Risk Factors  . . . . . . . . . . . . . . . . .   For a discussion of certain
                                                  risks associated with an
                                                  investment in the
                                                  Certificates, see "Risk
                                                  Factors" on page S-__ herein
                                                  and on page 135 in the
                                                  Prospectus.

                                  RISK FACTORS
       [Description will depend on the particulars of the Mortgage Loans]

         Investors should consider the following risks in connection with the purchase of the Certificates.

         Consequences of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Cash Flow Considerations. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss.

         Prepayment Considerations and Risks. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan.

See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" herein and "Certain Legal Aspects of Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience thereof. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See "Yield, Prepayment and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

         Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

         Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from the Seller to the Depositor will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of the Seller,the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller, secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

         Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Pool Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.

         Delinquent Mortgage Loans. The Trust Fund will include Mortgage Loans which are 89 or fewer days delinquent as of the Cut-off Date. The Cut-off Date Pool Principal Balance of Mortgage Loans which are between 30 days and 89 days delinquent as of the Cut-off Date was $____________. If there are not sufficient Available Funds on any Distribution Dates, the aggregate amount of principal returned to the Certificateholders may be less than the respective Class Certificate Principal Balances on the day the Certificates were issued.

         Risks of Holding Subordinated Certificates. The subordination of the Subordinated Certificates to the Senior Certificates, and the further subordination within the Subordinated Certificates, is intended to increase the likelihood of timely receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses on the Mortgage Loans to the extent described herein under "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordination of Certain Classes." However, in certain circumstances the amount of available subordination (including the limited subordination provided for certain types of losses) may be exhausted and shortfalls in distributions on the Certificates could result. Holders of the Senior Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount.

         In addition, the weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans.
If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates--Allocation of Losses" herein), without the receipt of cash attributable to such reduction. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class PO Deferred Amounts. See "Description of the Certificates--Allocation of Losses" and "Yield, Prepayment and Maturity Considerations--The Subordinated Certificates" herein.

         For a discussion of additional risks pertaining to the Offered Certificates, see "Risk Factors" in the Prospectus.

                               THE MORTGAGE POOL

GENERAL

         The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Purchase Agreement, dated ____________, 199_ (the "Purchase Agreement"). Pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date among the Master Servicer, the Depositor and the Trustee (the "Agreement"), the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders").

         Under the Purchase Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under "--Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. The Seller will represent and warrant to the Depositor in the Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Agreement can be made and that such selection was not made in a manner that would adversely affect the interests of the Certificateholders. See "The Trust Fund--Representations by Sellers; Repurchases" in the Prospectus. Under the Agreement, the Depositor will assign all its right, title and interest in and to such representations, warranties and covenants (including the Seller's repurchase obligation) under the Purchase Agreement to the Trustee for the benefit of Certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase obligation described above. The obligations of ___________, as Master Servicer, with respect to the Certificates are limited to the Master Servicer's contractual servicing obligations under the Agreement.

         Certain information with respect to the Mortgage Loans expected to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein under "The Mortgage Pool" with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented herein under "The Mortgage Pool" expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

         As of the Cut-off Date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $_______ (the "Cut-off Date Pool Principal Balance"). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All the Mortgage Loans provide for payments due as of the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of [30 years]. The Mortgage Loans to be included in the Mortgage Pool were originated or purchased by [the Seller] and were originated substantially in accordance with [the Seller's] underwriting criteria described below under "--Underwriting Standards."

         Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [All of the Mortgage Notes provide for a ________ (__) day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately ____% of the Mortgage Loans provide for the payment by the borrower of a prepayment charge in limited circumstances on full prepayments made within ____ years from the date of execution of the related Mortgage Note. In general, the Mortgage Note provides that a prepayment charge will apply if, during the first ____ years from the date of origination of such Mortgage Loan, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to ____ months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of __% of the original balance of such Mortgage Loan.]

         Each Mortgage Loan was originated after ____________.

         The latest stated maturity date of any Mortgage Loan is _________. The earliest stated maturity date of any Mortgage Loan is ___________.

         As of the Cut-off Date, no Mortgage Loan was delinquent more than [89] days.

         [No] Mortgage Loan will be subject to a buydown agreement. [No] Mortgage Loan provides for deferred interest or negative amortization.

         [No] Mortgage Loan had a Loan-to-Value Ratio at origination of more than [95]%. Each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% may be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to FNMA or FHLMC, which policy provides coverage in an amount equal to the excess of the original principal balance of the related Mortgage Loan over __% of the value of the related Mortgaged Property, plus accrued interest thereon and related foreclosure expenses.

         The Loan-to-Value Ratio of a Mortgage Loan is equal to (i) the principal balance of such Mortgage Loan at the date of origination, divided by
(ii) the Collateral Value of the related Mortgaged Property. The Collateral Value of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for [the Seller] by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans become equal to or greater than the value of the Mortgaged Properties, actual losses on the Mortgage Loans could be higher than losses now generally experienced in the mortgage lending industry.

         The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                               MORTGAGE RATES(1)

                                    Number of Mortgage             Aggregate Principal     Percent of
Mortgage Rates (%)                          Loans                  Balance Outstanding     Mortgage Pool

-------------------------------------------------------------------------------------------------------------------
_____............                                                   $                         %
_____..............
_____..............
_____..............
_____..............
_____..............
_____..............
_____..............
_____..............
_____..............
_____..............
_____..............

Totals.............                                                 $                         100.00%
                                                   ==               ==========                =========

---------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is expected to be approximately _____%. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately ______% per annum.


                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

Original Loan-to-Value              Number of               Aggregate Principal               Percent of
         Rates (%)                  Mortgage Loans          Balance Outstanding               Mortgage Pool

-----------------------------------------------------------------------------------------------------------
_____ and below.....                                                $                               %
_____ to _____......
_____ to _____......
_____ to _____......
_____ to _____......
_____ to _____......
_____ to _____......
_____ to _____......
_____ to _____......
_____ to _____......                               ---              ----------                ---------

Totals..............                                                $                        100.00%
-----                                              ==               ==========               ==========

 (1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately _______%.

                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

Current Mortgage Loan     Number of                Aggregate Principal               Percent of
         Amounts          Mortgage Loans           Balance Outstanding               Mortgage Pool

-------------------------------------------------------------------------------------------------------
$       0 - $ ______...                                     $                              %
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...
$ _______ - $ _______...                   --               ----------                ---------

                                                            $                         100.00%
Totals..............                       ==               ==========                =========


--------
(1) As of the Cut-off Date, the average current Mortgage Loan principal balance is expected to be approximately $_______ .



                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

Type of Program                     Number of               Aggregate Principal               Percent of
                                    Mortgage Loans          Balance Outstanding               Mortgage Pool
-----------------------------------------------------------------------------------------------------------
Full................                                                $                                 %
Alternative.........
Reduced.............
Streamlined.........                               --               ----------                ---------

                                                                    $                         100.00%
Totals..............                               ==               ==========                =========


                          TYPE OF MORTGAGED PROPERTIES

Property Type             Number of                Aggregate Principal               Percent of
                          Mortgage Loans           Balance Outstanding               Mortgage Pool
---------------------------------------------------------------------------------------------------------

Single Family...........                           $                                                  %
Condominium.............
Two- to Four-Family
Planned Unit Development                            --               ----------               ---------

Totals..............                                                $                         100.00%
                                                    ==               ==========                ========


                               OCCUPANCY TYPES(1)

Occupancy Type            Number of                Aggregate Principal               Percent of
                          Mortgage Loans          Balance Outstanding               Mortgage Pool
----------------------------------------------------------------------------------------------------------

Primary Residence...                                      $                                 %
Investor Residence...
Second Residence....                     --               ----------                ---------

Totals..............                                      $                         100.00%
                                         ==               ==========                =========

-----------
(1) Based upon representations of the related mortgagors at the time of origination.

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

         State                      Number of               Aggregate Principal               Percent of
                                    Mortgage Loans          Balance Outstanding               Mortgage Pool
-------------------------------------------------------------------------------------------------------------
Other (less than [2]%)                     --                       $                                 %
                                                                     ---------                --------

Totals..............                                                $                         100.00%
                                           ==                       ==========                ========

-----------
(1) Other includes other states with under [2]% concentrations individually. No more than approximately % of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                           PURPOSE OF MORTGAGE LOANS

         Loan Purpose               Number of               Aggregate Principal               Percent of
                                    Mortgage Loans          Balance Outstanding               Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
Purchase...........                                                 $                                 %
Refinance (rate/term)..
Refinance (cash out)...
                                                   --               ----------                ---------

Totals..............                                                $                         100.00%
                                                   ==               ==========                =========

                         REMAINING TERMS TO MATURITY(1)

Remaining Term to                   Number of               Aggregate Principal               Percent of
Maturity (Months)                   Mortgage Loans          Balance Outstanding               Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
---.................
---.................
---.................
---.................
---.................
---.................
---.................
---.................
---.................
---.................
---.................

Totals..............                                                $                         100.00%
                                                   ==               ==========                ========

-----------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately months.

ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to the Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to the Purchase Agreement and all other assets included in the Trust Fund described under "Credit Enhancement" herein, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

         In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller.

         The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed ___ days after the Closing Date as provided in the Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

         The following is a description of the underwriting procedures customarily employed by [the Seller] with respect to mortgage loans such as the Mortgage Loans: ________.


                          SERVICING OF MORTGAGE LOANS

GENERAL

         The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. [As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

         The information set forth in the following section through and including the section captioned "Delinquency Status as of _____________, 199_" has been provided by [the Master Servicer]. No representation is made by the Depositor or any of its affiliates as to the accuracy or completeness of any such information.

THE MASTER SERVICER

         [____________] will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

         As of __________, 199_, [the Master Servicer] provided servicing for approximately $__________ [million] in mortgage loans.


         The principal executive offices of the Master Servicer are located at ____________________________. Its telephone number is (___) ___-____.

LOAN SERVICING

         [The Master Servicer services substantially all of the mortgage loans it originates or acquires. Servicing includes, but is not limited to, collecting and remitting mortgage loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.]


COLLECTION PROCEDURES

         When a mortgagor fails to make a payment on a mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's servicing procedures, the Master Servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 60 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

         Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by the Master Servicer.

         Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

         The following table summarizes the delinquency experience of mortgage loans serviced by the Master Servicer as of ___________, 199_. A mortgage loan is characterized as delinquent if the borrower has not paid the minimum payment due by the due date. The table below excludes mortgage loans where the mortgage loan is in foreclosure or the borrower has filed for bankruptcy. The delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure experience presented in the second paragraph below the table will be indicative of such experience on the Mortgage Loans.

                    Delinquency Status as of _________, 199_

                                    Dollars        Percent  Units            Percent

  Current                           $________      _____%   _____            _____%

30-59 Days                          $________      _____%   _____            _____%

60-89 Days                          $________      _____%   _____            _____%

 90+ Days                           $________      _____%   _____            _____%

   Total                            $________      _____%   _____            _____%

         This table does not include ________ mortgage loans with principal balances aggregating $_____________ that were sold, but were being serviced on an interim basis pending transfer of servicing, as of ___________, 199_. As of the date hereof, servicing with respect to such mortgage loans has been transferred.

         Delinquencies are reported on a contractual basis. As of _____________, 199_, __________ mortgage loans with an aggregate principal balance of $______________ were in foreclosure and, there were ___________ loans in bankruptcy with a combined loan balance of $______________.

         Over the last several years, there has been a general deterioration of the real estate market and weakening economy in many regions of the country, including __________. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated mortgage loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         [The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The Servicing Fee Rate for each Mortgage Loan will equal ________% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.]

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to Certificateholders on the Distribution Date in the same month in which such prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to such prepaid Mortgage Loans would result. Pursuant to the Agreement, the Master Servicing Fee for any month will be reduced, [but not by more than one-half of such Master Servicing Fee,] by an amount sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any Prepayment Period exceed an amount equal to [one-half of] the Master Servicing Fee otherwise payable on the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See "Description of the Certificates--Interest" herein.

ADVANCES

         Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the Master Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Agreement. Set forth below are descriptions of the material terms and provisions pursuant to which the Certificates will be issued. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Mortgage Loan Asset-Backed Pass-Through Certificates, Series 199_
- __ will consist of the Class A-__, Class ___, Class PO, Class X and Class A-R Certificates (collectively, the "Senior Certificates") and the Class B-__, Class ___ and Class ____ Certificates (collectively, the "Subordinated Certificates"). The Senior Certificates and Subordinated Certificates are collectively referred to herein as the "Certificates." Only the Classes of Certificates listed on the cover page hereof (collectively, the "Offered Certificates") are offered hereby. The Classes of Offered Certificates will have the respective initial Class Certificate Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described on the cover hereof.

         The Class Certificate Balance of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof (A) reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Class of Subordinated Certificates, any amounts allocated to such Class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described below under "--Allocation of Losses." In addition, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.

         The Notional Amount of the Class X Certificates for any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans with respect to such Distribution Date. A "Non-Discount Mortgage Loan" is a Mortgage Loan with a Net Mortgage Rate equal to or greater than ___%. The initial Notional Amount of the Class X Certificates will be equal to the aggregate of the Stated Principal Balance of the Non-Discount Mortgage Loans as of the Cut-off Date.

         The Senior Certificates will have an initial aggregate principal balance of approximately $_____ and will evidence in the aggregate an initial beneficial ownership interest of approximately ____% in the Trust Fund. The Class B-__ and Class B-__ Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately ___% and ___%, respectively, in the Trust Fund.

         The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Physical Certificates (other than Class A-R Certificates) offered hereby will be issued in minimum dollar denominations of [$1,000] and integral multiples of [$1] in excess thereof. A single Certificate of each such Class may be issued in an amount different than described above. The Class A-R Certificates will be issued as a single Certificate in a denomination of [$1,000].

BOOK-ENTRY CERTIFICATES

         Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of [$1,000] and integral multiples of [$1] in excess thereof. [One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000.] The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "Description of the Securities--Book-Entry Registration of Securities," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

         Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository.

Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

         For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or prior to the Closing Date, the Master Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the Certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in Permitted Investments, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit such Available Funds in an account established and maintained with the Trustee on behalf of the Certificateholders (the "Distribution Account").

         "Permitted Investments" will be specified in the Agreement and will be limited to (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;
(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United

States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

DISTRIBUTIONS

         Distributions on the Certificates will be made by the Trustee on the __ day of each month, or if such day is not a business day, on the first business day thereafter, commencing in ____ 199_ (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds [100%] of a Class of Certificates or who holds Certificates with an aggregate initial Certificate Balance of [$1,000,000] or more or who holds an Interest Only Certificate and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

         As more fully described below under "--Interest," "--Principal" and "--Allocation of Losses," distributions will be made on each Distribution Date from Available Funds in the following order of priority: (i) to interest on each interest bearing Class of Senior Certificates; (ii) to principal on the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; (iii) to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on such Distribution Date as principal of the Subordinated Certificates; and (iv) to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class ____ Certificates, in each case subject to the limitations set forth below under "--Principal."

         "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the month preceding the month of such Distribution Date; and
(iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Certificate Account pursuant to the Agreement.

         With respect to any Distribution Date, the Class PO Deferred Amount is the aggregate of the applicable PO Percentage of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date on or prior to the Senior Credit Support Depletion Date or previously allocated to the Class PO Certificates and not yet paid to the holders of the Class PO Certificates.

INTEREST

         The Classes of Offered Certificates will have the respective Pass-Through Rates set forth or described on the cover hereof.

         The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the average of the Net Mortgage Rates of the Non-Discount Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof, over (b)___% per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately ___% per annum. The Net Mortgage Rate for each Mortgage Loan is the interest rate thereon (the "Mortgage Rate") less the Servicing Fee Rate for such Mortgage Loan.

         On each Distribution Date, to the extent of funds available therefor, each interest bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest bearing Class will be equal to the sum of
(i) interest at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts"). The Class PO Certificates are Principal Only Certificates and will not bear interest.

         [With respect to each Distribution Date, the "Interest Accrual Period" for each interest bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.]

         The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to (i) the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls with respect to such Distribution Date. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any Distribution Date, a "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds the aggregate amount payable on such Distribution Date by the Master Servicer as described under "Servicing of Mortgage Loans--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan. Each Class' pro rata share of such Net Interest Shortfalls will be based on the amount of interest such Class otherwise would have been entitled to receive on such Distribution Date.

         Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each interest bearing Class of Certificates, on the basis of the related Class Certificate Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. [Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.]

         In the event that, on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any Unpaid Interest Amount so carried forward will not bear interest.

PRINCIPAL

         General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates and (ii) the Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

         The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate ("NMR") less than ___% (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to NMR/___%. The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate equal to or greater than ___% (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%. The PO Percentage with respect to any Discount Mortgage Loan will be equal to (___% -
NMR)/___%. The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

         Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates, to the extent of the amount available from Available Funds for the distribution of principal on such respective Classes, as described below.

         The Non-PO Formula Principal Amount for any Distribution Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date,
(d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period.

         Senior Principal Distribution Amount. On each Distribution Date prior to the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority:

                 (i) to the Class A-R Certificates until the Class Certificate Balance thereof has been reduced to zero;

                 (ii) concurrently, to the Class ____ and Class _____ Certificates, pro rata based on their respective Class Certificate Balances, until the Class Certificate Balances thereof have been reduced to zero;

                 (iii) sequentially, to the Class ___ and Class ____ Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero;

                 (iv) sequentially, to the Class ____ and Class ____ Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero; and

                 (v) to the Class ____ Certificates until the Class Certificate Balance thereof has been reduced to zero.

         Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently as principal of the Classes of Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately prior to such Distribution Date.

         The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

         The Senior Principal Distribution Amount for any Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date,
(ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Senior

Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

         "Stated Principal Balance" means as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Pool Principal Balance with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

         The Senior Percentage for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates (other than the Class PO Certificates) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates, other than the Class PO Certificates, immediately prior to such date.

         The Senior Prepayment Percentage for any Distribution Date occurring during the ____ years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates which receive these unscheduled payments of principal (other than the Class PO Certificates) while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

         The Senior Prepayment Percentage for any Distribution Date occurring on or after the _____ anniversary of the first Distribution Date will be as follows: for any Distribution Date in the _____ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the ______ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the _____ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the ______ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if (i) the outstanding principal balance of all Mortgage Loans delinquent __ days or more (averaged over the preceding _________ period), as a percentage of the aggregate principal balance of the Subordinated Certificates (averaged over the preceding _________ period), is equal to or greater than __%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the aggregate of the principal balances of the Subordinated Certificates as of the Cut-off Date (the "Original Subordinated Principal Balance"), (b) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date on the _______ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date on the ______ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, and (e) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance. The Subordinated Prepayment Percentage as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date.

         If on any Distribution Date the allocation to the Class of Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

         Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for such Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided in the next paragraph, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class ___ Certificates, until the respective Class Certificate Balances thereof are reduced to zero. The Subordinated Percentage for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage.

         With respect to each Class of Subordinated Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any such Classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The Class Subordination Percentage with respect to any Distribution Date and each Class of Subordinated Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the Certificates are expected to be as follows:

       Class ...........................................     %
       Class ...........................................     %
       Class ...........................................     %
       Class ...........................................     %
       Class ...........................................     %
       Class ...........................................     %

         The Subordinated Principal Distribution Amount for any Distribution Date will equal (A) the sum of (i) the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through
(d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (iii) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date reduced by (B) the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the Senior Certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the Subordinated Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

         Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the "Class PO Principal Distribution Amount") equal to the lesser of
(x) the PO Formula Principal Amount for such Distribution Date and (y) the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

         If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the Senior Certificates (other than the Class PO Certificates) will be in an amount equal to the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

         The PO Formula Principal Amount for any Distribution Date will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution

Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

ALLOCATION OF LOSSES

         On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates prior to distributions of principal on the Subordinated Certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

         On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances.

         On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates based upon their respective Class Certificate Balances.

         Because principal distributions are paid to certain Classes of Certificates (other than the Class PO Certificates) before other Classes of Certificates, holders of such Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

         [Realized Losses allocated to a Class of Certificates comprised of multiple payment Components will be allocated pro rata among the Components of such Class of Certificates based on their respective Component Balances.]

         In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount,
(ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and
(iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement--Subordination of Certain Classes" herein.

         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Credit Enhancement." See "Credit Enhancement--Subordination of Certain Classes" herein.

STRUCTURING ASSUMPTIONS

         Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the following characteristics:

 Principal     Mortgage        Net Mortgage       Original Term to        Remaining Term to
 Balance       Rate            Rate               Maturity (in months)    Maturity (in months)         Loan Age
 ---------     --------        ------------       --------------------    -------------------          --------
 $             %;              %;
 $             %;              %;


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity, (viii) the initial Class Certificate Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth on the cover page hereof and under "Summary of Terms--Certificates other than the Offered Certificates," (ix) interest accrues on each interest bearing Class of Certificates at the applicable interest rate set forth or described on the cover hereof and as described herein, (x) distributions in respect of the Certificates are received in cash on the ____ day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Offered Certificates is the date set forth under "Summary of Terms--Closing Date," (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described herein under "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans used in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example,___% SPA assumes prepayment rates will be___% per annum in month one,___% per annum in month two, and increasing by ___% in each succeeding month until reaching a rate of ___% per annum in month 30 and remaining constant at %___ per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which such amount is to be distributed.

OPTIONAL TERMINATION

         The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the Pool Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of the Cut-off Date Pool Principal Balance. In the event the Master Servicer exercises such option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of an interest bearing Certificate, any unpaid accrued interest thereon at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the Certificates in respect of any such optional termination will first be paid to the Senior Certificates and then to the Subordinated Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

         ______________________ will be the Trustee under the Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with ___________________. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at _______________________________, Attention: _____________________ or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

         The Class A-R Certificates will be subject to the restrictions on transfer described in the Prospectus under "Federal Income Tax Consequences." The Agreement provides that the Class A-R Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" herein. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         [The effective yield to the holders of the interest bearing Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the ____ day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).]

         Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

         Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations (either directly or through distributions in respect of Class PO Deferred Amounts on the Class PO Certificates), Excess Losses will be borne by all Classes of Certificates (other than the Notional Amount Certificates) on a pro rata basis. Moreover, since the Subordinated Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on such Distribution Date in respect of Class PO Deferred Amounts, the amount distributable as principal on each such Distribution Date to each Class of Subordinated Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of such Class PO Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or Master Servicer). The Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described under "Description of the Certificates--Optional Purchase of Defaulting Loans" and "--Optional Termination" herein) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Principal Only Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Interest Only Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

         As described herein under "Description of the Certificates--Principal," the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments will be initially distributed to the Classes of Senior Certificates (other than the Class PO Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such Classes of Senior Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinated Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes of Certificates to various constant percentages of SPA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificate when such reinvestment rates are considered.

SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

         As indicated in the table below, the yield to investors in the Class X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Non-Discount Mortgage Loans (particularly those with high Net Mortgage Rates), which generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class X Certificates would be approximately 0% if prepayments were to occur at a constant rate of approximately __% SPA. If the actual prepayment rate of the Non-Discount Mortgage Loans were to exceed the foregoing level for as little as one month while equaling such level for the remaining months, the investors in the Class X Certificates would not fully recoup their initial investments.

         As described above under "Description of the Certificates--General," the Pass-Through Rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Non-Discount Mortgage Loans. The Non-Discount Mortgage Loans will have higher Net Mortgage Rates (and higher Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the Pass-Through Rate and Notional Amount of the Class X Certificates.

         The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the purchase price of the Class X Certificates (expressed as a percentage of initial Notional Amount) is as follows:

                                Class                              Price*
                                -----                              -----

                                Class X . . . . . . . . . . . .    %


__________
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

          SENSITIVITY OF THE INTEREST ONLY CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                           SPA Prepayment/Assumption

Class         0%                %                %                %             %              %
-----       -----             -----            -----            -----         -----          -----
Class X         %                %                %                %             %                %

         It is unlikely that the Non-Discount Mortgage Loans will have the precise characteristics described herein or that the Non-Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Non-Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

SENSITIVITY OF THE PRINCIPAL ONLY CERTIFICATES

         The Class PO Certificates will be "principal only" certificates and will not bear interest. As indicated in the table below, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Principal Only Certificates.

         As described above under "Description of the Certificates--Principal," the Class PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower Net Mortgage Rates (and lower Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

         The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Principal Only Certificates (expressed as a percentage of initial Class Certificate Balance) is as follows:

                          Class                             Price
                          -----                             -----

                          Class PO.............             %

         SENSITIVITY OF THE PRINCIPAL ONLY CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                           SFA Prepayment/Assumption


Class         0%                %                %                %                %                %
-----        ----              ---              ---              ---              ---              ---

Class PO        %                %                %                %                %                %


         It is unlikely that the Discount Mortgage Loans will have the precise characteristics described herein or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of such Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Principal Only Certificates is likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Principal Only Certificates or as to the yield on the Principal Only Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Principal Only Certificates.

ADDITIONAL INFORMATION

         The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Underwritten Certificates with the Commission in a report on Form 8-K to be dated_____, 199_. Such tables and materials were prepared by each Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The weighted average life of an Offered Certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of such Certificate referred to in clause (a).

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the Prospectus.

         In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates.

         The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of SPA, see the Decrement Tables below.

DECREMENT TABLES

         The following tables indicate the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates (other than the Notional Amount Certificates) that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) the Mortgage Loans will have the precise characteristics described herein or (ii) all of the Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

                      PERCENT OF INITIAL CLASS CERTIFICATE
                             BALANCES OUTSTANDING*

                                    Class A-

Distribution Date         0%        %      %       %        %       %        %       %
-----------------         --        -      -       -        -       -        -       -

Initial............         %         %      %       %        %       %        %       %
19.................
19.................
20.................
20.................
20.................
20.................
20.................
20.................
20.................
20.................
20.................
20.................

                          --        --        --       --       --      --

Weighted Average  Life (in years)**..........

                                    Class A-

Distribution Date         0%        %      %       %        %       %        %       %
-----------------         --        -      -       -        -       -        -       -

Initial............        %         %      %       %        %       %        %       %
19.................
19.................
20.................
20.................
20.................
20.................
20.................
20.................
20.................
20.................
20.................
20.................

                         --        --        --       --       --      --

Weighted Average  Life (in years)**..........

-------------
*        Rounded to the nearest whole percentage.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

LAST SCHEDULED DISTRIBUTION DATE

         The Last Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date in _____, 20__, which is the Distribution Date in the ____ month following the latest scheduled maturity date for any of the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the Prospectus.

THE SUBORDINATED CERTIFICATES

         The weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage

Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates--Allocation of Losses" herein), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class PO Deferred Amounts. See "Description of the Certificates--Allocation of Losses" herein.

         If on any Distribution Date, the Applicable Credit Support Percentage for any Class of Subordinated Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinated Certificates will be allocated solely to such Class and all other Classes of Subordinated Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinated Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by such other Classes.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

         The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinated Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described herein. The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the Classes of Subordinated Certificates with higher numerical Class designations to those with lower numerical Class designations is intended to increase the likelihood of receipt, respectively, by the Senior Certificateholders and the holders of Subordinated Certificates with lower numerical Class designations of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinated Certificates then outstanding with the highest numerical Class designation. In addition, the Class Certificate Balance of such Class of Subordinated Certificates will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

         The Subordinated Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $________ (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $________ (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $________ (the "Fraud Loss Coverage Amount").

         [The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) __% of the aggregate of the principal balances of the Mortgage Loans, (ii) _____ the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the _____, ______, _____ and ______ anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) __% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and
(b) on the _____ anniversary of the Cut-off Date, to zero.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.]

         The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby without regard to the guaranty provided by the Policy. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.


                                USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.


                        FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, an election will be made to treat the Trust Fund as a REMIC. Assuming such an election is timely made and the terms of the Pooling and Servicing Agreement are complied with, __________________, special tax counsel to the Depositor ("Tax Counsel"), is of the opinion that the Trust Fund will qualify as a REMIC within the meaning of the Code. The Regular Certificates will constitute the regular interests in the REMIC. The Residual Certificates will constitute the sole class of "residual interest" in the REMIC. See "Federal Income Tax Consequences" in the Prospectus.

         The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

         In the opinion of Tax Counsel, the Principal Only Certificates will be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Notional Amount Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. The remaining Classes of Regular Certificates, depending on their respective issue prices (as described in the Prospectus under "Federal Income Tax Consequences"), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to___% SPA (the "Prepayment Assumption"). No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Federal Income Tax Consequences" in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

         If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

         As is described more fully under "Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 593(d), 856(c)(5)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

         The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

         Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Taxation on Holders of Residual Interest Securities" in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Federal Income Tax Consequences--Taxation of Holders of Residual Interest Securities" in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

         Any Plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         [Availability of Underwriter's Exemption for Certificates. The DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20,548 (1990) (the "Exemption") which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. Morgan Stanley believes that the Exemption [will] [will not] apply to the acquisition and holding of Offered Certificates by Plans.

         General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

                 (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's length transaction with an unrelated party.

                 (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                 (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic ratings categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

                 (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust (determined on the date of initial issuance of Certificates of the Trust), or any of their respective affiliates (the "Restricted Group");

                 (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

                 (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.]

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199__ (the "Underwriting Agreement"), between the Depositor and the Underwriter, an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor all the Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         The distribution of the Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.


                                 LEGAL MATTERS

         The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by __________________. [______________] will pass upon certain legal matters on behalf of the Underwriters.

                                    RATINGS

         It is a condition to the issuance of the Senior Certificates that they be rated ___ by ____ ("____") and, ____ by ____ ("____" and, together with
______, the "Rating Agencies"). It is a condition to the issuance of the Class B- , Class B- and Class B- Certificates that they be rated at least ______, _____ and ____, respectively, by _____.

         The ratings assigned by ____ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. ____'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. ____'s ratings on such certificates do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

         The ratings assigned by _____ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. _____'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. ____'s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                                                                               Page

Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, 30
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, 19
Applicable Credit Support Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Bankruptcy Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Bankruptcy Loss Coverage Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Beneficial Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
CEDE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, 24
Class PO Principal Distribution Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Cut-off Date Pool Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Debt Service Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Deficient Valuation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Deleted Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, 8
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Discount Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, 33
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, 53
Excess Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Fraud Loss Coverage Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Fraud Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, 34
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26, 32
Mortgage File . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, 20
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Net Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Net Interest Shortfall  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
NMR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Non-Discount Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31, 35
Non-PO Formula Principal Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Offered Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, 30
OID   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14

                                                                                                               Page


Original Subordinated Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Original Applicable Credit Support Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Prepayment Interest Excess  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Principal Only Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15, 55
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Regular Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, 14
Relief Act Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, 52
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Replacement Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Residual Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, 14
Restricted Classes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Scheduled Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4, 9
Senior Prepayment Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
SPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Special Hazard Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Special Hazard Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Special Hazard Loss Coverage Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Stated Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Subordinated Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Substitution Adjustment Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Underwritten Senior Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Underwritten Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Unpaid Interest Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34

                                                                      VERSION #4

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. SUBJECT TO COMPLETION, DATED JANUARY 14, 1997
PROSPECTUS SUPPLEMENT
(To Prospectus dated __________, 199_)

                                  $___________
                                 (Approximate)

             MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 199_-__


                 $____ [Adjustable Rate] Class A-1 Certificates
                       $____ ____% Class A-2 Certificates

              Distributions payable on the ___ day of each month,
                        commencing in ___________, 199__


                       Morgan Stanley ABS Capital I Inc.
                                   Depositor


                              [__________________]
                                Master Servicer

The Mortgage Loan Asset-Backed Pass-Through Certificates, Series 199_-_ (the "Certificates") will include the following two senior classes (the "Class A Certificates"): (i) Class A-1 Certificates and (ii) Class A-2 Certificates. In addition to the Class A Certificates, the Mortgage Loan Asset-Backed Pass-Through Certificates Series 199_-_ will include the Class I S Certificates (the "Group I Subordinate Certificates"), the Class II S Certificates (the "Group II Subordinate Certificates"; and, together with the Group I Subordinate Certificates, the "Subordinate Certificates") and the Class R Certificates (the "Residual Certificates"). Only the Class A Certificates are offered hereby. The Pass-Through Rate (as defined herein) on the Class A-1 Certificates is adjustable and is calculated as described herein. The Pass-Through Rate on the Class A-2 Certificates will be the rate set forth above, subject to increase as described herein. Interest distributions on the Class A Certificates will be payable monthly at one-twelfth the annual rate.

The Depositor has caused ______________ (the "Certificate Insurer") to issue two certificate guaranty insurance policies (the "Certificate Insurance Policies") for the benefit of the Class A Certificateholders pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.
                                                   (Continued on following page)

                                  [INSURER]
     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
          "RISK FACTORS" ON PAGE S-__ HEREIN AND ON PAGE 21 IN THE
                           ACCOMPANYING PROSPECTUS

                              ----------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND AND PROCEEDS FROM THE CERTIFICATE INSURANCE POLICIES ARE THE SOLE SOURCE OF PAYMENTS

        ON THE CLASS A CERTIFICATES.  THE CLASS A CERTIFICATES DO NOT
        REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE
          CERTIFICATE INSURER, THE MASTER SERVICER, THE TRUSTEE OR
                ANY OF THEIR AFFILIATES.  NEITHER THE CLASS A
                  CERTIFICATES NOR THE UNDERLYING MORTGAGE
                   LOANS ARE INSURED OR GUARANTEED BY ANY
                   GOVERNMENTAL AGENCY OR INSTRUMENTALITY
                  OR BY THE DEPOSITOR, THE MASTER SERVICER
                         OR ANY OF THEIR AFFILIATES.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
               SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES
                    AND EXCHANGE COMMISSION OR ANY STATE
                      SECURITIES COMMISSION PASSED UPON
                      THE ACCURACY OR ADEQUACY OF THIS
                        PROSPECTUS SUPPLEMENT OR THE
                       PROSPECTUS.  ANY REPRESENTATION
                            TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.


         There is currently no secondary market for the Class A Certificates. Morgan Stanley & Co. Incorporated (the "Underwriter") intends to make a secondary market in the Class A Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange.

         The Class A Certificates will be purchased from the Depositor by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the Class A Certificates, before deducting expenses payable by the Depositor, will be equal to approximately ____% of the aggregate initial principal balance of the Class A Certificates, plus accrued interest on the Class A-2 Certificates from _______________, 199_.

         The Class A Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Class A Certificates will be made only in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System as further discussed herein, on or about ___________, 199__, against payment therefor in immediately available funds. The Class A Certificates will be offered in Europe and the United States of America.
                               --------------

                            MORGAN STANLEY & CO.
                                Incorporated


____________, 199_

(Continued from previous page)

         The Certificates will each evidence a beneficial ownership interest in one of two loan groups (each, a "Loan Group") comprising a trust fund (the "Trust Fund") consisting primarily of first, second and third lien mortgage loans on one-to-four-family residential properties (the "Mortgage Loans"), to be deposited by Morgan Stanley ABS Capital I Inc. (the "Depositor") into the Trust Fund and any funds on deposit in the Interest Coverage Accounts and the Pre-Funding Accounts (each as defined herein). The Mortgage Loans will be purchased by the Depositor from ____________ (the "Seller"). The separate Loan Groups are referred to as the "Group I Loans" and "Group II Loans." The Group I Loans are adjustable-rate Mortgage Loans. The Group II Loans are fixed-rate Mortgage Loans. Additional Group I Loans and Group II Loans are intended to be purchased by the Trust Fund from the Depositor on or before __________, 199_ from funds on deposit in the Pre-Funding Accounts. On the Delivery Date (as defined herein), the Depositor will pay to the Trustee approximately $___________ and $______________ for deposit in the Group I and Group II Pre-Funding Account, respectively. On the Delivery Date, the Depositor will also pay to the Trustee for deposit in the Interest Coverage Accounts an amount as required by the Certificate Insurer and specified in the Pooling and Servicing Agreement. The interest rate (the "Mortgage Rate") on each Group I Loan [(i) with an Index of Six-Month LIBOR (each as defined herein) will be subject to semi-annual adjustment (in the case of certain of the Group I Loans, after an initial period of two years or three years from origination), and (ii) with an Index of One-Year CMT (as defined herein) will be subject to annual adjustment, in each case based on the sum of the related Index and the related Gross Margin (as defined herein), subject to certain periodic and lifetime rate limitations (as described herein)]. The Mortgage Rate on each Group II Loan will be fixed. The Index for the Group I Loans will be based on [either (i) six-month London interbank offered rates for United States dollar deposits ("Six-Month LIBOR") or (ii) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year ("One-Year CMT"), each as described herein.] Certain characteristics of the Mortgage Loans are described herein under "The Mortgage Pool." All distributions (other than Cross-Collateralization Payments as described herein) and losses with respect to a Loan Group will be allocated solely among the Certificates related to such Loan Group. The rights of the holders of the Group I Subordinate Certificates to receive distributions with respect to the Group I Loans will be subordinate to the rights of the holders of the Class A-1 Certificates to the extent described herein and in the Prospectus. The rights of the holders of the Group II Subordinate Certificates to receive distributions with respect to the Group II Loans will be subordinate to the rights of the holders of the Class A-2 Certificates to the extent described herein and in the Prospectus.

         It is a condition of the issuance of the Class A Certificates that they be rated "___" by ___________________________ ("__"), "___" by
_______________ ("___") and "___" by _____________________ ("_______").

         The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of DTC and the participating members of DTC. Persons acquiring beneficial ownership interests in the Class A Certificates may elect to hold such interests through DTC in the United States, or Cedel or Euroclear (each as defined herein) in Europe. Definitive certificates will be available for the Class A Certificates only under the limited circumstances described herein.
See "Description of the Certificates--Book-Entry Registration" herein.

         As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund (exclusive of the Interest Coverage Accounts and the Pre-

Funding Accounts) for federal income tax purposes. The Class A Certificates and the Subordinate Certificates will represent ownership of "regular interests" in the REMIC and the Class R Certificates will constitute the sole class of "residual interests" in the REMIC. See "Federal Income Tax Consequences" herein and in the Prospectus.

         Distributions on the Class A Certificates, will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing in _______ 199_ (each, a "Distribution Date"). As described herein, interest payable with respect to each Distribution Date (i) on the Class A-1 Certificates, will accrue on the basis of a 360-day year and the actual number of days elapsed during the period commencing on the Distribution Date immediately preceding the month on which such Distribution Date occurs and ending on the calendar day immediately preceding such Distribution Date, except with respect to the first Distribution Date, which has an accrual period from _________, 199_ to ____________, 199_ and (ii) on the Class A-2 Certificates will accrue on the basis of a 30-day month, and will be based on the Certificate Principal Balance thereof and the then-applicable Pass-Through Rate thereof, as reduced by certain interest shortfalls. Distributions in respect of principal of the Class A Certificates will be made as described herein under "Description of the Certificates--Class A Principal Distribution Amount."

         If purchased at a price other than par, the yield to maturity on the Class A Certificates will be sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. The Mortgage Loans generally may be prepaid in full or in part at any time; however, a prepayment may subject the related Mortgagor to a prepayment charge with respect to the majority of the Mortgage Loans in each Loan Group. The yield to investors on the Class A Certificates will be adversely affected by any shortfalls in interest collected on the Mortgage Loans due to prepayments, liquidations or otherwise, to the extent not otherwise covered as described herein. See "Summary-Special Prepayment Considerations" and "--Special Yield Considerations" herein, "Yield and Prepayment Considerations" herein and in the Prospectus.

                                -------------

         The Class A certificates offered by this Prospectus supplement constitute part of a separate series of certificates issued by the depositor and are being offered pursuant to its prospectus dated ____________, 199_, of which this Prospectus supplement is a part and which accompanies this prospectus supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus supplement in full. Sales of the Class A certificates may not be consummated unless the pruchaser has received both this Prospectus supplement and the Prospectus.

         Until ninety days after the date of this Prospectus supplement, all dealers effecting transactions in the Class A certificates, whether or not participating in this distribution, may be required to deliver a Prospectus supplement and the Prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at telephone:______________, facsimile number:________________, attention:________________.

                              TABLE OF CONTENTS

                                                        PROSPECTUS SUPPLEMENT                                              Page
                                                                                                                           ----
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     S-7
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-26
The Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-29
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-50
[Name of Insurer] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-63
Yield and Prepayment Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-64
Servicing of Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-69
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-73
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-75
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-75
Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-75
Legal Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-76
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-77
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-79
Underwriting Guidelines Applicable to the Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A-1

                                                              PROSPECTUS
Prospectus Supplement or Current Report on Form 8-K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
The Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
Description of the Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      64
Yield and Prepayment Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      70
The Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      73
Certain Legal Aspects of the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104
State Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     127
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     127
Legal Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     131
Method of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     132
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     133
Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     133
Rating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     133
Index of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     135

                                    SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.


Title of Securities . . . . . . . . . . . . . . .           Mortgage Loan Asset-Backed Pass-Through
                                                            Certificates, Series 199_-_.

Depositor . . . . . . . . . . . . . . . . . . . .           Morgan Stanley ABS Capital I Inc. (the
                                                            "Depositor").  See "The Depositor" in the
                                                            Prospectus.

Master Servicer . . . . . . . . . . . . . . . . .           _____________ (the "Master Servicer").  See
                                                            "Servicing of Mortgage Loans--The Master Servicer"
                                                            herein.

Seller  . . . . . . . . . . . . . . . . . . . . .           _____________________, (the "Seller").  See "The
                                                            Mortgage Pool" herein.

Trustee . . . . . . . . . . . . . . . . . . . . .           _______________________ (the "Trustee").

Statistical Reference Date  . . . . . . . . . . .           ___________, 199_.  The statistical information
                                                            contained herein concerning the Initial Mortgage
                                                            Loans (unless otherwise stated) is based on the
                                                            principal balance of the Initial Mortgage Loans as
                                                            of the Statistical Reference Date.  The Depositor
                                                            does not expect that such information would be
                                                            materially different as of the Cut-off Date.

Cut-off Date  . . . . . . . . . . . . . . . . . .           _______________, 199_.

Delivery Date . . . . . . . . . . . . . . . . . .           On or about ________________, 199_.

Denominations . . . . . . . . . . . . . . . . . .           The Class A Certificates will be issued,
                                                            maintained and transferred on the book-entry
                                                            records of The Depository Trust Company ("DTC")
                                                            and its Participants (as defined in the
                                                            Prospectus).  The Class A Certificates will be
                                                            issued in minimum denominations of $[25,000] and
                                                            integral multiples of $[1] in excess thereof.

Certificate Registration  . . . . . . . . . . . .           The Class A Certificates will be represented by
                                                            one or more certificates registered in the name of
                                                            Cede & Co., as nominee of DTC (Class A
                                                            Certificates so registered, "Book-Entry
                                                            Certificates").  No person acquiring an interest

                                                            in the Book-Entry Certificates (a "Certificate
                                                            Owner") will be entitled to receive a Class A
                                                            Certificate in fully registered, certificated form
                                                            (a "Definitive Certificate"), except under the
                                                            limited circumstances described herein.  The
                                                            interests of Certificate Owners of the Book-Entry
                                                            Certificates will be represented by book entries
                                                            on the records of DTC and participating members of
                                                            DTC.  Certificate Owners may elect to hold their
                                                            interests in the Class A Certificates through DTC
                                                            in the United States, or Cedel Bank, societe
                                                            anonyme ("Cedel"), or the Euroclear System
                                                            ("Euroclear") in Europe.  Transfers within DTC,
                                                            Cedel or Euroclear, as the case may be, will be in
                                                            accordance with the usual rules and operating
                                                            procedures of the relevant system.  Cross-market
                                                            transfers between persons holding directly or
                                                            indirectly through DTC, on the one hand, and
                                                            counterparties holding directly or indirectly
                                                            through Cedel or Euroclear, on the other, will be
                                                            effected in DTC through Citibank N.A. ("Citibank")
                                                            or Morgan Guaranty Trust Company of New York
                                                            ("Morgan Guaranty"), the relevant depositories of
                                                            Cedel and Euroclear, respectively, and each a
                                                            participating member of DTC.  All references
                                                            herein to Class A Certificates and Class A
                                                            Certificateholders reflect the rights of
                                                            Certificate Owners only as such rights may be
                                                            exercised through DTC and its participating
                                                            organizations, for so long as such Certificates
                                                            remain Book-Entry Certificates.  See "Risk
                                                            Factors--Book-Entry Certificates " and
                                                            "Description of the Certificates--Book-Entry
                                                            Registration."

The Mortgage Pool . . . . . . . . . . . . . . . .           The Mortgage Pool will consist of two groups (each
                                                            a "Loan Group") of mortgage loans (the "Mortgage
                                                            Loans").  The separate Loan Groups are referred to
                                                            herein as the "Group I Loans" and "Group II
                                                            Loans." The Group I Loans are adjustable-rate,
                                                            one- to four-family mortgage loans.  The Group II
                                                            Loans are fixed-rate, one- to four-family mortgage
                                                            loans.  The Initial Group I Loans (as defined
                                                            herein) have an initial aggregate principal
                                                            balance as of the Statistical Reference Date of
                                                            $___________________.  The Initial Group II Loans
                                                            (as defined herein) have an initial aggregate
                                                            principal balance as of the Statistical Reference
                                                            Date of $___________.


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                                     S-8
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                                                            The Group I Loans and the Group II Loans are
                                                            secured by first liens, on fee simple interests in
                                                            one- to four-family residential real properties
                                                            (each, a "Mortgaged Property").  The Initial Group
                                                            I Loans had approximate individual principal
                                                            balances at origination of at least $_____ but not
                                                            more than $______ with an average principal
                                                            balance at origination of approximately $______.
                                                            The Initial Group II Loans had approximate
                                                            individual principal balances at origination of at
                                                            least $_______ but not more than $________ with an
                                                            average principal balance at origination of
                                                            approximately $________.  Approximately ____% of
                                                            the Initial Group I Mortgage Loans have terms to
                                                            maturity from the date of origination or
                                                            modification of __ years and approximately ___% of
                                                            the Initial Group I Mortgage Loans have terms to
                                                            maturity from the date of origination or
                                                            modification of __ years or less.  Approximately
                                                            ____% of the Initial Group II Mortgage Loans have
                                                            terms to maturity from the date of origination or
                                                            modification of __ years and _____% of the Initial
                                                            Group II Mortgage Loans have terms to maturity
                                                            from the date of origination or modification of __
                                                            years or less.  The Initial Group I Loans have a
                                                            weighted average remaining term to stated maturity
                                                            of approximately ___ months as of the Statistical
                                                            Reference Date.  Approximately _____% of the
                                                            Initial Group I Loans (by aggregate principal
                                                            balance as of the Statistical Reference Date) are
                                                            refinance mortgage loans.  The Initial Group II
                                                            Loans have a weighted average remaining term to
                                                            stated maturity of approximately ___ [years]
                                                            [months] as of the Statistical Reference Date.
                                                            Approximately _____% of the Initial Group II Loans
                                                            (by aggregate principal balance as of the
                                                            Statistical Reference Date) are refinance mortgage
                                                            loans.  None of the Initial Group I Loans or
                                                            Initial Group II Loans were thirty or more days
                                                            delinquent in their Monthly Payments (such
                                                            Mortgage Loans, "Delinquent Mortgage Loans") as of
                                                            the Cut-off Date.  Prospective investors in the
                                                            Class A Certificates should be aware, however,
                                                            that only approximately _____% and ______% of the
                                                            Initial Group I Loans and Initial Group II Loans,
                                                            respectively (by aggregate principal balance as of


                                     S-9
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
                                                            the Statistical Reference Date), had a first
                                                            Monthly Payment due on or before __________, 199_,
                                                            and therefore, the remaining Initial Group I Loans
                                                            and Initial Group II Loans could not have been
                                                            Delinquent Mortgage Loans as of the Cut-off Date.
                                                            Approximately ____% of the Initial Group II Loans
                                                            (by aggregate principal balance as of the
                                                            Statistical Reference Date) will be secured by
                                                            second liens on the related Mortgaged Property.
                                                            Approximately ___% of the Initial Group II Loans
                                                            (by aggregate principal balance as of the
                                                            Statistical Reference Date) will be secured by
                                                            third liens on the related Mortgaged Property.
                                                            Each of the Mortgage Loans will have been
                                                            originated by the Seller or acquired by the Seller
                                                            as described herein.  For a further description of
                                                            the Mortgage Loans, see "The Mortgage Pool"
                                                            herein.

                                                            The Mortgage Rate (as defined herein) on each
                                                            Group I Loan will be subject to adjustment,
                                                            commencing (i) with respect to approximately ____%
                                                            of the Initial Group I Loans, approximately ___
                                                            months after the date of origination, (ii) with
                                                            respect to approximately ____% of the Initial
                                                            Group I Loans, approximately ___ years after
                                                            origination (each such Group I Loan, a "____
                                                            Loan") and (iii) with respect to approximately
                                                            ____% of the Initial Group I Loans, approximately
                                                            ____ years after origination (each such Group I
                                                            Loan, a "____ Loan"), on the date (the "Adjustment
                                                            Date") specified in the related Mortgage Note to a
                                                            rate equal to the sum (rounded as described
                                                            herein) of the related Index as described below
                                                            and the Gross Margin (as defined herein) set forth
                                                            in the related Mortgage Note, subject to the
                                                            limitations described herein.  The amount of the
                                                            monthly payment on each Group I Loan [(i) with an
                                                            Index of Six-Month LIBOR, will be adjusted
                                                            semi-annually (except with respect to
                                                            approximately ____% of the Initial Group I Loans,
                                                            which will adjust every ___________) or (ii) with
                                                            an Index of One-Year CMT, will be adjusted
                                                            annually,] in each case on the first day of the
                                                            month following the month in which the Adjustment
                                                            Date occurs to the amount necessary to pay
                                                            interest at the then applicable Mortgage
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                                     S-10
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
                                                            Rate and to fully amortize the outstanding
                                                            principal balance of such Mortgage Loan over its
                                                            remaining term to stated maturity.  As of the
                                                            Statistical Reference Date, the Initial Group I
                                                            Loans will bear interest at Mortgage Rates of at
                                                            least ____% per annum, but no more than ____% per
                                                            annum, with a weighted average Mortgage Rate of
                                                            approximately ____% per annum as of the
                                                            Statistical Reference Date.  The Group I Loans
                                                            will have different Adjustment Dates, Gross
                                                            Margins, Periodic Rate Caps, Lifetime Rate Caps
                                                            and Lifetime Rate Floors, each as described
                                                            herein.

                                                            The Mortgage Rate on each Group II Loan is fixed.
                                                            As of the Statistical Reference Date, the Initial
                                                            Group II Loans will bear interest at Mortgage
                                                            Rates of at least ____% per annum but no more than
                                                            ____% per annum, with a weighted average Mortgage
                                                            Rate of approximately ____% per annum as of the
                                                            Statistical Reference Date.

                                                            Pursuant to the Pooling and Servicing Agreement,
                                                            the Trust Fund will be obligated to purchase from
                                                            the Depositor on or before ___________, 199_,
                                                            additional Group I Loans and Group II Loans (the
                                                            "Group I Subsequent Mortgage Loans" and "Group II
                                                            Subsequent Mortgage Loans," respectively), subject
                                                            to certain conditions described herein.  See "The
                                                            Mortgage Pool" herein.

                                                            The Mortgage Loans were underwritten in accordance
                                                            with the underwriting standards described in "The
                                                            Mortgage Pool--Underwriting Standards" and
                                                            Appendix A to this Prospectus Supplement.  See
                                                            also "Risk Factors--Underwriting Standards" in
                                                            this Prospectus Supplement.

                                                            For a further description of the Mortgage Loans,
                                                            see "The Mortgage Pool" herein.

Pre-Funding Accounts  . . . . . . . . . . . . . .           On the Delivery Date, the Depositor will pay to
                                                            the Trustee approximately $___________ (the "Group
                                                            I Original Pre-Funded Amount") and $_________ (the
                                                            "Group II Original Pre-Funded Amount"; and
                                                            together with the Group I
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                                     S-11
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
                                                            Original Pre-Funded Amount, the "Original
                                                            Pre-Funded Amounts") for deposit in the
                                                            Pre-Funding Accounts to provide the Trust Fund
                                                            with sufficient funds to purchase Subsequent
                                                            Mortgage Loans for the Group I Loans and Group II
                                                            Loans.  Each Original Pre-Funded Amount will be
                                                            reduced during the related Funding Period (as
                                                            defined herein) by the amount thereof used to
                                                            purchase Subsequent Mortgage Loans for the Group I
                                                            Loans and Group II Loans in accordance with the
                                                            Pooling and Servicing Agreement (on any date of
                                                            determination, the related Original Pre-Funded
                                                            Amount as so reduced, the related "Pre-Funded
                                                            Amount").  See "The Mortgage Pool--Conveyance of
                                                            Subsequent Mortgage Loans and the Pre-Funding
                                                            Accounts" herein.

Interest Coverage Accounts  . . . . . . . . . . .           On the Delivery Date, the Depositor will pay to
                                                            the Trustee for deposit in the Interest Coverage
                                                            Accounts an amount as required by the Certificate
                                                            Insurer and specified in the Pooling and Servicing
                                                            Agreement.  Funds on deposit in the Interest
                                                            Coverage Accounts will be applied by the Trustee
                                                            to cover shortfalls in the Group I and Group II
                                                            Class A Interest Distribution Amount (each as
                                                            defined herein) attributable to the pre-funding
                                                            feature during the related Funding Period.  See
                                                            "Description of the Certificates--Interest
                                                            Coverage Account" herein.

The Index . . . . . . . . . . . . . . . . . . . .           The Index applicable with respect to the Group I
                                                            Loans shall be based upon either [(i) the average
                                                            of the interbank offered rates for six-month
                                                            United States dollar deposits in the London market
                                                            ("Six-Month LIBOR") as published in The Wall
                                                            Street Journal and as most recently available as
                                                            of the first business day forty-five, thirty or
                                                            five days prior to the Adjustment Date, as
                                                            specified in the related Mortgage Note or (ii) the
                                                            weekly average yield on U.S. Treasury securities
                                                            adjusted to a constant maturity of one year
                                                            ("One-Year CMT") as published by the Federal
                                                            Reserve Board in Statistical Release H.15(519) and
                                                            most recently available as of the first business
                                                            day forty-five days prior to the Adjustment Date,
                                                            as specified in the related Mortgage Note.]
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                                     S-12
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
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                                                            In the event that the Index specified in a
                                                            Mortgage Note is no longer available, an index
                                                            reasonably acceptable to the Trustee that is based
                                                            on comparable information will be selected by the
                                                            Master Servicer.  See "The Mortgage Pool" herein.

The Class A Certificates  . . . . . . . . . . . .           The Class A Certificates will each evidence a
                                                            beneficial ownership interest in a trust fund (the
                                                            "Trust Fund") consisting primarily of the Mortgage
                                                            Pool and any amounts on deposit in the Interest
                                                            Coverage Accounts and the Pre-Funding Accounts.
                                                            The Class A Certificates will be issued pursuant
                                                            to a Pooling and Servicing Agreement, to be dated
                                                            as of the Cut-off Date, among the Depositor, the
                                                            Master Servicer and the Trustee (the "Pooling and
                                                            Servicing Agreement").  The Class A Certificates
                                                            will have the following approximate Certificate
                                                            Principal Balances as of the Delivery Date:

                                                            $___________             Class A-1 Certificates
                                                            $___________             Class A-2 Certificates


                                                            For a description of the allocation of interest
                                                            and principal distributions to the Class A
                                                            Certificates, see "Summary-Interest Distributions"
                                                            and "--Principal Distributions" below, and
                                                            "Description of the Certificates--Class A Interest
                                                            Distribution Amount" and "--Class A Principal
                                                            Distribution Amount" herein.

                                                            The Class A Certificates will be entitled to the
                                                            benefit of two certificate guaranty insurance
                                                            policies (the "Certificate Insurance Policies") to
                                                            be issued by _______________ (the "Certificate
                                                            Insurer"), which will insure the payment of (i) on
                                                            each Distribution Date, an amount equal to (a) the
                                                            related Class A Interest Distribution Amount (as
                                                            defined herein) minus the related Available
                                                            Funds (as defined herein) and (b) the related
                                                            Subordination Deficit (as defined herein) (to the
                                                            extent not covered, with respect to the Class A-2
                                                            Certificates, by Cross- Collateralization Payments)
                                                            and (ii) the unpaid related Preference Amount (as
                                                            defined herein).
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                                     S-13
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
                                                            The Certificate Insurance Policies do
                                                            not insure the payment of the Group I Class A
                                                            Available Funds Cap Carry-Forward Amount (as
                                                            defined herein).  See "Description of the
                                                            Certificates."

Pass-Through Rate on the
  Class A Certificates  . . . . . . . . . . . . .           The Pass-Through Rate on the Class A-1
                                                            Certificates is adjustable and is calculated as
                                                            follows: beginning on the Distribution Date in
                                                            __________ 199_, and on each Distribution Date
                                                            thereafter, the Pass-Through Rate applicable to
                                                            the Class A-1 Certificates will be adjusted to
                                                            equal the lesser of (i) (a) with respect to any
                                                            Distribution Date which occurs on or prior to the
                                                            date on which the aggregate Principal Balance of
                                                            the Mortgage Loans is less than ____% of the sum
                                                            of the aggregate Principal Balance of the Mortgage
                                                            Loans as of the Cut-off Date and the Original
                                                            Pre-Funded Amounts, One-Month LIBOR (as defined
                                                            herein) plus ____%, or (b) with respect to any
                                                            Distribution Date thereafter, One-Month LIBOR plus
                                                            ____% and (ii) the Group I Class A Available Funds
                                                            Pass-Through Rate.

                                                            The "Group I Class A Available Funds Pass-Through
                                                            Rate," as of any Distribution Date, is equal to
                                                            (i) the weighted average of the Mortgage Rates of
                                                            the Group I Loans, minus (ii) the sum of the
                                                            Servicing Fee Rate and the rates per annum at
                                                            which the Trustee's Fee and Premium Amount (each
                                                            as defined herein) accrue and minus (iii)
                                                            commencing on the seventh Distribution Date, ____%
                                                            per annum.

                                                            The "Class A-1 Formula Pass-Through Rate" for a
                                                            Distribution Date is the lesser of (x) the rate
                                                            determined by clause (i) of the definition of
                                                            Pass-Through Rate for the Class A-1 Certificates
                                                            on such Distribution Date and (y) the weighted
                                                            average of Net Lifetime Rate Caps of the Group I
                                                            Loans.  The Net Lifetime Rate Cap on each Group I
                                                            Loan is equal to the related Lifetime Rate Cap
                                                            minus the sum of the Servicing Fee Rate and the
                                                            rates per annum, at which the Trustee's Fee and
                                                            the Premium Amount accrue.

                                                            The Pooling and Servicing Agreement provides that
                                                            if the Pass-Through Rate on the Class A-1
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                                     S-14
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
                                                            Certificates is less than the Class A-1 Formula
                                                            Pass-Through Rate and any resulting shortfall in
                                                            interest is not paid on such Distribution Date
                                                            from any available Net Monthly Excess Cashflow, as
                                                            defined herein, then the amount of any such
                                                            shortfall will be carried forward and paid to the
                                                            extent of available funds, as described herein, to
                                                            the Holders of the Class A-1 Certificates on
                                                            future Distribution Dates and shall accrue
                                                            interest at the applicable Class A-1 Formula
                                                            Pass-Through Rate, until paid (such shortfall,
                                                            together with such accrued interest, the "Group I
                                                            Class A Available Funds Cap Carry-Forward
                                                            Amount").  The Certificate Insurance Policies do
                                                            not cover the Group I Class A Available Funds Cap
                                                            Carry-Forward Amount, nor do the ratings assigned
                                                            to the Class A-1 Certificates address the payment
                                                            of the Group I Class A Available Funds Cap
                                                            Carry-Forward Amount.

                                                            The Pass-Through Rate with respect to the Class
                                                            A-2 Certificates is equal to (i) with respect to
                                                            any Distribution Date which occurs on or prior to
                                                            the date on which the aggregate Principal Balance
                                                            of the Mortgage Loans is less than ____% of the
                                                            sum of the aggregate Principal Balance of the
                                                            Mortgage Loans as of the Cut-off Date and the
                                                            Original Pre-Funded Amounts, ____% per annum, and
                                                            (ii) with respect to any Distribution Date
                                                            thereafter, ____% per annum.  See "Description of
                                                            the Certificates--Class A Interest Distribution
                                                            Amounts" herein.

                                                            See "Description of the Certificates-Class A
                                                            Interest Distribution Amount" and "--Calculation
                                                            of One-Month LIBOR" herein.

Interest Distributions  . . . . . . . . . . . . .           On each Distribution Date, the holders of the
                                                            Class A Certificates will be entitled to receive,
                                                            to the extent of amounts available for
                                                            distribution as described herein, interest
                                                            distributions in an amount equal to the sum of (i)
                                                            interest accrued for the related Accrual Period
                                                            (as defined herein) on the Certificate Principal
                                                            Balance thereof immediately prior to such
                                                            Distribution Date at the then-applicable
                                                            Pass-Through Rate (based on a 360-day year and the
                                                            actual number of days elapsed, with respect to
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                                     S-15
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
                                                            the Class A-1 Certificates, and a 30-day month,
                                                            with respect to the Class A-2 Certificates),
                                                            subject to reduction only in the event of
                                                            shortfalls caused by the Relief Act (as defined in
                                                            the Prospectus and allocated as described herein)
                                                            or the failure of the Master Servicer to cover
                                                            Prepayment Interest Shortfalls to the extent
                                                            described herein and (ii) the Group I Class A
                                                            Carry-Forward Amount or Group II Class A
                                                            Carry-Forward Amount (each as defined herein), as
                                                            applicable, allocable to interest.  The aggregate
                                                            amount of interest allocable to the Class A-1
                                                            Certificates and Class A-2 Certificates (the
                                                            related "Class A Interest Distribution Amount")
                                                            will be allocable to the related Class A
                                                            Certificates on a pro rata basis.  See
                                                            "Description of the Certificates--Priority of
                                                            Payment" and "--Class A Interest Distribution
                                                            Amount" herein.

                                                            Any Prepayment Interest Shortfalls (as defined
                                                            herein) resulting from full or partial prepayments
                                                            in any calendar month will be offset by the Master
                                                            Servicer on the Distribution Date in the following
                                                            calendar month to the extent such Prepayment
                                                            Interest Shortfalls do not exceed the Servicing
                                                            Fee payable to the Master Servicer with respect to
                                                            such Distribution Date.  An amount equal to the
                                                            Class A Certificates' pro rata share, based on the
                                                            amount of interest payable on each such class, of
                                                            any Prepayment Interest Shortfalls not so covered
                                                            by the Master Servicer will be made available by
                                                            the Certificate Insurer for distribution to the
                                                            Class A Certificateholders.  See "Servicing the
                                                            Mortgage Loans--Servicing Compensation and Payment
                                                            of Expenses" and "Description of the
                                                            Certificates--Class A Interest Distribution
                                                            Amount" herein.

Principal Distributions . . . . . . . . . . . . .           Holders of the Class A-1 Certificates and
                                                            Class A-2 Certificates will be entitled to receive
                                                            on each Distribution Date, to the extent of
                                                            amounts available for distribution as described
                                                            herein remaining after interest on the Class A-1
                                                            Certificates and Class A-2 Certificates,
                                                            respectively, is distributed, an amount (the
                                                            related "Class A Principal Distribution Amount")
                                                            equal to the sum of (i) the portion of
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                                     S-16
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
                                                            any Group I Class A Carry-Forward Amount or Group
                                                            II Class A Carry-Forward Amount, as applicable,
                                                            which relates to a shortfall in a distribution of
                                                            a related Subordination Deficit, (ii) all
                                                            scheduled installments of principal in respect of
                                                            the Mortgage Loans in the related Loan Group
                                                            received or advanced during the related Due
                                                            Period, together with all unscheduled recoveries
                                                            of principal on such Mortgage Loans received by
                                                            the Master Servicer during the prior calendar
                                                            month, (iii) the Principal Balance of each
                                                            Mortgage Loan in the related Loan Group that was
                                                            repurchased by either the Seller or by the
                                                            Depositor, (iv) any amounts delivered by the
                                                            Depositor on the Master Servicer Remittance Date
                                                            (as defined herein) in connection with a
                                                            substitution of a Mortgage Loan in the related
                                                            Loan Group, (v) the net Liquidation Proceeds (as
                                                            defined in the Prospectus) collected by the Master
                                                            Servicer of all Mortgage Loans in the related Loan
                                                            Group during the prior calendar month (to the
                                                            extent such net Liquidation Proceeds are related
                                                            to principal), (vi) the amount of any related
                                                            Subordination Deficit for such Distribution Date,
                                                            (vii) the proceeds received by the Trustee of any
                                                            termination of the related Loan Group (to the
                                                            extent such proceeds are related to principal),
                                                            (viii) the amount of any related Subordination
                                                            Increase Amount (as defined herein) for such
                                                            Distribution Date and (ix) with respect to the
                                                            Class A-1 Certificates and Class A-2 Certificates,
                                                            with respect to the Distribution Date occurring in
                                                            _________, 199_, any amounts in the related
                                                            Pre-Funding Account after giving effect to any
                                                            purchase of related Subsequent Mortgage Loans;
                                                            minus (x) the amount of any related Subordination
                                                            Reduction Amount (as defined herein) for such
                                                            Distribution Date.

                                                            In no event will any Class A Principal
                                                            Distribution Amount with respect to any
                                                            Distribution Date be less than zero or greater
                                                            than the Certificate Principal Balance of the
                                                            related Class A Certificates.

                                                            See "Description of the Certificates--Priority of
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                                     S-17
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
                                                            Payment" and "--Class A Principal Distribution
                                                            Amount" herein.

Credit Enhancement  . . . . . . . . . . . . . . .           The credit enhancement provided for the benefit of
                                                            the Class A Certificateholders consists solely of
                                                            (a) the overcollateralization mechanics which
                                                            utilize the internal cash flows of the Mortgage
                                                            Loans in the related Loan Group (and, to the
                                                            extent of Cross-Collateralization Payments payable
                                                            to the Class A-2 Certificates as described herein,
                                                            cash flows on the Mortgage Loans in Loan Group I)
                                                            and (b) the related Certificate Insurance Policy.

                                                            Overcollateralization.  The subordination
                                                            provisions of the Trust Fund result in a limited
                                                            acceleration of the Class A Certificates relative
                                                            to the amortization of the Mortgage Loans in the
                                                            related Loan Group, generally in the early months
                                                            of the transaction.  The accelerated amortization
                                                            is achieved by the application of certain excess
                                                            interest to the payment of the Certificate
                                                            Principal Balance of the related Class A
                                                            Certificates.  This acceleration feature creates
                                                            overcollateralization which equals the excess of
                                                            the aggregate Principal Balances of the Mortgage
                                                            Loans in the related Loan Group and the related
                                                            Pre-Funded Amount over the Certificate Principal
                                                            Balance of the related Class A Certificates.  Once
                                                            the required level of overcollateralization is
                                                            reached, and subject to the provisions described
                                                            in the next paragraph, the acceleration feature
                                                            will cease, unless necessary to maintain the
                                                            required level of overcollateralization.

                                                            The Pooling and Servicing Agreement provides that,
                                                            subject to certain trigger tests, the required
                                                            level of overcollateralization with respect to
                                                            each Loan Group may increase or decrease over
                                                            time.  An increase would result in a temporary
                                                            period of accelerated amortization of the related
                                                            Class A Certificates to increase the actual level
                                                            of overcollateralization to its required level; a
                                                            decrease would result in a temporary period of
                                                            decelerated amortization to reduce the actual
                                                            level of overcollateralization to its required
                                                            level.  See "Description of the
                                                            Certificates--Overcollateralization Provisions."
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                                     S-18
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
                                                            The Certificate Insurance Policies.  The Class A
                                                            Certificateholders will have the benefit of the
                                                            related Certificate Insurance Policy, as discussed
                                                            more fully below.  See "Description of the
                                                            Certificates--The Certificate Guaranty Insurance
                                                            Policies" herein.

Certificate Insurer         . . . . . . . . . . .           ___________________ (the "Certificate Insurer").
                                                            See "__________________" herein.

Certificate Guaranty
  Insurance Policies  . . . . . . . . . . . . . .           The Certificate Insurer will issue the Certificate
                                                            Insurance Policies as a means of providing
                                                            additional credit enhancement to the Class A
                                                            Certificates.  Under the Certificate Insurance
                                                            Policies, the Certificate Insurer will pay the
                                                            Trustee, for the benefit of the holders of the
                                                            related Class A Certificates, as further described
                                                            herein, an amount that will insure the payment of
                                                            (i) on each Distribution Date, an amount equal to
                                                            (a) the related Class A Interest Distribution
                                                            Amount minus the related Available Funds and (b)
                                                            the related Subordination Deficit (to the extent
                                                            not covered, with respect to the Class A-2
                                                            Certificates, by Cross-Collateralization Payments)
                                                            and (ii) the related unpaid Preference Amount.
                                                            The Certificate Insurance Policies do not insure
                                                            the payment of the Group I Class A Available Funds
                                                            Cap Carry-Forward Amount.  A payment by the
                                                            Certificate Insurer under a Certificate Insurance
                                                            Policy is referred to herein as an "Insured
                                                            Payment."  See "Description of the
                                                            Certificates--The Certificate Guaranty Insurance
                                                            Policies" herein.

Cross-Collateralization . . . . . . . . . . . . .           In the event that on any Distribution Date after
                                                            giving effect to distributions pertaining to a
                                                            particular Loan Group and its related Certificates
                                                            (except for any payment to be made as principal
                                                            from proceeds of the related Certificate Insurance
                                                            Policy), either a Reimbursement Amount with
                                                            respect to either Loan Group exists or a
                                                            Subordination Deficit exists with respect to Loan
                                                            Group II or the Subordinated Amount with respect
                                                            to Loan Group II would be less than the related
                                                            Required Subordinated Amount (such difference, a
                                                            "Cross-Collateralized Subordination Shortfall"),
                                                            the Class A-2 Certificates or the

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
                                                            Certificate Insurer, as the case may be, will be
                                                            entitled to receive an additional payment (a
                                                            "Cross-Collateralization Payment") in respect of
                                                            principal to the extent of such Subordination
                                                            Deficit or Cross-Collateralized Subordination
                                                            Shortfall or as reimbursement of the Reimbursement
                                                            Amount, as the case may be, out of funds then on
                                                            deposit in the Certificate Account for the other
                                                            Loan Group that is otherwise payable on such
                                                            Distribution Date to the Subordinate Certificates
                                                            related to such other Loan Group.

Mandatory Prepayments
  on the Group I and
  Group II Class A
  Certificates  . . . . . . . . . . . . . . . . .           The Class A-1 Certificates and Class A-2
                                                            Certificates will be prepaid in part on the _____,
                                                            199_  Distribution Date in the event that any
                                                            amount remains on deposit in the related
                                                            Pre-Funding Account on such Distribution Date
                                                            after the purchase by the Trust Fund of the
                                                            related Subsequent Mortgage Loans, if any.
                                                            Although no assurance can be given, it is
                                                            anticipated by the Depositor that the principal
                                                            amount of the related Subsequent Mortgage Loans
                                                            purchased by the Trust Fund will require the
                                                            application of substantially all of the related
                                                            Original Pre-Funded Amount (as defined herein) and
                                                            that there should be no material amount of
                                                            principal prepaid to the Class A-1
                                                            Certificateholders and Class A-2
                                                            Certificateholders from the related Pre-Funding
                                                            Account.  However, it is unlikely that the
                                                            Depositor will be able to deliver Subsequent
                                                            Mortgage Loans with an aggregate principal balance
                                                            identical to the related Original Pre-Funded
                                                            Amount.  See "Description of the
                                                            Certificates--Mandatory Prepayments on Class A-1
                                                            Certificates and Class A-2 Certificates" herein.

Advances  . . . . . . . . . . . . . . . . . . . .           The Master Servicer is required to make advances
                                                            ("Advances") in respect of delinquent payments of
                                                            principal and interest on the Mortgage Loans,
                                                            subject to the limitations described herein.  See
                                                            "Description of the Certificates--Advances" herein
                                                            and in the Prospectus.

Optional Termination  . . . . . . . . . . . . . .           At its option, on any Distribution Date when the
                                                            aggregate Principal Balance of the Mortgage Loans
                                                            is less than ____% of the sum of the aggregate
                                                            principal balance of the Mortgage Loans as of the
                                                            Cut-off Date and the aggregate principal balance
                                                            of the Subsequent Mortgage Loans as of the related
                                                            Subsequent Cut-off Date (as defined herein), the
                                                            holder of a majority percentage interest of the
                                                            Class R Certificates (or the Master Servicer (or
                                                            the Certificate Insurer, if ______ is removed as
                                                            Master Servicer) if the Principal Balance of the
                                                            Mortgage Loans is less than ____% of such sum) may
                                                            purchase from the Trust Fund all remaining
                                                            Mortgage Loans and other assets thereof at the
                                                            price described herein, and thereby effect early
                                                            retirement of the related Certificates.  See
                                                            "Servicing of Mortgage Loans--Termination" herein
                                                            and "The Agreements--Termination; Optional
                                                            Termination" in the Prospectus.

Special Prepayment
  Considerations  . . . . . . . . . . . . . . . .           The rate and timing of principal payments on the
                                                            Class A Certificates will depend, among other
                                                            things, on the rate and timing of principal
                                                            payments (including prepayments, defaults,
                                                            liquidations and purchases of the Mortgage Loans
                                                            in the related Loan Group due to a breach of a
                                                            representation or warranty) on the related
                                                            Mortgage Loans.  As is the case with
                                                            mortgage-backed securities generally, the Class A
                                                            Certificates are subject to substantial inherent
                                                            cash-flow uncertainties because the Mortgage Loans
                                                            in the related Loan Group may be prepaid at any
                                                            time; [however, a prepayment may subject the
                                                            related Mortgagor to a prepayment charge with
                                                            respect to the majority of the Mortgage Loans in
                                                            each Loan Group.] Generally, when prevailing
                                                            interest rates increase, prepayment rates on
                                                            mortgage loans tend to decrease, resulting in a
                                                            slower return of principal to investors at a
                                                            time when reinvestment at such higher prevailing
                                                            rates would be desirable.  Conversely, when
                                                            prevailing interest rates decline, prepayment
                                                            rates on mortgage loans tend to increase, resulting
                                                            in a faster return of principal to

                                                            investors at a time when reinvestment
                                                            at comparable yields may not be possible.

                                                            See "Description of the Certificates--Class A
                                                            Principal Distribution Amount" and "Yield and
                                                            Prepayment Considerations" herein and in the
                                                            Prospectus.

Special Yield
  Considerations  . . . . . . . . . . . . . . . .           The yield to maturity on the Class A Certificates
                                                            will depend on, among other things, the rate and
                                                            timing of principal payments (including
                                                            prepayments, defaults, liquidations and purchases
                                                            of the Mortgage Loans in the related Loan Group
                                                            due to a breach of a representation or warranty)
                                                            on the Mortgage Loans in the related Loan Group
                                                            and the allocation thereof to reduce the
                                                            Certificate Principal Balance thereof.  The yield
                                                            to maturity on the Class A Certificates will also
                                                            depend on the related Pass-Through Rate and the
                                                            purchase price for such Certificates.

                                                            If the Class A Certificates are purchased at a
                                                            premium and principal distributions thereon occur
                                                            at a rate faster than anticipated at the time of
                                                            purchase, the investor's actual yield to maturity
                                                            will be lower than that assumed at the time of
                                                            purchase.  Conversely, if the Class A Certificates
                                                            are purchased at a discount and principal
                                                            distributions thereon occur at a rate slower than
                                                            that assumed at the time of purchase, the
                                                            investor's actual yield to maturity will be lower
                                                            than that assumed at the time of purchase.

                                                            The Class A-1 Certificates were structured
                                                            assuming, among other things, a prepayment rate
                                                            equal to _____ CPR (as defined herein) and
                                                            corresponding weighted average life as described
                                                            herein.  The Class A-2 Certificates were
                                                            structured assuming, among other things, a
                                                            prepayment rate equal to _____  of the Prepayment
                                                            Assumption (as defined herein) and corresponding
                                                            weighted average lives as described herein.  The
                                                            prepayment, yield and other assumptions to be used
                                                            for pricing purposes for the Class A Certificates
                                                            may vary as determined at the time of sale.

                                                            See "Yield and Prepayment Considerations" herein
                                                            and in the Prospectus.

Federal Income Tax
  Consequences  . . . . . . . . . . . . . . . . .           A real estate mortgage investment conduit
                                                            ("REMIC") election will be made with respect to
                                                            the Trust Fund (exclusive of the Interest Coverage
                                                            Accounts and the Pre-Funding Accounts) for federal
                                                            income tax purposes.  Upon the issuance of the
                                                            Class A Certificates, ________________, counsel to
                                                            the Depositor, will deliver its opinion generally
                                                            to the effect that, assuming compliance with all
                                                            provisions of the Pooling and Servicing Agreement,
                                                            for federal income tax purposes, the Trust Fund
                                                            (exclusive of the Interest Coverage Accounts and
                                                            the Pre-Funding Accounts) will qualify as a REMIC
                                                            under Sections 860A through 86OG of the Internal
                                                            Revenue Code of 1986 (the "Code").

                                                            For federal income tax purposes, the Class R
                                                            Certificates will be the sole class of "residual
                                                            interests" in the REMIC and the Class A
                                                            Certificates and the Subordinate Certificates will
                                                            represent ownership of "regular interests" in the
                                                            REMIC and will generally be treated as
                                                            representing ownership of debt instruments of the
                                                            REMIC.

                                                            For federal income tax reporting purposes, the
                                                            Class A Certificates will not be treated as having
                                                            been issued with original issue discount.  The
                                                            prepayment assumption that will be used in
                                                            determining the rate of accrual of original issue
                                                            discount, market discount and premium, if any, for
                                                            federal income tax purposes will be a rate equal
                                                            to _____ CPR, with respect to the Class A-1
                                                            Certificates, and _____ of the Prepayment
                                                            Assumption, with respect to the Class A-2
                                                            Certificates.  No representation is made that the
                                                            Mortgage Loans will prepay at these rates or at
                                                            any other rates.

                                                            For further information regarding the federal
                                                            income tax consequences of investing in the Class
                                                            A Certificates, see "Federal Income Tax
                                                            Consequences" herein and in the Prospectus.

ERISA Considerations  . . . . . . . . . . . . . .           A fiduciary of any employee benefit plan or other
                                                            retirement arrangement subject to the Employee
                                                            Retirement Income Security Act of 1974, as amended
                                                            ("ERISA"), or Section 4975 of the Code should
                                                            review carefully with its legal advisors whether
                                                            the purchase or holding of Class A Certificates
                                                            could give rise to a transaction that is
                                                            prohibited or is not otherwise permitted either
                                                            under ERISA or Section 4975 of the Code or whether
                                                            there exists any statutory or administrative
                                                            exemption applicable to an investment therein.
                                                            The U.S. Department of Labor has issued an
                                                            individual exemption, Prohibited Transaction
                                                            Exemption 90-24, to Morgan Stanley & Co.
                                                            Incorporated that generally exempts from the
                                                            application of certain of the prohibited
                                                            transaction provisions of Section 406 of ERISA,
                                                            and the excise taxes imposed on such prohibited
                                                            transaction by Section 4975(a) and (b) of the Code
                                                            and Section 502(i) of ERISA, transactions relating
                                                            to the purchase, sale and holding of pass-through
                                                            certificates underwritten by the Underwriter such
                                                            as the Class A Certificates and the servicing and
                                                            operation of asset pools, provided that certain
                                                            conditions are satisfied.  A fiduciary of any
                                                            employee benefit plan subject to ERISA or the Code
                                                            should consult with its legal advisors regarding
                                                            the requirements of ERISA and the Code.  See
                                                            "ERISA Considerations" herein and in the
                                                            Prospectus.

Legal Investment  . . . . . . . . . . . . . . . .           The Class A-1 Certificates will constitute
                                                            "mortgage related securities" for purposes of the
                                                            Secondary Mortgage Market Enhancement Act of 1984
                                                            ("SMMEA") for so long as they are rated in at
                                                            least the second highest rating category by one or
                                                            more nationally recognized statistical rating
                                                            agencies.  The Class A-2 Certificates will not
                                                            constitute "mortgage related securities" for
                                                            purposes of SMMEA because the Group II Loans
                                                            include Mortgage Loans that are secured by
                                                            subordinate liens on the related Mortgaged
                                                            Properties.  Institutions whose investment
                                                            activities are subject to legal investment laws
                                                            and regulations, regulatory capital requirements
                                                            or review by regulatory authorities may be subject
                                                            to restrictions on investment in the Class A
                                                            Certificates and should

                                                            consult with their legal advisors.  See "Legal
                                                            Investment" herein and in the Prospectus.

Ratings . . . . . . . . . . . . . . . . . . . . .           It is a condition to the issuance of the Class
                                                            Certificates that they be rated "___" by
                                                            __________________ ("___") and "___" by
                                                            _______________ ("___") and "___" by
                                                            ___________________ ("______").  The ratings of
                                                            the Class A Certificates should be evaluated
                                                            independently from similar ratings on other types
                                                            of securities.  A rating is not a recommendation
                                                            to buy, sell or hold securities and may be subject
                                                            to revision or withdrawal at any time by the
                                                            rating organization.  A security rating does not
                                                            address the frequency of prepayments of Mortgage
                                                            Loans, or the corresponding effect on yield to
                                                            investors.  Also, the ratings issued by ___, ___
                                                            and _______ on payment of principal and interest
                                                            do not cover the payment of the Group I Class A
                                                            Available Funds Cap Carry-Forward Amount.  See
                                                            "Yield and Prepayment Considerations" and
                                                            "Ratings" herein and in the Prospectus.

Risk Factors  . . . . . . . . . . . . . . . . . .           For a discussion of certain risks associated with
                                                            an investment in the Certificates, see "Risk
                                                            Factors" on page S-__ herein and on page 21 in the
                                                            Prospectus.

                                 RISK FACTORS

     [Description will depend on the particulars of the Mortgage Loans.]

         Investors should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates.


UNDERWRITING STANDARDS

         The Mortgage Loans were underwritten by ____________________(the "Seller") in accordance with its underwriting standards described in "The Mortgage Pool--Underwriting" below and in Appendix A to this Prospectus Supplement which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. ACCORDINGLY, MORTGAGE LOANS UNDERWRITTEN UNDER THE SELLER'S NON-CONFORMING CREDIT UNDERWRITING STANDARDS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE AND LOSS THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH THE FNMA OR FHLMC UNDERWRITING GUIDELINES.

         Under the Seller's non-conforming credit underwriting standards, the critical factors in underwriting a Mortgage Loan are the income and employment history of the prospective mortgagor, the creditworthiness of the prospective mortgagor, an assessment of the value of the related Mortgaged Property and the adequacy of such property as collateral in relation to the amount of such Mortgage Loan. Therefore, changes in values of the Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience of the related Mortgage Loans than on mortgage loans originated in accordance with the FNMA or FHLMC credit underwriting guidelines. No assurance can be given that the values of the Mortgaged Properties in the related Loan Group have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Properties in Loan Group I and Loan Group II decline after the dates of origination of the related Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Group I Loans and Group II Loans may increase and such increase may be substantial.

CASH FLOW CONSIDERATIONS

         Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss.

PREPAYMENT CONSIDERATIONS AND RISKS

         Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Yield and Prepayment Considerations" herein and "Certain Legal Aspects of Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience thereof. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See "Yield and Prepayment Considerations" herein and in the Prospectus.

CERTIFICATE RATING

         The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

BANKRUPTCY AND INSOLVENCY RISKS

         The sale of the Mortgage Loans from the Seller to the Depositor will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller, secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer, delays in payments of the Certificates and reductions in the amounts thereof could occur.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

GEOGRAPHIC CONCENTRATION

         As of the Cut-off Date, approximately _____% (by Cut-off Date Pool Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.

DELINQUENT MORTGAGE LOANS

         The Trust Fund will include Mortgage Loans which are 89 or fewer days delinquent as of the Cut-off Date. The Cut-off Date Pool Principal Balance of Mortgage Loans which are between 30 days and 89 days delinquent as of the Cut-off Date was $____________. If there are not sufficient Available Funds on any Distribution Dates, the aggregate amount of principal returned to the Certificateholders may be less than the respective Class Certificate Principal Balances on the day the Certificates were issued.

RISK OF MORTGAGE LOAN YIELD REDUCING PASS-THROUGH RATES ON THE CLASS A-1 CERTIFICATES

         The Pass-Through Rate on the Class A-1 Certificates is generally expected to be based upon clause (i) of the definition thereof, which is primarily based upon the value of One-Month LIBOR (as defined herein) as adjusted every month, while the Mortgage Rates on the Group I Loans adjust semiannually or annually based upon different indices, either [Six-Month LIBOR or One-Year CMT], as described under "The Mortgage Pool--Mortgage Rate Adjustment" herein. However, clause (ii) of the definition of the Pass-Through Rate on the Class A-1 Certificates limits the Pass-Through Rate on the Class A-1 Certificates to the Group I Class A Available Funds Pass-Through Rate, which is generally based upon the Mortgage Rates on the Group I Loans, which are subject to [Six-Month LIBOR or One-Year CMT.] As a result, the interest paid to the Class A-1 Certificates may be less than would be determined using clause (i) of the related definition of Pass-Through Rate. In particular, because the Mortgage Rates on the Group I Loans adjust less frequently, the Pass-Through Rate on the Class A-1 Certificates may be determined by the Group I Class A Available Funds Pass-Through Rate for extended periods in a rising interest rate environment. In addition, with respect to the Class A-1 Certificates, One-Month LIBOR, [Six-Month LIBOR and One-Year CMT] may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which [Six-Month LIBOR or One-Year CMT] is stable or is failing or that, even if One-Month LIBOR, [Six-Month LIBOR and One-Year CMT] all rise during the same period, One-Month LIBOR may rise much more rapidly than [Six-Month LIBOR and One-Year CMT]. In addition, the Mortgage Rates on the Group I Loans are subject to the Periodic Rate Caps and to specified Lifetime Rate Caps and Lifetime Rate Floors, and the Mortgage Rates on the ____ Loans and _____ Loans, which represent _____% and ____% of the Initial Group I Loans, respectively (by aggregate outstanding principal balance as of the Statistical Reference Date), will not have a first Adjustment Date until ____ years and _____ years, respectively, from the origination of each such ____ Loan and ____ Loan.

THE SUBSEQUENT MORTGAGE LOANS

         Subsequent Mortgage Loans may have characteristics different from those of the related Initial Mortgage Loans. However, each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts" at the time of its conveyance to the Trust Fund and be underwritten in accordance with the criteria set forth herein under "The Mortgage Pool--Underwriting" and Appendix A to this Prospectus Supplement.

MANDATORY PREPAYMENT

         To the extent that amounts on deposit in the Pre-Funding Accounts have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust Fund by the end of the related Funding Period, the Holders of the related Class A Certificates will receive, as described herein, on the Distribution Date occurring in ________, 199_, any amounts in the related Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans. Although no assurances can be given, the Depositor intends that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all amounts on deposit in the Pre-Funding Accounts and that there will be no material principal payment to the related Class A Certificateholders on such Distribution Date.

BOOK-ENTRY CERTIFICATES

         Issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Registration" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Since transactions in the Book-Entry Certificates will be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear systems may be limited due to lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates since such distributions will be forwarded by the Trustee to DTC, and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Registration" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

                               THE MORTGAGE POOL

GENERAL

         The statistical information presented in this Prospectus Supplement describes only the mortgage loans included in the Trust Fund as of the Delivery Date (with respect to Loan Group I and Loan Group II, the "Initial Group I Loans" and "Initial Group II Loans," respectively) and does not include mortgage loans purchased by the Trust Fund after the Delivery Date (the "Subsequent Mortgage Loans"). In addition, such statistical information is dated as of the Statistical Reference Date, and not as of the Cut-off Date, so such information will vary slightly from the final initial Mortgage Pool.

         With respect to Loan Group I and Loan Group II, Subsequent Mortgage Loans are intended to be purchased by the Trust Fund from the Depositor from time to time on or before __________, 199_, from funds on deposit in the Pre-Funding Accounts. The Subsequent Mortgage Loans, if available, will be purchased by the Depositor, and sold by the Depositor to the Trust Fund to become part of the related Loan Group. The Pooling and Servicing Agreement will provide that the Group I Loans and Group II Loans, following the conveyance of the Subsequent Mortgage Loans, must conform in the aggregate for each such Loan Group as determined separately to certain specified characteristics described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts." In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those described herein may be purchased by the Trust Fund; provided, however, that the addition of such Group I Loans and Group II Loans will not materially affect the aggregate characteristics of the entire related Loan Group.

         The Mortgage Loans underlying the Certificates consist of the "Group I Loans," which had an aggregate outstanding principal balance as of the Statistical Reference Date of $_______________ and the "Group II Loans," which had an aggregate outstanding principal balance as of the Statistical Reference Date of $_____________ (each such group of Mortgage Loans, "Loan Group I" or "Loan Group II," respectively, or a "Loan Group"). The Group I Loans will consist of adjustable rate, monthly payment, first lien mortgage loans with terms to maturity of approximately __ years from the date of origination or modification. The Group II Loans will generally consist of fixed-rate, monthly payment, first, second and third lien mortgage loans. Approximately ___% of the Initial Group II Mortgage Loans have terms to maturity from the date of origination or modification of __ years and approximately _____% of the Initial Group II Mortgage Loans have terms to maturity from the date of origination or modification of __ years or less. The Mortgage Loans will be originated or acquired by the Seller, substantially in accordance with the underwriting criteria described herein under "--Underwriting" below and in Appendix A. The Depositor will acquire the Group I Loans and Group II Loans to be included in Mortgage Pool from the Seller. The Seller in turn either originated such Mortgage Loans or acquired them pursuant to various mortgage loan purchase agreements. The Seller will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Certificateholders. See "The Trust Fund--Representations by Sellers; Repurchases" and "The Agreements--Assignment of Trust Fund Assets" in the Prospectus. The Mortgage Loans will have been originated or acquired by the Seller in accordance with the underwriting criteria described herein. See "--Underwriting" below and Appendix A to this Prospectus Supplement.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Seller to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

         Each Mortgage Loan will contain a customary "due-on-sale" clause. See "Certain Legal Aspects of Loans--Due-On-Sale Clauses" in the Prospectus.

         Approximately _____% and _____% of the Initial Group I Loans and Initial Group II Loans, respectively, provide for payment of a prepayment charge. Generally, each such Mortgage Loan provides for payment of a prepayment charge for certain partial prepayments and all prepayments in full made within approximately three or five years of the origination of such Mortgage Loan, in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent of the original principal amount of the Mortgage Loan. The Seller will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

         [None] of the Mortgage Loans are covered by a primary mortgage insurance policy. See "Credit Enhancement--Pool Insurance Policies" in the Prospectus.

MORTGAGE RATE ADJUSTMENT

         The Mortgage Rate (as defined herein) on each Group I Loan will be subject to adjustment, commencing (i) with respect to approximately ____% of the Initial Group I Loans, approximately ___ months after the date of origination, (ii) with respect to approximately ____% of the Initial Group I Loans, approximately ______ years after origination (each such Group I Loan, a "____ Loan") and (iii) with respect to approximately ___% of the Initial Group I Loans, approximately _______ years after origination (each such Group I Loan, a "____ Loan"). [The Mortgage Rate on each Group I Loan (i) with an Index of Six-Month LIBOR, will adjust semi-annually (except with respect to approximately _____% of the Initial Group I Loans, which will adjust every three years) or (ii) with an Index of One-Year CMT, will adjust annually, in each case on the first day of the months specified in the related Mortgage Note (each such date, an "Adjustment Date") to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related Index plus (ii) a fixed percentage (the "Gross Margin"), which is generally subject to a maximum increase or decrease in the Mortgage Rate on any Adjustment Date (the "Periodic Rate Cap") of _____% with respect to approximately ____% of the Initial Group I Loans and ____% with respect to approximately ____% of the Initial Group I Loans (which percentage includes the initial ___ Loans, which loans have a Periodic Rate Cap of ____ for the first Adjustment Date and for each Adjustment Date thereafter, and _____ Loans, which loans have a Periodic Rate Cap of _____% for the first Adjustment Date and _____ for each Adjustment Date thereafter), each by aggregate Principal Balance as of the Statistical Reference Date and to specified maximum and minimum lifetime Mortgage Rates ("Lifetime Rate Caps" and "Lifetime Rate Floors," respectively).] The Mortgage Loans were generally originated with an initial Mortgage Rate below the sum of the current Index and the Gross Margin. The Index applicable with respect to the Group I Loans is based upon either [(i) the average of the interbank offered rates for six-month United States dollar deposits in the London market ("Six-Month LIBOR") as published in The Wall Street Journal and as most recently available as of the first business day forty-five, thirty or five days prior to the Adjustment Date, as specified in the related Mortgage Note or (ii) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year ("One-Year CMT") as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the first business day forty-five days prior to the Adjustment Date], as specified in the related Mortgage Note. The Index for all of the Initial Group I Loans will be [Six-Month LIBOR]. Subsequent Mortgage Loans in Loan Group I will have an Index based on either [Six-Month LIBOR or One-Year CMT]. Due to the application of the Periodic Rate Caps, Lifetime Rate Caps and Lifetime Rate Floors, the Mortgage Rate on any Group I Loan as adjusted on any related Adjustment Date, may not equal the sum of the related Index and the Gross Margin. The Mortgage Rate on each Group II Loan is fixed. The Due Date is generally the first day of the month of all of the Mortgage Loans.

         Approximately _____% of the Initial Group I Loans, including all Initial Group I Loans that are ___ Loans and ___ Loans, will not have reached their first Adjustment Date on or before the Statistical Reference Date. The initial Mortgage Rate with respect to such Mortgage Loans is generally lower than the rate that would have been produced if the applicable Gross Margin had been added to the Index in effect at origination. Group I Loans that have not reached their first Adjustment Date are, therefore, more likely to be subject to the Periodic Rate Cap on their first Adjustment Date.

MORTGAGE LOAN CHARACTERISTICS

Group I Loans

         The Initial Group I Loans will consist of Mortgage Loans with an aggregate Principal Balance outstanding as of the Statistical Reference Date, after deducting payments of principal due on or prior to such date, of $_____________. All percentages of the Initial Group I Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Statistical Reference Date.

         Approximately _____% of the Initial Group I Loans have original terms to stated maturity of approximately __ years and approximately _____% of the Initial Group I Loans have terms to stated maturity of approximately ___ years.

         Effective with the first payment due on a Group I Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. The weighted average number of months from the Statistical Reference Date to the next Adjustment Date for the Initial Group I Loans is approximately __ months.

         As of the Statistical Reference Date, each Initial Group I Loan will have an unpaid principal balance of not less than $______ or more than $_______ and the average unpaid principal balance of the Initial Group I Loans will be approximately $__________. The latest stated maturity date of any of the Initial Group I Loans will be ____________, 20__; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, approximately _____% of the Initial Group I Loans will be secured by Mortgaged Properties which are owner occupied primary residences, approximately _____% of the Initial Group I Loans will be secured by Mortgaged Properties which are second homes and approximately ____% of the Initial Group I Loans will be secured by Mortgaged Properties which are non-owner occupied properties. No Initial Group I Loan provides for negative amortization or deferred interest.

         Set forth below is a description of certain additional characteristics of the Initial Group I Loans as of the Statistical Reference Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                            INITIAL MORTGAGE RATES


                                                                                                    Percentage of
                                                                                              Statistical Reference Date
                                    Number of Initial              Aggregate Unpaid                   Aggregate
 Initial Mortgage Rate                Group I Loans                Principal Balance              Principal Balance
 ---------------------         ---------------------------   -----------------------------  -----------------------------






         The weighted average Initial Mortgage Rate of the Initial Group I Loans will be approximately ____% per annum.

                         NEXT INTEREST ADJUSTMENT DATE


                                                                                               Percentage of
                                                                                         Statistical Reference Date
                                      Number of Initial          Aggregate Unpaid                Aggregate
 Next Interest Adjustment Date          Group I Loans            Principal Balance           Principal Balance
 -----------------------------    ------------------------   -------------------------   --------------------------







         The weighted average remaining months to the next interest Adjustment Date of the Initial Group I Loans will be approximately __ months.


                                  GROSS MARGIN

                                                                                               Percentage of
                                                                                         Statistical Reference Date
                                 Number of Initial             Aggregate Unpaid                  Aggregate
 Gross Margins                     Group I Loans              Principal Balance              Principal Balance
 -------------               --------------------------   -------------------------   -------------------------------







         The weighted average Gross Margin of the Initial Group I Loans will be approximately ____% per annum.

                               LIFETIME RATE CAP


                                                                                              Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                   Aggregate
 Lifetime Rate Cap                 Group I Loans             Principal Balance              Principal Balance
 -----------------           -------------------------   ------------------------   --------------------------------







         The weighted average Lifetime Rate Cap of the Initial Group I Loans will be approximately _____% per annum.


                              LIFETIME RATE FLOOR


                                                                                             Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 Lifetime Rate Floor               Group I Loans             Principal Balance             Principal Balance
 -------------------         -------------------------   ------------------------   -------------------------------







         The weighted average Lifetime Rate Floor of the Initial Group I Loans (other than the Initial Group I Loans which have a Lifetime Rate Floor of _____%) will be approximately _____% per annum.

                      REMAINING MONTHS TO STATED MATURITY


                                                                                                    Percentage of
 Remaining Months                                                                             Statistical Reference Date
        to                          Number of Initial             Aggregate Unpaid                    Aggregate
 Stated Maturity                      Group I Loans               Principal Balance               Principal Balance
 ---------------               ---------------------------   --------------------------   ---------------------------------






         The weighted average remaining term to stated maturity of the Initial Group I Loans will be approximately ___ months.


                              YEARS OF ORIGINATION


                                                                                               Percentage of
                                                                                        Statistical Reference Date
                                 Number of Initial            Aggregate Unpaid                   Aggregate
 Years of Origination              Group I Loans             Principal Balance               Principal Balance
 --------------------        -------------------------   -------------------------   --------------------------------


         The earliest month and year of origination of any Initial Group I Loan is ____________ and the latest month and year of origination will be __________.


                         ORIGINAL LOAN-TO-VALUE RATIOS


                                                                                                 Percentage of
                                                                                           Statistical Reference Date
                                        Number of Initial          Aggregate Unpaid                Aggregate
 Original Loan-to-Value Ratios            Group I Loans           Principal Balance            Principal Balance
 -----------------------------       -----------------------   ------------------------   ----------------------------






         The minimum and maximum Loan-to-Value Ratios at origination of the Initial Group I Loans were approximately ____% and ______%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Initial Group I Loans was approximately _______%.


                             MORTGAGE LOAN PROGRAM

                                                                                              Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                   Aggregate
 Loan Program                      Group I Loans             Principal Balance              Principal Balance
 ------------                -------------------------   ------------------------   --------------------------------


         See "--Underwriting" below and Appendix A to the Prospectus Supplement for a description of the Seller's mortgage loan documentation programs.



                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES


                                                                                             Percentage of
          Original                                                                     Statistical Reference Date
       Mortgage Loan             Number of Initial           Aggregate Unpaid                  Aggregate
      Original Balance             Group I Loans             Principal Balance             Principal Balance
 -------------------------   -------------------------   ------------------------   -------------------------------






         The average original principal balance of the Initial Group I Loans will be approximately $_________.


                                 PROPERTY TYPES

                                                                                              Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                   Aggregate
 Property Type                     Group I Loans             Principal Balance              Principal Balance
 -------------               -------------------------   ------------------------   --------------------------------


                                RISK CATEGORIES


                                                                                             Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 Risk Classification               Group I Loans             Principal Balance             Principal Balance
 -------------------         -------------------------   ------------------------   -------------------------------






         See "--Underwriting" below and Appendix A to this Prospectus Supplement for a description of the Seller's risk classifications.


                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                             Percentage of
                                                                                      Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 State                             Group I Loans             Principal Balance             Principal Balance
 -----                       -------------------------   ------------------------   ------------------------------


         No more than approximately ____% of the Initial Group I Loans will be secured by Mortgaged Properties located in any one zip code.



                           PURPOSES OF GROUP I LOANS

                                                                                             Percentage of
                                                                                      Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 Loan Purpose                      Group I Loans             Principal Balance             Principal Balance
 ------------                -------------------------   ------------------------   ------------------------------






         In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes (not for "equity take-out"), substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Mortgage Loans made for "equity take out" may involve use of a portion of the proceeds to pay in full the principal balance of such previous mortgage loan and related costs but the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.


                                OCCUPANCY STATUS

                                                                                             Percentage of
                                                                                      Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 Occupancy                         Group I Loans             Principal Balance             Principal Balance
 ---------                   -------------------------   ------------------------   ------------------------------


Group II Loans

         The Initial Group II Loans will consist of Mortgage Loans with an aggregate Principal Balance outstanding as of the Statistical Reference Date, after deducting payments of principal due on or prior to such date, of $___________. All percentages of the Initial Group II Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Statistical Reference Date.

         Approximately _____% of the Initial Group II Loans have original terms to stated maturity of approximately __ years.

         As of the Statistical Reference Date, each Initial Group II Loan will have an unpaid principal balance of not less than $_________ or more than $_______ and the average unpaid principal balance of the Initial Group II Loans will be approximately $__________. The latest stated maturity date of any of the Initial Group II Loans will be _______________, 20__; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, approximately _____% of the Initial Group II Loans will be secured by Mortgaged Properties which are owner occupied primary residences, approximately _____% of the Initial Group II Loans will be secured by Mortgaged Properties which are second homes and approximately _______% of the Initial Group II Loans will be secured by Mortgaged Properties which are non-owner occupied properties. No Initial Group II Loan provides for negative amortization or deferred interest.

         Set forth below is a description of certain additional characteristics of the Group II Loans as of the Statistical Reference Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.



                                 MORTGAGE RATES


                                                                                            Percentage of
                                                                                      Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                 Aggregate
 Mortgage Rates                   Group II Loans             Principal Balance            Principal Balance
 --------------              -------------------------   ------------------------   -----------------------------


         The weighted average Mortgage Rate of the Initial Group II Loans will be approximately ____% per annum.


                      REMAINING MONTHS TO STATED MATURITY


                                                                                              Percentage of
 Remaining Months                                                                      Statistical Reference Date
         to                      Number of Initial           Aggregate Unpaid                   Aggregate
 Stated Maturity                  Group II Loans             Principal Balance              Principal Balance
 ---------------             -------------------------   ------------------------   --------------------------------







         The weighted average remaining term to stated maturity of the Initial Group II Loans will be approximately ___ months.



                              YEARS OF ORIGINATION


                                                                                             Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 Years of Origination             Group II Loans             Principal Balance             Principal Balance
 --------------------        -------------------------   ------------------------   -------------------------------


         The earliest month and year of origination of any Initial Group II Loan is ______________ and the latest month and year of origination is
___________.


                        ORIGINAL LOAN-TO VALUE RATIOS(1)


                                                                                                   Percentage of
                                                                                            Statistical Reference Date
                                         Number of Initial          Aggregate Unpaid                 Aggregate
 Original Loan-to-Value Ratios             Group II Loans          Principal Balance             Principal Balance
 -----------------------------        -----------------------   ------------------------   -----------------------------






-----------------
(1) The Loan-to-Value Ratio of Group II Loans secured by second and third liens includes the outstanding principal balance of the related senior liens.

         The minimum and maximum Loan-to-Value Ratios at origination of the Initial Group II Loans were approximately ___% and ___%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Initial Group II Loans was approximately ____%.


                             MORTGAGE LOAN PROGRAM

                                                                                              Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                   Aggregate
 Loan Program                     Group II Loans             Principal Balance              Principal Balance
 ------------                -------------------------   ------------------------   --------------------------------


         See "--Underwriting" below and Appendix A to the Prospectus Supplement for a description of the Seller's mortgage loan documentation programs.


                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES


                                                                                             Percentage of
          Original                                                                     Statistical Reference Date
       Mortgage Loan             Number of Initial           Aggregate Unpaid                  Aggregate
     Principal Balance            Group II Loans             Principal Balance             Principal Balance
     -----------------       -------------------------   ------------------------   -------------------------------






         The average original principal balance of the Initial Group II Loans will be approximately $____________.


                                 PROPERTY TYPE

                                                                                             Percentage of
                                                                                      Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 Property Type                    Group II Loans             Principal Balance             Principal Balance
 -------------               -------------------------   ------------------------   ------------------------------

                                RISK CATEGORIES


                                                                                             Percentage of
                                                                                      Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 Risk Classification              Group II Loans             Principal Balance             Principal Balance
 -------------------         -------------------------   ------------------------   ------------------------------






         See "--Underwriting" below and Appendix A to this Prospectus Supplement for a description of the Seller's risk classifications.


                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                                                                             Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 State                            Group II Loans             Principal Balance             Principal Balance
 -----                       -------------------------   ------------------------   -------------------------------


         No more than approximately ____% of the Initial Group II Loans will be secured by Mortgaged Properties located in any one zip code.


                          PROPERTIES OF GROUP II LOANS


                                                                                             PERCENTAGE OF
                                                                                       STATISTICAL REFERENCE DATE
                                 NUMBER OF INITIAL           AGGREGATE UNPAID                  AGGREGATE
 LOAN PURPOSE                     GROUP II LOANS             PRINCIPAL BALANCE             PRINCIPAL BALANCE
 ------------                -------------------------   ------------------------   -------------------------------






         In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes (not for "equity take-out"), substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Mortgage Loans made for "equity take out" may involve the use of a portion of the proceeds to pay in full the principal balance of such previous mortgage loan and related costs but the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.


                                OCCUPANCY STATUS

                                                                                             Percentage of
                                                                                       Statistical Reference Date
                                 Number of Initial           Aggregate Unpaid                  Aggregate
 Occupancy                        Group II Loans             Principal Balance             Principal Balance
 ---------                   -------------------------   ------------------------   -------------------------------


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS

         With respect to Loan Group I and Loan Group II, under the Pooling and Servicing Agreement, following the initial issuance of the Certificates, the Trust Fund will be obligated to purchase from the Depositor during the Funding Period, subject to the availability thereof, additional Mortgage Loans (the "Subsequent Mortgage Loans") secured by first, second and third liens on one-to four-family residential properties. Each Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth herein under "The Mortgage Pool--Underwriting" and Appendix A to this Prospectus Supplement. Subsequent Mortgage Loans will be transferred to the Trust Fund pursuant to subsequent transfer instruments (the "Subsequent Transfer Instruments") between the Depositor and the Trust Fund. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trust Fund will be required to pay to the Depositor from amounts on deposit in one of the Pre-Funding Accounts (as defined below) a cash purchase price of 100% of the principal balance thereof. The Depositor will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Mortgage Loans purchased on such date. The amount paid from each Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Mortgage Loans in the related Loan Group will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased and the amount in the related Pre-Funding Account will decrease accordingly.

         Two accounts (each, a "Pre-Funding Account") will be established by the Trustee and funded by the Depositor with approximately $_______ with respect to Loan Group I (the "Original Group I Pre-Funded Amount") and $____________ with respect to Loan Group II (the "Original Group II Pre-Funded Amount") on the Delivery Date to provide the Trust Fund with sufficient funds to purchase Subsequent Mortgage Loans. The related Original Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Mortgage Loans for a related Loan Group in accordance with the Pooling and Servicing Agreement (on any date of determination, the related Original Pre-Funded Amount as so reduced, the "Pre-Funded Amount"). During the period (the "Funding Period"), determined separately for Loan Group I and Loan Group II, from the Delivery Date until the earliest of (i) the date on which the amount on deposit in the related Pre-Funding Account is less than $10,000 or (ii) _______________, 199_, the related Pre-Funded Amount will be maintained in the related Pre-Funding Account.

         Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Pooling and Servicing Agreement; (b) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders or the Certificate Insurer; (c) the Depositor will deliver certain opinions of counsel acceptable to the Certificate Insurer with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (d) as of the respective Subsequent Cutoff Date the Subsequent Mortgage Loans will satisfy the following criteria: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of such Subsequent Mortgage Loan will not exceed 360 months; (iii) such Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting" herein and Appendix A to this Prospectus Supplement; (v) such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio in the case of second lien Mortgage Loans) greater than 100%; and (vi) such Subsequent Mortgage Loans will have as of the end of the Funding Period, a weighted average term since origination not in excess of [__] months. In addition, following the purchase of any Subsequent Mortgage Loan by the Trust Fund, the Group I Loans and Group II Loans (including the related Subsequent Mortgage Loans) will, as determined separately for each Loan Group: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Loan-to-Value Ratio (or weighted average Combined Loan-to-Value Ratio in the case of second and third lien Mortgage Loans) of not more than _____% with respect to Loan Group I, and _____% with respect to Loan Group II, each by aggregate principal balance of the related Mortgage Loans; (iii) have no related Mortgage Loan with a principal balance in excess of $_______; and (iv) have a weighted average Gross Margin not less than ____% with respect to the Group I Loans. In addition, the Trustee shall not agree to any Subsequent Transfer without a signed certification from the Certificate Insurer that the Subsequent Mortgage Loans meet the above criteria plus any additional criteria in the Insurance Agreement. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the entire related Loan Group.

UNDERWRITING

[Description will depend on the particulars of the Seller]

The Standard Non-Conforming Program

         All of the Mortgage Loans were underwritten by the Seller in accordance with the "Standard NonConforming Program" which does not meet the credit underwriting standards of FNMA or FHLMC. This program is described in detail in Appendix A to this Prospectus Supplement. The Seller's current single family mortgage loan volume is generally originated based on loan packages submitted through a mortgage broker network. Such loan packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage broker and submitted to the Seller for approval and funding. The mortgage broker receives as compensation all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made. As part of their quality control procedures, the Seller accepts loan packages submitted by preapproved mortgage brokers. In connection with the approval process, they require that the mortgage broker be licensed by the appropriate state agencies, as required, and review a package of documents consisting of, among other things, an application, resumes of key personnel, narrative of the company, organizational documentation and financial statements. At least annually, the Seller reviews the performance of each of its respective mortgage brokers for poor processing, misrepresentation, fraud or delinquency, and substandard mortgage brokers are terminated.

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least two credit reports on each applicant from national credit reporting companies are required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

         Mortgaged properties are appraised by licensed appraisers. The Seller does not approve all appraisers but instead relies on the mortgage brokers to evaluate the appraiser's experience and ability; however, in the event that a mortgage broker uses an appraiser who has not been approved by the Seller, the related appraisal will be reviewed by an approved appraiser of the Seller for conformance with its





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guidelines.  The Seller requires the appraiser to address neighborhood conditions, site and zoning status and condition and valuation of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and FIRREA and must be on forms acceptable to FNMA and FHLMC. Every appraisal is reviewed by a non-affiliated appraisal review firm, or by another review appraiser acceptable to the Seller before the mortgage loan is made.

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Statistical Reference Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class A Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Class A Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class A Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K. In addition, a Current Report on Form 8-K will be filed following each purchase of Subsequent Mortgage Loans.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Mortgage Loan Asset-Backed Pass-Through Certificates, Series 199_, __ (the "Certificates") will include the following two senior classes (the "Class A Certificates"): (i) Class A-1 Certificates (the "Class A-1 Certificates") and (ii) Class A-2 Certificates (the "Class A-2 Certificates"). In addition to the Class A Certificates, the Mortgage Loan Asset-Backed Pass-Through Certificates, Series 199_, __ will include the Class I S Certificates (the "Group I Subordinate Certificates"), the Class II S Certificates (the "Group II Subordinate Certificates"; and, together with the Group I Subordinate Certificates, the "Subordinate Certificates") and the Class R Certificates (the "Residual Certificates"). Only the Class A Certificates are offered hereby. The Pass-Through Rate (as defined herein) on the Class A-1 Certificates is adjustable and is calculated as described under "--Class A Interest Distribution Amounts" below. The Pass-Through Rate on the Class A-2 Certificates is fixed at ____% per annum, subject to increase as described herein. Interest distributions on the Class A Certificates will be payable monthly at one-twelfth the annual rate.

         The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified





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as deposited in respect of the Mortgage Loans in the Certificate Accounts;
(iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (including the Certificate Insurance Policies) required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (v) liquidation proceeds; (vi) released mortgaged property proceeds; and (vii) amounts on deposit in the Interest Coverage Accounts and the Pre-Funding Accounts.

         Distributions on the Class A Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day (each, a "Distribution Date"), commencing in ___________ 199_, to Certificateholders of record on the immediately preceding Record Date. The record date (the "Record Date") for each Distribution Date will be the close of business on the last day of the month immediately preceding the related Distribution Date.

         The Class A Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined in the Prospectus).

         The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC (Class A Certificates so registered, "Book-Entry Certificates"). No person acquiring an interest in the Class A Certificates will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration." Unless and until Definitive Certificates are issued for the Class A Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Class A Certificates, for distribution to Certificate Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

         Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of [$25,000] and integral multiples of [$1] in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "Description of the Securities--Book-Entry Registration of Securities," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Definitive Certificate.

         Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual





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reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

         For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the Prospectus.

OVERCOLLATERALIZATION PROVISIONS AND SUPPORT FEATURES

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow with respect to each Loan Group, if any, be applied on such Distribution Date as an accelerated payment of principal on the related Class A Certificates, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Distribution Date is equal to (x) the amount on deposit in the Certificate Account on such Distribution Date with respect to the Mortgage Loans in the related Loan Group, other than the related Insured Payments and the Trustee's Fee and Premium Amount payable on such Distribution Date (such amount, the related "Available Funds" for such Distribution Date) minus (y) the sum of (i) the sum of the related Class A Interest Distribution Amount and the related Class A Principal Distribution Amount (calculated for this purpose without regard to any Subordination Increase Amount, Subordination Reduction Amount or portion thereof included therein) and (ii) any related Reimbursement Amount (as defined herein) owed to the Certificate Insurer. This application has the effect of accelerating the amortization of the related Class A Certificates relative to the amortization of the Mortgage Loans in the related Loan Group.

         With respect to any Distribution Date, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans in the related Loan Group as of the close of business on the last day of the related Due Period (as defined herein) and the amount of funds in the related Pre-Funding Account as of such Distribution Date over (y) the Certificate Principal Balance of the related Class A Certificates as of such Distribution Date (and following the making of all distributions on such Distribution Date) is the "Subordinated Amount" as of such Distribution Date. The Pooling and Servicing Agreement requires that the Net Monthly Excess Cashflows will be applied as an accelerated payment of principal on the related Class A Certificates until the related Subordinated Amount has increased to the level equal to the related Required Subordinated Amount for such Distribution Date. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Distribution Date is the "Required Subordinated Amount" with respect to such Distribution Date. Initially, the Required Subordinated Amount will be set at an amount equal to a percentage, specified in the Pooling and Servicing Agreement, of the aggregate Principal Balances of the related Mortgage Loans in the related Loan Group as of the Cut-off Date and the related Original Pre-Funded Amount. The Pooling and Servicing Agreement generally provides that the Required Subordinated Amounts may, over time, decrease, or increase, subject to certain floors, caps and triggers.

         In the event that the Required Subordinated Amount is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Holders of the related Class A Certificates on such Distribution Date shall be distributed to the Holders of the related Group I or Group II Subordinate Certificates on such Distribution Date, or applied to the payment of any Group I Class A Available Funds Cap Carry-Forward Amount. This has the effect of decelerating the amortization of the Class A





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Certificates relative to the, amortization of the Mortgage Loans in the related
Loan Group, and of reducing the related Subordinated Amount. With respect to any Distribution Date, the difference, if any, between (a) the related Subordinated Amount that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (exclusive of any reductions thereto attributable to Subordination Reduction Amounts (as described below) on such Distribution Date) and (b) the related Required Subordinated Amount for such Distribution Date is the related "Excess Subordinated Amount" with respect to such Distribution Date. With respect to any Distribution Date, an amount equal to the lesser of (a) the related Excess Subordinated Amount and (b) the principal collections received by the Master Servicer with respect to the prior Due Period is the related "Subordination Reduction Amount." In addition, due to the cash flow stricture of the Certificates as described below, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the related Required Subordinated Amount. This is because the Holders of the related Class A Certificates will generally be entitled to receive 100% of collected principal, even though the Certificate Principal Balances of the related Class
A Certificates will, following the accelerated amortization resulting from the application of the related Net Monthly Excess Cashflow, represent less than 100% of the related Mortgage Loan's principal balance. In the absence of the provisions relating to Subordination Reduction Amounts, the foregoing may otherwise increase the Subordinated Amounts above their Required Subordinated Amount requirements even without the application of any Net Monthly Excess Cashflow.

         The Pooling and Servicing Agreement provides that, on any Distribution Date, all unscheduled collections on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to Mortgage Loans in the related Loan Group during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs, and ending on the first day of the calendar month in which such Distribution Date occurs (the "Due Period") will be distributed to the Holders of the related Class A Certificates on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan (as defined below) during such Due Period, the net Liquidation Proceeds (as defined in the Prospectus) related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is a "Liquidated Loan Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero.
The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be distributed to the Holders of the related Class A Certificates on the Distribution Date which immediately follows the event of loss; in other words, the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Subordinated Amount, which, to the extent that such reduction causes the Subordinated Amount to be less than the related Required Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Required Subordinated Amount). The effect of the foregoing is to allocate losses to the Holders of the related Group I or Group II Subordinate Certificates by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts which such Holders would otherwise receive.

         Overcollateralization and the Certificate Insurance Policies. The Pooling and Servicing Agreement defines a "Subordination Deficit' with respect to a Distribution Date to be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the related Class A Certificates as of such





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Distribution Date, and following the making of all distributions to be made on such Distribution Date (except for any payment to be made as to principal from proceeds of the related Certificate Insurance Policy), exceeds (y) the aggregate Principal Balances of the Mortgage Loans in the related Loan Group as of the close of business on the preceding Due Date and the amount of funds in the related Pre-Funding Account on such Distribution Date. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the second Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur with respect to a Loan Group for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the related Class A Certificates on such Distribution Date. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

         Cross-Collateralization Feature. In the event that on any Distribution Date after giving effect to distributions pertaining to a particular Loan Group and its related Certificates (except for any payment to be made as principal from proceeds of the related Certificate Insurance Policy), either a Reimbursement Amount exists with respect to either Loan Group or a Subordination Deficit exists with respect to Loan Group II or the Subordinated Amount with respect to Loan Group II would be less than the related Required Subordinated Amount (such difference, a "Cross-Collateralized Subordination Shortfall"), the Class A-2 Certificates or the Certificate Insurer, as the case may be, will be entitled to receive an additional payment (a "Cross-Collateralization Payment") in respect of principal to the extent of such Subordination Deficit or Cross-Collateralized Subordination Shortfall or as reimbursement of the Reimbursement Amount, as the case may be, out of funds then on deposit in the Certificate Account for the other Loan Group that are otherwise payable on such Distribution Date to the Subordinate Certificates related to such other Loan Group.

PRIORITY OF PAYMENT

         On each Distribution Date, the Trustee shall make the following distributions, to the extent of funds on deposit in the related Certificate Account with respect to each Loan Group and the amount of Insured Payments and Cross-Collateralization Payments (if applicable) to be made on such Distribution Date, as distributed separately with respect to the Group I and Group II Certificates:

                 (a) to the Certificate Insurer, the Premium Amount (as defined herein) with respect to such Loan Group;

                 (b) to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to such Loan Group;

                 (c) to the Certificate Insurer the lesser of (x) an amount equal to (i) the amount then on deposit in the related Certificate Account remaining after the foregoing distributions minus (ii) the Insured Distribution Amount for such Distribution Date and
                          (y) the amount of all Insured Payments and other payments made by the Certificate Insurer pursuant to the related Certificate Insurance Policy (together with interest thereon at the Pass-Through Rate for the related Class A Certificates) which have not been previously repaid (the "Reimbursement Amount") as of such Distribution Date;

                 (d) from amounts then on deposit in the related Certificate Account (including any Insured Payments), to the related Class A Certificateholders an amount equal to





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                          the related Class A Interest Distribution Amount (as
                          described below), distributed on a pro rata basis to the related Class A Certificateholders as described below;

                 (e) from amounts then on deposit in the related Certificate Account (including any related Insured Payments), to the related Class A Certificateholders an amount equal to the related Class A Principal Distribution Amount (as described below) to the extent not covered by payments to be made pursuant to clause (f) below with respect to a Subordination Deficit allocated as described below;

                 (f) from amounts then on deposit in the Certificate Account related to the Group I Loans, to the Class A-2 Certificateholders, an amount equal to the Cross-Collateralization Payments required to be made on such Certificates on such Distribution Date;

                 (g) from amounts then on deposit in the Certificate Accounts related to the Group I Loans and the Group II Loans, to the Certificate Insurer, an amount equal to the Cross-Collateralization Payments required to be made to the Certificate Insurer from such Certificate Account on such Distribution Date, to the extent the Certificate Insurer has not been reimbursed pursuant to clause (c) above;

                 (h) to the Class A-1 Certificates, an amount equal to the lesser of (i) any amount then remaining in the related Certificate Account after the applications described in clauses (a) through (g) above and (ii) the aggregate Group I Class A Available Funds Cap Carry-Forward Amount for such Distribution Date shall be paid to the Class A-1 Certificateholders on account of the Group I Class A Available Funds Cap Carry-Forward Amount, if any; and

                 (i) from amounts then on deposit in the related Certificate Account, to the Holders of the related Group I or Group II Subordinate Certificates, the amount remaining on such Distribution Date, if any.

CLASS A INTEREST DISTRIBUTION AMOUNTS

         On each Distribution Date, holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the sum of (a) interest accrued for the related Accrual Period (as defined below) on the related Certificate Principal Balance thereof immediately prior to such Distribution Date at the then-applicable related Pass-Through Rate (to the extent of the amounts remaining for distributions after payments under clauses (a) through (c) under "--Priority of Payment" above), as reduced by shortfalls caused by the Relief Act (as defined in the Prospectus) or the failure of the Master Servicer to cover Prepayment Interest Shortfalls to the extent described herein, with all such reductions allocated among the related Class A Certificates in proportion to their respective amounts of related Class A Interest Distribution Amount (as defined below) which would have resulted absent such reductions and (b) the Group I Class A Carry-Forward Amount or Group II Class A Carry-Forward Amount, as applicable, allocable to interest. The aggregate amount of interest allocable to the Class A-1 Certificates and Class A-2 Certificates as determined separately (the related "Class A Interest Distribution Amount") will be allocable to the related Class A Certificates on a pro rata basis in proportion to the amount of interest payable thereon. The Class A Interest Distribution Amount with respect to the Class A-1 Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed, provided that, for any Distribution Date for which clause (ii) of the related definition of Pass-Through Rate is





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applicable, the Class A Interest Distribution Amount will be calculated on the basis of a 30-day month. The Class A Interest Distribution Amount with respect to the Class A-2 Certificates is calculated on the basis of a 360-day year and a 30-day month.

         With respect to any Distribution Date and the Class A-1 Certificates and Class A-2 Certificates, the sum of the related Class A Interest Distribution Amount and the amount of the related Subordination Deficit, if any, with respect to such Distribution Date is the related "Insured Distribution Amount" for such Distribution Date.

         For each Distribution Date, (i) with respect to the Class A-1 Certificates, the "Accrual Period" is the period commencing on the Distribution Date immediately preceding the month on which such Distribution Date occurs and ending on the calendar day immediately preceding such Distribution Date, except with respect to the first Distribution Date, which has an accrual period from ____________, 199_ to ___________, 199_ and (ii) with respect to the Class A-2
Certificates, the "Accrual Period" is the previous calendar month.

         With respect to the Class A-1 Certificates, the "Group I Class A Carry-Forward Amount" as of any Distribution Date equals the sum of (a) the amount, if any, by which (i) the related Insured Distribution Amount for the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A-1 Certificates on such Distribution Date in respect thereof (including, without Imitation, amounts paid under a Certificate Insurance Policy) and (b) 30 days' interest on such amount at the Pass-Through Rate applicable to the Class A-1 Certificates for such Distribution Date. The Group I Class A Carry-Forward Amount does not include any Group I Class A Available Funds Cap Carry-Forward Amount.

         The "Class A-1 Formula Pass-Through Rate" for a Distribution-Date is the lesser of (x) the rate determined by clause (i) of the definition of Pass-Through Rate for the Class A-1 Certificates on such Distribution Date and
(y) the weighted average of Net Lifetime Rate Caps of the Group I Loans. The Net Lifetime Rate Cap on each Group I Loan is equal to the related Lifetime Rate Cap minus the sum of the Servicing Fee Rate and the rates per annum at which the Trustee's Fee and the Premium Amount accrue.

         The Pooling and Servicing Agreement provides that if the Pass-Through Rate on the Class A-1 Certificates is less than the Class A-1 Formula Pass-Through Rate and any resulting shortfall in interest is not paid on such Distribution Date from any available Net Monthly Excess Cashflow, as described below, then the amount of any such shortfall will be carried forward and be paid to the extent of available funds, as described herein, to the Holders of the Class A-1 Certificates on future Distribution Dates and shall accrue interest at the applicable Class A-1 Formula Pass-Through Rate, until paid (such shortfall, together with such accrued interest, the "Group I Class A Available Funds Cap Carry-Forward Amount"). The Certificate Insurance Policy does not cover the Group I Class A Available Funds Cap Carry-Forward Amount, nor do the ratings assigned to the Class A-1 Certificates address the payment of the Group I Class A Available Funds Cap Carry-Forward Amount.

         With respect to the Class A-2 Certificates, the "Group II Class A Carry-Forward Amount" as of any Distribution Date equals the sum of (a) the amount, if any, by which (i) the related Insured Distribution Amount for the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A-2 Certificates on such Distribution Date in respect thereof (including, without limitation, amounts paid under a Certificate Insurance Policy) and (b) 30 days' interest





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on such amount at the Pass-Through Rate applicable to the Class A-2
Certificates for such Distribution Date.

         The "Prepayment Interest Shortfall" for any Distribution Date is equal to the aggregate shortfalls if any, in collections of interest (minus the related Servicing Fee) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Distribution Date, any Prepayment Interest Shortfalls resulting from full or partial prepayments during the preceding calendar month will be offset by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the Servicing Fee payable to the Master Servicer in respect of its servicing activities with respect to such Distribution Date. See "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" herein. An amount equal to the Class A Certificates' pro rata share, based on the amount of interest payable on each such class, of any Prepayment Interest Shortfalls not so covered by the Master Servicer will be made available by the Certificate Insurer for distribution to the Class A Certificateholders.

         The Pass-Through Rate on the Class A-1 Certificates is adjustable and is calculated as follows: beginning on the Distribution Date in ___________ 199_, and on each Distribution Date thereafter, the Pass-Through Rate on the Class A-1 Certificates will be adjusted to equal the lesser of (i) (a) with respect to any Distribution Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than ___% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, One-Month LIBOR (as defined in "Description of the Certificates--Calculation of One-Month LIBOR" below) plus ____% or (b) with respect to any Distribution Date thereafter, One-Month LIBOR plus ____% and (ii) the Group I Class A Available Funds Pass-Through Rate.

         The "Group I Class A Available Funds Pass-Through Rate," as of any Distribution Date, is equal to (i) the weighted average of the Mortgage Rates of the Group I Loans, minus (ii) the sum of the Servicing Fee Rate and the rates per annum at which the Trustee's Fee and Premium Amount accrue and minus
(iii) commencing on the seventh Distribution Date, ____% per annum.

         The Pass-Through Rate with respect to the Class A-2 Certificates is equal to (i) with respect to any Distribution Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than ___% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, ___% per annum, and
(ii) with respect to any Distribution Date thereafter, _____% per annum.

         As described herein, the Class A Interest Distribution Amounts allocable to the Class A Certificates is based on the Certificate Principal Balances thereof immediately prior to the related Distribution Date. The Certificate Principal Balance of any Class A Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced as described herein with respect to such Certificate.

         On any Distribution Date, the amount of the premium (the "Premium Amount") payable to the Certificate Insurer is equal to one-twelfth of the product of a percentage specified in an exhibit to the Pooling and Servicing Agreement and the Certificate Principal Balance of the Class A Certificates.

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CALCULATION OF ONE-MONTH LIBOR

         With respect to the first Distribution Date, on the Delivery Date, and, with respect to each Distribution Date thereafter, on the second LIBOR Business Day preceding such Distribution Date (each such date, an "Interest Determination Date"), One-Month LIBOR shall be established by the Trustee and as to any Accrual Period, One-Month LIBOR with respect to the Class A-1 Certificates will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on such Interest Determination Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be selected by the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee) as of 11:00 A.M., London time, on the Interest Determination Date, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 A.M., New York City time, on the Interest Determination Date, for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT

         Holders of the Class A Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the amounts remaining for distribution after payments under clauses (a) through (d) under "--Priority of Payment" above, an amount (as determined separately for the Class A-1 Certificates and Class A-2 Certificates, the related "Class A Principal Distribution Amount"), in reduction of the Certificate Principal Balance thereof as described below, which equals the sum of (i) the portion of any Group I Class A Carry-Forward Amount or Group II Class A Carry-Forward Amount, as applicable, which relates to a shortfall in a distribution of a related Subordination Deficit, (ii) all scheduled installments of principal in respect of the Mortgage Loans in the related Loan Group received or advanced during the related Due Period, together with all unscheduled recoveries of principal on such Mortgage Loan received by the Master Servicer during the prior calendar month, (iii) the Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by either the Seller or by the Depositor, (iv) any amounts delivered by the Depositor on the Master Servicer Remittance Date (as defined herein) in connection with a substitution of a Mortgage Loan in the related Loan Group, (v) the net Liquidation Proceeds (as defined in the Prospectus) collected by the Master Servicer of all

Mortgage Loans in the related Loan Group during the prior calendar month (to the extent such net Liquidation Proceeds are related to principal), (vi) the amount of any related Subordination Deficit for such Distribution Date, (vii) the proceeds received by the Trustee of any termination of the related Loan Group (to the extent such proceeds are related to principal), (viii) the amount of any related Subordination Increase Amount (as defined herein) for such Distribution Date, and (ix) with respect to the Class A-1 Certificates and Class A-2 Certificates, with respect to the Distribution Date occurring in _______ 199_, any amounts in the related Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans; minus (x) the amount of any related Subordination Reduction Amount (as defined herein) for such Distribution Date.

         In no event will the Class A Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding Certificate Principal Balance of the Class A Certificates.

         Distributions of the Class A Principal Distribution Amount with respect to the Class A-1 Certificates will be allocated to the Class A-1 Certificates in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero. Distributions of the Class A Principal Distribution Amount with respect to the Class A-2 Certificates will be allocated to the Class A-2 Certificates in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero.

         The "Master Servicer Remittance Date" with respect to any Distribution Date is the 18th day of the month in which such Distribution Date occurs, or if such 18th day is not a business day, the business day immediately preceding such 18th day.

         The "Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance of such Mortgage Loan as of the Due Date preceding such date of determination, as such principal balance is specified for such Due Date in the amortization schedule, (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations (as defined in the Prospectus)) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to prepayments received prior to such Due Date, Deficient Valuations incurred prior to such Due Date, and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan (as defined herein) on or prior to such Due Date shall be zero.

         See "Summary--Special Prepayment Considerations" and "--Special Yield Considerations" and "Yield and Prepayment Considerations" herein.

ADVANCES

         Prior to each Distribution Date, the Master Servicer is required to make Advances with respect to any payments of principal and interest (net of the related servicing fees) which were due on the Mortgage Loans on the immediately preceding Due Date and have not been received as of the business day immediately preceding the related Master Servicer Remittance Date. Such Advances are required to be made by the Master Servicer only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, to maintain a specified level of overcollateralization and to pay the premium due the Certificate Insurer and to pay the Trustee, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any

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Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to application of the Relief Act. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

         All Advances will be reimbursable to the Master Servicer making the Advance subject to certain conditions and restrictions from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made.

CERTIFICATE GUARANTY INSURANCE POLICIES

         The following information regarding the Certificate Insurance Policies has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policies, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received by the Trustee, or its successor as Trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds, equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee.
Insured Payments shall be made only at the time set forth in the Certificate Insurance Policies, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policies no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related

Insured Payment is due or the Business Day following receipt in New York, New York on a Business Day by ____________________________, as the Certificate Insurer's Fiscal Agent or any successor fiscal agent appointed by the Certificate Insurer (the "Certificate Insurer's Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Certificate Insurer's Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under any Certificate Insurance Policy it shall be deemed not to have been received by the Certificate Insurer's Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Certificate Insurer's Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Certificate Insurance Policies, unless otherwise stated therein, will be disbursed by the Certificate Insurer's Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Certificate Insurer's Fiscal Agent is the agent of the Certificate Insurer only and the Certificate Insurer's Fiscal Agent shall in no event be liable to Owners for any acts of the Certificate Insurer's Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

         As used in the Certificate Insurance Policies, the following terms shall have the following meanings:

                 "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement is located are authorized or obligated by law or executive order to close.

                 "Insured Payment" means (i) as of any Distribution Date, an amount equal to the sum of (a) the related Class A Interest Distribution Amount minus the related Available Funds and (b) the related Subordination Deficit (to the extent not covered, with respect to the Class A-2 Certificates, by Cross-Collateralization Payments) and (ii) the related unpaid Preference Amount.

                 "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to each Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                 "Owner" means each related Class A Certificateholder (as defined in the Pooling and Servicing Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate, to payment under the related Certificate Insurance Policy.

                 "Preference Amount" means any amount previously distributed to an Owner on the related Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Certificate Insurance Policies and not otherwise defined in the Certificate Insurance Policies shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Certificate Insurance Policies or service of process on the Certificate Insurer's Fiscal Agent may be made at the address listed below for the Certificate Insurer's Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Certificate Insurer's Fiscal Agent is ________________, Attention: _________________________, or such other address as the Certificate Insurer's Fiscal Agent shall specify to the Trustee in writing.

         The Certificate Insurance Policies are being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Certificate Insurance Policies is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Certificate Insurance Policies are not cancelable for any reason. The premium on each of the Certificate Insurance Policies is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

MANDATORY PREPAYMENTS ON CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES

         The Class A-1 Certificates and Class A-2 Certificates will be prepaid on the ___________ 199_ Distribution Date to the extent that any amount remains on deposit in the related Pre-Funding Account on such Distribution Date. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all of the related Original Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class A-1 Certificateholders and Class A-2 Certificateholders from the Pre-Funding Accounts. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans for Loan Group I and Loan Group II with an aggregate principal balance identical to the related Original Pre-Funded Amount.

INTEREST COVERAGE ACCOUNT

         The Depositor will establish for the benefit of Class A-1 Certificateholders and Class A-2 Certificateholders two trust accounts (the "Group I Interest Coverage Account" and the "Group II Interest Coverage Account"; and together the "Interest Coverage Accounts"). On the Delivery Date, the Depositor will deposit in each such account a cash amount as required by the Certificate Insurer and specified in the Pooling and Servicing Agreement. On each Distribution Date during the Funding Period and on the Distribution Date immediately following, funds on deposit in the Interest Coverage Accounts will be applied by the Trustee to cover shortfalls in the Group I and Group II Class A Interest Distribution Amount attributable to the pre-funding feature during the related Funding Period. Such shortfall initially will exist during the Funding Period because while the Class A-1 Certificateholders and Class A-2 Certificateholders are entitled to receive interest accruing on the Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates, the Certificate Principal Balance of the Class A

Certificates during the Funding Period will be greater than the aggregate principal balance of the related Mortgage Loans on the Delivery Date. On the first business day following the first Distribution Date following the termination of the related Funding Period, funds on deposit in the related Interest Coverage Account will be released by the Trustee to the Depositor.


                               [NAME OF INSURER]

         The following information about this Certificate Insurer has been supplied by the Certificate Insurer for inclusion in this Prospectus
Supplement:  ________________.



         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and the Certificate Insurer set forth under the heading "Description of the Certificates--Certificate Guaranty Insurance Policies" and "[Name of Insurer]." The Certificate Insurer makes no additional representations regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

         ______________ rates the claims paying ability of the Certificate Insurer "___."

         ______________ rates the claims paying ability of the Certificate Insurer "___."

         ______________ rates the claims paying ability of the Certificate Insurer "___."

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A Certificates and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be reversed or withdrawn.

                      YIELD AND PREPAYMENT CONSIDERATIONS


         The yield to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans in the related Loan Group and the amount, if any, distributed from the related Pre-Funding Account at the end of the related Funding Period. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the related Loan Group. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans in the related Loan Group due to certain breaches of representations or warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group may, and the timing of losses on the Mortgage Loans in the related Loan Group will, significantly affect the yield on the related Class A Certificates to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans in the related Loan Group will depend on future events and on a variety of factors (as described herein and in the Prospectus under "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the related Class A Certificates.

         The Mortgage Loans may be prepaid by the mortgagors at any time; [however, a majority of the Mortgage Loans in each Loan Group are subject to a prepayment charge for prepayments.] See "The Mortgage Pool" herein. In addition, the Mortgage Loans contain a provision that may result in the acceleration of the payment of the Mortgage Loan in the event of the transfer or sale of the related Mortgaged Property. Prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group will result in distributions to holders of the related Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans in the related Loan Group. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

         In addition, the yield to maturity on the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the Prospectus.

         To the extent that the Original Pre-Funded Amounts have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust Fund by the end of the Funding Period, the Holders of the related Class A-1 Certificates and Class A-2 Certificates will receive on the first Distribution Date following the termination of the Funding Period a prepayment of principal in an amount equal to the lesser of (i) the related Pre-Funded Amount remaining in the related Pre-Funding Account and (ii) the outstanding Certificate Principal Balance of the related Class A Certificates. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all amounts on deposit in the Pre-Funding Accounts and that there will be no material amount of principal prepaid to the Class A-1 Certificateholders and Class A-2 Certificateholders. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the related Pre-Funded Amounts.

         The following discussion assumes the characteristics set forth in the tables below. The Final Scheduled Maturity Date for the Class A Certificates is as follows: Class A-1 Certificates, ____________, 20__; Class A-2 Certificates, _________, 20__. Such Final Scheduled Maturity Dates (i) with respect to the Class A-1 Certificates is based on a _____ CPR and (ii) with respect to the Class A-2 Certificates is based on a _____ Prepayment Assumption, in each case with no Net Monthly Excess Cashflow used to make accelerated payments of principal on such classes of Class A Certificates and in each case assuming that a subsequent Mortgage Loan in the related Loan Group has a first Due Date of __________, 199_, and amortizes according to its fully amortizing term of ___ months, plus twelve months. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumption, and the final Distribution Date with respect to the Class A Certificates could occur significantly earlier than the Final Scheduled Maturity Date because (i) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on Mortgage Loans are likely to occur, (ii) in the case of the Class A-1 Certificates and the Class A-2 Certificates, twelve months have been added to obtain the Final Scheduled Maturity Date above, and (iii) the holder of a majority interest in the Class R Certificates or the Master Servicer may cause a liquidation of the Mortgage Loans when the aggregate outstanding principal amount of the Mortgage Loans is less than 10% (5% with respect to the Master Servicer (or the Certificate Insurer, if _______ is removed as Master Servicer)) of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the aggregate principal balance of the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor (assuming no losses). The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to the Class A-1 Certificates is a constant prepayment assumption ("CPR"), which represents an assumed constant rate of prepayment, each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The model used in this Prospectus Supplement with respect to the Class A-2 Certificates is a prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a conditional prepayment rate of ____% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximate ____% (precisely ______) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of ____% per annum each month is assumed. As used in the table below, a ____% CPR or a ____% Prepayment Assumption assumes a prepayment rate equal to ____% CPR or ____% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, ____% Prepayment Assumption assumes prepayment rates equal to ____% of the Prepayment Assumption, and so forth. Neither CPR nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The following tables have been prepared assuming that Loan Group I and Loan Group II are comprised of Mortgage Loans having the following characteristics (dollar amounts are approximate):

Loan Group I

         (i) the 1st through __th hypothetical Mortgage Loans set forth below comprise the Initial Group I Loans included in Loan Group I and the __th hypothetical Mortgage Loan set forth below comprises the Subsequent Mortgage Loans included in Loan Group I:

                                       ORIGINAL
                                       TERMS TO    MONTHS TO     REMAINING
                             NET       MATURITY    NEXT RATE      TERM TO                   GROSS       GROSS        GROSS
  PRINCIPAL   MORTGAGE    MORTGAGE       (IN       ADJUSTMENT    MATURITY       GROSS     LIFETIME    LIFETIME     PERIODIC
   BALANCE      RATE        RATE       MONTHS)        DATE      (IN MONTHS)    MARGIN        CAP        FLOOR         CAP
   -------      ----        ----       -------        ----       ---------     ------        ---        -----         ---






         (ii) the __th hypothetical Mortgage Loan set forth above has an initial Due Date of _________, 199_; however, on the Delivery Date, an amount equal to interest at ____% per annum on the principal balance of the Mortgage Loan will be deposited into the related Certificate Account and will be available for the Distribution Date occurring in __________ 199_.

Loan Group II

         (i) the 1st through _th and the _th hypothetical Mortgage Loans set forth below comprise the Initial Group II Loans included in Loan Group II and the _th hypothetical Mortgage Loan set forth below comprises the Subsequent Mortgage Loans included in Loan Group II:

                                                                         REMAINING             ORIGINAL
                                                                          TERM TO               TERM TO
       PRINCIPAL                                                         MATURITY              MATURITY
        BALANCE            MORTGAGE RATE       NET MORTGAGE RATE        (IN MONTHS)           (IN MONTHS)
        -------            -------------       -----------------        -----------           -----------




         (ii) the _th hypothetical Mortgage Loan set forth above has an initial Due Date of ________, 199_; however, on the Delivery Date an amount equal to the interest at ____% per annum on the principal balance of the Mortgage Loan will be deposited into the related Certificate Account and will be available for the Distribution Date occurring in __________ 199; [(iii) the __th hypothetical Mortgage Loan is a balloon Mortgage Loan with a Balloon Payment on the ____th month.]

In addition, the following tables have been prepared assuming that the Mortgage Loans in each Loan Group have the following characteristics: (i) with respect to the Group I Loans and Group II Loans, the Subsequent Mortgage Loans are purchased by _____________, 199_, resulting in no mandatory prepayment from the Pre-Funding Accounts on the Distribution Date in _________ 199_; (ii) all calculations for the Mortgage Loans are done on the basis of a 360-day year consisting of twelve 30-day months; (iii) with respect to the Class A Certificates, all weighted average lives are calculated on the basis of a 360-day year and a 30-day month; (iv) Due Dates on each Mortgage Loan are the first day of the month; (v) all scheduled monthly payments on the Mortgage Loans are made in a timely fashion on the first day of each month, commencing in __________ 199_, and prepayments are assumed to be received on the last day of each month, commencing in ___________ 199_; (vi) the Mortgage Rate for the Group I Loans is adjusted on its next Adjustment Date and on subsequent Adjustment Dates as necessary to a rate equal to the sum of the Index and the related Gross Margin, subject to the related Periodic Rate Cap, Lifetime Rate Cap and Lifetime Rate Floor; (vii) there are no Prepayment Interest Shortfalls;
(viii) distributions on the Class A Certificates are made on the 25th day of each month, commencing in _____________ 199_; (ix) the Delivery Date is __________, 199_; (x) the Index is [Six-Month LIBOR and remains constant at
____% per annum and One-Month LIBOR remains constant at ____% per annum]; (xi) the Required Subordinated Amounts will be set as provided in the Pooling and Servicing Agreement; (xii) the Mortgage Loans will prepay at the indicated assumed percentages of CPR or the Prepayment Assumption in the corresponding order set forth below; and (xiii) and with regard to the weighted average lives neither the holder of a majority percentage interest of the Class R Certificates or the Master Servicer (or the Certificate Insurer, if ______________ is removed as Master Servicer) exercises its option to terminate the Trust Fund when the aggregate principal balance of the Mortgage Loans is reduced to less than 10% (or 5% in the case of the Master Servicer or the Certificate Insurer) of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the aggregate Principal Balance of the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date.

         Based upon the foregoing assumptions, certain of which may not reflect actual experience, the following tables indicate the projected weighted average life of each class of Class A Certificates and the percentages of the initial Certificate Principal Balance of each such class that would be outstanding after each of the dates shown at various percentages of CPR and the Prepayment Assumption which will occur simultaneously for both Loan Groups. Investors in the Class A Certificates should note that, irrespective of the assumptions above, including the assumption of no losses on the Mortgage Loans, the following tables show both CPR with respect to Loan Group I and the Prepayment Assumption with respect to Loan Group II because Cross-Collateralization Payments will occur with respect to distributions on Loan Group I being paid to the Group II Certificates.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION AND CPR


                                                            CLASS A-1 CERTIFICATES
                                -----------------------------------------------------------------------------
 GROUP I (CPR)                    0%       15%      18%       20%      25%        30%        35%        40%
 GROUP II (PPA)                 -------  -------   ------   ------   --------   --------  --------   --------
 DISTRIBUTION DATE                0%       50%      75%      100%      115%       125%      150%       200%
 -----------------              -------  -------   ------   ------   --------   --------  --------   --------







--------------

(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the Certificate.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR AND THE PREPAYMENT ASSUMPTION


                                                            CLASS A-2 CERTIFICATES
                                -----------------------------------------------------------------------------
 GROUP I (CPR)                    0%       15%      18%       20%      25%        30%        35%        40%
 GROUP II (PPA)                 -------  -------   ------   ------   --------   --------  --------   --------
 DISTRIBUTION DATE                0%       50%      75%      100%      115%       125%      150%       200%
 -----------------              -------  -------   ------   ------   --------   --------  --------   --------







--------------

(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the Certificate.


                           -----------------------

         The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth above, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at the given levels of CPR or the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same level of CPR or the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various percentages of CPR or the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the Class A Certificates.


                          SERVICING OF MORTGAGE LOANS

GENERAL

         The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage

Loans. [As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

         The information set forth in the following section through and including the section captioned "Delinquency Status as of _____________, 199_" has been provided by the Master Servicer. No representation is made by the Depositor or any of its affiliates as to the accuracy or completeness of any such information.

THE MASTER SERVICER

         [____________] will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

         As of __________, 199_, the Master Servicer provided servicing for approximately $__________ [million] in mortgage loans.

         The principal executive offices of the Master Servicer are located at ____________________________. Its telephone number is (___) ___-____.

LOAN SERVICING

         [The Master Servicer services substantially all of the mortgage loans it originates or acquires. Servicing includes, but is not limited to, collecting and remitting mortgage loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.]


COLLECTION PROCEDURES

         When a mortgagor fails to make a payment on a mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's servicing procedures, the Master Servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 60 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

         Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by the Master Servicer.

         Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

         The following table summarizes the delinquency experience of mortgage loans serviced by the Master Servicer as of ___________, 199_. A mortgage loan is characterized as delinquent if the borrower has not paid the minimum payment due by the due date. The table below excludes mortgage loans where the mortgage loan is in foreclosure or the borrower has filed for bankruptcy. The delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure experience presented in the second paragraph below the table will be indicative of such experience on the Mortgage Loans.

                            Delinquency Status as of _________, 199_

                                  Dollars          Percent          Units            Percent
 Current                          $________        _____%           _____            _____%

30-59 Days                        $________        _____%           _____            _____%

60-89 Days                        $________        _____%           _____            _____%

 90+ Days                         $________        _____%           _____            _____%

  Total                           $________        _____%           _____            _____%

         This table does not include ________ mortgage loans with principal balances aggregating $_____________ that were sold, but were being serviced on an interim basis pending transfer of servicing, as of ___________, 199_. As of the date hereof, servicing with respect to such mortgage loans has been transferred.

         Delinquencies are reported on a contractual basis. As of _____________, 199_, __________ mortgage loans with an aggregate principal balance of $______________ were in foreclosure and, there were ___________ loans in bankruptcy with a combined loan balance of $______________.

         [Over the last several years, there has been a general deterioration of the real estate market and weakening economy in many regions of the country, including __________. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated mortgage loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         [The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The Servicing Fee Rate for each Mortgage Loan will equal ________% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.]

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to Certificateholders on the Distribution Date in the same month in which such prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to such prepaid Mortgage Loans would result. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, [but not by more than one-half of such Master Servicing Fee,] by an amount sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any Prepayment Period exceed an amount equal to [one-half of] the Master Servicing Fee otherwise payable on the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See "Description of the Certificates--Class A Interest Distribution Amounts" herein.

TERMINATION

         The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Advances of same by the Master Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Master Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust Fund established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

         Subject to provisions in the Pooling and Servicing Agreement, the holder of a majority percentage interest of the Class R Certificates or the Master Servicer (or the Certificate Insurer, if ________ is removed as Master Servicer) may, at its option and at its sole cost and expense, on any Distribution Date when the aggregate Principal Balance of the Mortgage Loans is less than ___% (___% with respect to the exercise of this option by the Master Servicer or the Certificate Insurer) of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the aggregate principal balance of the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date, purchase from the Trust Fund all of the outstanding Mortgage Loans at a price equal to the sum of (a) 100% of the Principal Balance of each outstanding Mortgage Loan, (b) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and 30 days' accrued interest thereon at a rate equal to the Mortgage Rate (net of the Servicing Fee Rate in the case of such a purchase by the Master Servicer), (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or the Insurance Agreement (as defined in the Pooling and Servicing Agreement), (d) any excess of the actual stated principal balance of each such Mortgage Loan over the Principal Balance thereof, the aggregate amount of accrued and unpaid interest on such excess through the related due period and 30 days' interest on such excess at a rate equal to the related Mortgage Interest Rate with respect to each related Mortgage Loan and (e) any other unpaid or unreimbursed amounts owed to the Master Servicer and not included in clauses (a) through (d) above. Any such purchase shall be accomplished by deposit into the related Certificate Account of the purchase price specified above. From the amount so deposited, the Trustee shall reimburse the Master Servicer for the amount of any unpaid Servicing Fees, unreimbursed Advances and unreimbursed servicing advances. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the related Certificate Insurance Policy. See "The Agreements--Termination; Optional Termination" in the Prospectus.


                        FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Class A Certificates, _______________, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund (exclusive of the Interest Coverage Accounts and the Pre-Funding Accounts) will qualify as a REMIC under the Code.

         For federal income tax purposes, the Class A Certificates and the Subordinate Certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as representing ownership of debt instruments issued by the REMIC and the Class R Certificates will constitute the sole class of "residual interests" in the REMIC. See "Federal Income Tax Consequences--Taxation of the REMICs and its Holders" in the Prospectus.

         For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used with respect to the Class A-1 Certificates and the Class A-2 Certificates in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a ___% CPR and a ___% Prepayment Assumption, respectively. No representation is made that the Mortgage Loans will prepay at this rate or at any other rate. See "Federal Income Tax Consequences--General--Interest and Acquisition Discount" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates are issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         A reasonable method of reporting original issue discount with respect to the Class A Certificates if the IRS determines such Certificates are issued with original issue discount generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, each Class of such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences--General--Interest and Acquisition Discount" in the Prospectus.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to the Certificateholders and the IRS.

         The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A Certificate will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of the Class A Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--General-Premium" in the Prospectus.

         The Class A Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under
Section 856(c)(5)(A) of the Code. To the extent the manufactured housing loans meet the requirements of Section 25(e)(10) of the Code, the Class A Certificates will be treated as assets described in the foregoing sections of the Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "Servicing the Mortgage Loans--Termination" herein and "Federal Income Tax Consequences-General-Taxation of Debt Securities Status as Real Property Loans" in the Prospectus.

         For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Federal Income Tax Consequences" in the Prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199__ (the "Underwriting Agreement"), between the Depositor and the Underwriter, an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor all the Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         The distribution of the Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.


                                 LEGAL MATTERS

         The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by __________________. ______________ will pass upon certain legal matters on behalf of the Underwriter.

                                    RATINGS

         It is a condition to the issuance of the Class A Certificates that they be rated "___" by _______ ("____"), "___" by _______ ("____") and "___" by
_______ ("____" and, together with ____ and ______, the "Rating Agencies").

         The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. The Rating Agencies' ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. The Rating Agencies' ratings on such certificates do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.


                                LEGAL INVESTMENT

         The Class A-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provision on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. The Class A-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA because the Group II Loans include Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties.

         The Depositor makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

                 The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA) who have certain specified relationships to the Plan. Therefore, a Plan fiduciary or any other person using the assets of a Plan considering an investment in the Class A Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates or any other person proposing to use the assets of a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of such Certificates.

                 The U.S. Department of Labor ("DOL") has granted to Morgan Stanley an administrative exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (1990) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption.

                 Among the conditions that must be satisfied for the Exemption to apply are the following:

                          (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                          (2) the rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

                          (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either S&P, Moody's, DCR or Fitch Investors Service, L.P. ("Fitch");

                          (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

                          (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith; and

                          (6)     the Plan investing in the Class A
                 Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

                 The Trust Fund must also meet the following requirements:

                          (i) the corpus of the Trust Fund must consists solely of assets of the type that have been included-in other investment pools;

                          (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Class A Certificates; and

                          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Class A Certificates.

                 Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group (as defined below) is the plan sponsor (as defined in Section 3(16)(B) of ERISA);
(iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Certificate Insurer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

                 The Exemption may apply to the acquisition, holding and transfer of the Class A Certificates by Plans if all of the conditions of the Exemption are met, including those within the control of the investor. Notwithstanding any of the foregoing, the Exemption will not apply with respect to any Class A Certificates until such time as the balance of the related Pre-Funding Account is reduced to zero. Accordingly, until such time, the Class A Certificates may not be purchased by Plans. As of the date hereof, there is no single Mortgage Loan included in the Trust Fund that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

                 Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and any of the prohibited transaction class exemptions issued by the DOL and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In particular, purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final. See "ERISA Considerations" in the Prospectus.

                                    EXPERTS

                 The consolidated financial statements of the Certificate Insurer and its subsidiaries as of _________________, 199__ and _________________, 199__ and for the three years ended _________________,
199__, incorporated by reference into this Prospectus Supplement, have been audited by _________________, independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS



Term                                                                                                                     Page
----                                                                                                                     ----
401(c) Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-79
Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-75
Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10,31
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Book Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-7,51
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
CEDE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Certificate Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1,13
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1,13
Certificate Insurer's Fiscal Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Certificate Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1,50
Citibank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1,50
Class A Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-16,55
Class A Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-16,58
Class A-1 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Class A-1 Formula Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Class A-2 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
Cross-Colalteralized Subordination Shortfall  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Cross-Collateralization Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Cross-Collateralized Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Cross-Collateralized Subordination Shortfall  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-8,51
Delinquent Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3,7
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4,51
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3,51
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-23,77
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Excess Subordinated Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-77
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-77
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48

Funds Cap Carry Forward Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Gross Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Group I Class A Available Funds Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Group I Class A Available Funds
  Cap Carry Forward Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Group I Class A Carry-Forward Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Group I Interest Coverage Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Group I Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3,8,30
Group I Original Pre-Funded Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Group I Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1,50
Group I Subsequent Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Group II Class A Carry-Forward Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Group II Interest Coverage Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Group II Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3,8
Group II Original Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11,12
Group II Subordinate Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1,50
Group II Subsequent Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Group II Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Initial Group I Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Initial Group II Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Insured Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Insured Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-19,61
Interest Coverage Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
Lifetime Rate Caps  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Lifetime Rate Floors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Liquidated Loan Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Loan Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3,8,31
Loan Group I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Loan Group II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Master Servicer Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Morgan Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3,8
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Net Monthly Excess Cashflow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Non-conforming credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
One Year CMT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3,12,31
Original Group I Pre-Funded Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Original Group II Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-14,57
Periodic Rate Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-77

Pooling of Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Preference Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Premium Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
Prepayment Interest Excess  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
PTCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-79
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-76
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Reimbursement Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3,22
Required Subordinated Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1,50
Residual Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-78
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3,7,26
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Six-Month LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3,12,31
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-24,76
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1,50
Subordinated Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Subordination Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Subordination Increase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Subordination Reduction Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Subsequent Cut-off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Subsequent Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-29,48
Subsequent Transfer Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Subsequent Transfer Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Telerate Screen Page 3750   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3,13
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-75
Weighted average life . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65

                                                                      APPENDIX A

            UNDERWRITING GUIDELINES APPLICABLE TO THE MORTGAGE LOANS [Description will depend on the Seller and the particulars of the
                               Mortgage Loans]

The Mortgage Loans were originated by the Seller under its "Standard Non-Conforming Program" applicable to residential loans which, for credit reasons, do not conform to FNMA or FHLMC underwriting guidelines.

THE STANDARD NON-CONFORMING PROGRAM

The Mortgage Loans underwritten under the Standard Non-Conforming Program were underwritten in accordance with the underwriting criteria of the Seller.

The Seller's underwriting standards under the Standard Non-Conforming Program are primarily intended to assess creditworthiness of the mortgagor, the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. While their primary consideration in underwriting a mortgage loan is the mortgagor's employment stability and debt-to-income ratio, the value of the mortgaged property relative to the amount of the mortgage loan is another critical factor. In addition, they also consider, among other things, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property. All of the Mortgage Loans underwritten under this program are adjustable rate loans, and generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards.


The Mortgage Loans underwritten under the Standard Non-Conforming Program were underwritten pursuant to the "Non-Conforming Full Documentation," "Non-Conforming Alternative Documentation" and "Non-Conforming No-Income Qualifier" residential loan programs. Under each of these programs, the Seller reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with their standards. In determining the ability of the applicant to repay the Mortgage Loan, the Seller uses a rate (the "Qualifying Rate") which generally is a rate equal to the Mortgage Rate at origination plus the amount of the Periodic Cap. The Seller's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations.

The Seller's criteria require it to verify the income of each borrower and the source of funds (if any) required to be deposited by the applicant into escrow under its various programs. Borrowers are generally required to submit written verification of income signed by the employer covering the most recent two-year period, together with a current paystub and two years' W-2 forms. Under the Non-Conforming Alternative Documentation program, borrowers are generally required to submit two years' W-2 Forms and the most recent paystub showing year-to-date earnings. A telephone confirmation of employment is made regardless of the origination program. Under the Non-Conforming No-Income Qualifier program, borrowers may be qualified based upon monthly income as stated on the mortgage loan application, without verification; however, self-employed borrowers are required to submit a business license, one year's bank statements and a current profit and loss statement. A business credit report, if applicable, is obtained. Verification of the source of funds (if any) required to be deposited by the applicant into escrow is generally required under all documentation programs in the form of a standard verification of deposit or two months' consecutive bank statements or other acceptable documentation. Twelve months' mortgage payment or rental history must be verified by lender or landlord. If appropriate compensating factors exist, the Seller may waive certain documentation requirements for individual borrowers. All documentation must be no more than 90 days old at underwriting and no more than 120 days old at the time of the funding of the related loan.

The Seller uses the following categories and characteristics as guidelines to grade the potential likelihood that the mortgagor will satisfy the repayment conditions of a mortgage loan:

"A-" Risk. Under the "A-" risk category, the prospective mortgagor must have generally repaid installment or revolving debt according to its terms with a maximum of three 30-day late payments within the last 12 months or five 30-day late payments or two 60-day late payments within the last 24 months. Within this 24 month period, however, a maximum of one 30-day late payment, and no 60-day late payments are acceptable in the last 12 months, or a maximum of two 30-day late payments, and no 60-day late payments, within the last 24 months are acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation must be current. Minor derogatory items are allowed as to non-mortgage credit. No collection accounts or charge-offs or judgments over $_____ within the last five years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding five years. A maximum Loan-to-Value Ratio of up to ___% (or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier program, but ___% if the borrower is self-employed) is permitted for a mortgage loan on a single family owner-occupied property. A maximum Loan-to-Value Ratio of ___% (or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier program but ___% if the borrower is self-employed) is permitted for a mortgage loan on a non-owner occupied property or a second home property. The debt service-to-income ratio generally is ___% or less based on the Qualifying Rate. The maximum loan amount is $________ for single-family owner-occupied properties, regardless of the documentation program. Exceptions to the maximum loan amount for single-family, owner occupied properties are considered by the Seller on a limited basis. The maximum loan amount is $________ (or $________ for mortgage loans originated under the Non-Conforming No-Income Qualifier Program) for mortgage loans on single-family non-owner-occupied properties or second homes.

"A" Risk. Under the "A" risk category, the prospective mortgagor must have generally repaid installment or revolving debt according to its terms with a maximum of five 30-day late payments or two 60-day late payments on such obligations within the last 12 months. A maximum of two 30-day payments, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation must be current. Minor derogatory items are allowed as to non-mortgage credit. No unpaid collection accounts, charge-offs or judgments over $_____ within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years. A maximum Loan-to-Value Ratio of up to ___% (or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier program, but ___% if the borrower is self-employed) is permitted for a mortgage loan on a single family owner-occupied property. A maximum Loan-to-Value Ratio of up to ___% (or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier program) is permitted for a mortgage loan on a non-owner occupied property or a second home. The debt service-to-income ratio generally is ___% or less based on the Qualifying Rate. The maximum loan amount is $_________ for single-family owner-occupied properties, under the Non-Conforming Full Documentation Program. Exceptions to the maximum loan amount for single-family, owner occupied properties are considered by the Seller on a limited basis. The maximum loan amount is $_________ for mortgage loans on single-family owner-occupied properties under the Non-Conforming No-Income Qualifier Program. The maximum loan amount is $_________ (or $_________ for mortgage loans originated under the Non-Conforming No-income Qualifier Program) for mortgage loans on a single-family non-owner-occupied properties or second homes. Loan applicants with less favorable credit ratings generally are offered loans with higher interests rates and lower Loan-to-Value ratios than applicants with more favorable ratings.

"B" Risk. Under the "B" risk category, the prospective mortgagor must have generally repaid consumer debt according to its terms, with a maximum of eight 30-day late payments or four 60-day late payments or two 90-day late payments on such obligations within the last 12 months. A maximum of four 30-day late payment, or three 30-day late payments and one 60-day late payment, within the last 12 months is acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation must be current. As to non-mortgage credit, some prior defaults may have occurred. Isolated and insignificant collections and/or charge-offs and judgments within the last 18 months, totalling less than $_________ are acceptable. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 18 months. A maximum Loan-to-Value Ratio of ___% (or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier program, but ___% if the borrower is self-employed) is permitted for a mortgage loan on a single family, owner-occupied property. A maximum Loan-to-Value Ratio of ___% (or ___% for mortgage loans originated under the NonConforming No-Income Qualifier Program) is permitted for a mortgage loan on a non-owner occupied property or a second home. The debt service-to-income ratio generally is ___% or less based on the Qualifying Rate. The maximum loan amount is $_________ for single-family owner-occupied properties, under the Non-Conforming Full Documentation Program. The maximum loan amount is $_________ (or $_________ for mortgage loans originated under the Non-Conforming No-Income Qualifier Program) for mortgage loans on a non-owner-occupied property or a second home.

"C" Risk. Under the "C" risk category, the prospective mortgagor may have experienced significant credit problems in the past. A maximum of twelve 30-day late payments or six 60-day late payments, or four 90-day late payments, on consumer debt within the last twelve months is acceptable. A maximum of five 30-day late payments or three 30-day late payments and two 60-day late payments or three 30-day late payments and one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation can be up to 40 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $_________ and up to $_________ in isolated circumstances. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding year. A maximum Loan-to-Value Ratio of ___% (or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier Program, but ___% if the borrower is self-employed) is permitted for a mortgage loan on a single-family owner-occupied property. A maximum Loan-to-Value Ratio of ___% (or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier Program, but ___% if the borrower is self-employed) is permitted for a mortgage loan on a non-owner-occupied property or a second home. The debt service-to-income ratio is generally ___% or less based on the Qualifying Rate. The maximum loan amount is $_________ (or $_________ for mortgage loans originated under the Non-Conforming No-Income Qualifier Program) for mortgage loans on single-family owner-occupied properties. The maximum loan amount is $_________ (or $_________ for mortgage loans originated under the Non-Conforming No-Income Qualifier Program) for mortgage loans on nonowner-occupied properties or second homes.

"CX" Risk. Under the "CX" risk category, the prospective mortgagor may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing mortgage loan on the subject property, no payment can be more than 90 days past due. Such existing mortgage loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, all of which must be paid prior to the funding of the loan, but such items must be paid through the loan proceeds. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding six months. A maximum Loan-to-Value Ratio of ___% (or ___% or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier Program, depending on whether the borrower is self-employed) is permitted for a mortgage loan on a single-family owner-occupied property. No mortgage loans on non-owner-occupied property or second homes are made in the "CX" risk category. The maximum loan amount is $_________ under the Non-Conforming Full Documentation Program or $_________ (or $_________ in the case of borrowers who are self-employed) under the Non-Conforming No-Income Qualifier Program. The debt service-to-income ratio generally is ___% or less based on the Qualifying Rate.

"D" Risk. Under the "D" risk category, the prospective mortgagor may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a general disregard for timely payment or credit standing. With respect to an existing mortgage loan on the subject property, no payment can be more than 120 days past due. Such existing mortgage loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, all of which must be paid simultaneously with the funding of the loan. No current bankruptcy filings by the borrower are allowed. Borrowers who are in foreclosure are considered. A maximum Loan-to-Value Ratio of ___% (or ___% for mortgage loans originated under the Non-Conforming No-Income Qualifier Program, but ___% if the borrower is self-employed) is permitted for a mortgage loan in a single-family owner-occupied property. No mortgage loans on a non-owner-occupied property or a second home are made in the "D" risk category. The maximum loan amount is $_________ under the Non-Conforming NoIncome Qualifier Program, but $_________ if the borrower is self-employed) for mortgage loans on a nonowner-occupied property or a second home. The debt service-to-income ratio is ___% or less based on the Qualifying Rate.

Exceptions. As described above, the Seller uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective mortgagor warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment, and the length of residence in the subject property. Accordingly, they may classify certain mortgage loan applications in a more favorable risk category than other mortgage loan applications that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

                  SUBJECT TO COMPLETION, DATED JANUARY 14, 1997

PROSPECTUS

                        MORGAN STANLEY ABS CAPITAL I INC.

                                    DEPOSITOR
                                   $1,000,000

                               (AGGREGATE AMOUNT)

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                      ------------------------------------


         This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Morgan Stanley ABS Capital I Inc. (the "Depositor") or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a "Trust Fund"), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will primarily consist of: (a) single family mortgage loans (the "Loans"), including (i) mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties, (ii) closed-end and/or more revolving home equity loans (the "Home Equity Loans") secured by first, second and/or more subordinate liens on one- to four-family residential properties, (iii) home improvement installment sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"), including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and (iv) manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts," and together with the Home Improvement Contracts, the "Contracts") secured by first, second and/or more subordinate liens on Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located; (b) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (the "Agency Securities"); (c) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities" or "PMBS"); and (d) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Loans, Agency Securities or Private Mortgage-Backed Securities. The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See "Index of Defined Terms" on page 135 of this Prospectus for the location of the definitions of certain capitalized terms.


                                            (cover continued on next page)

      FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
        SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 21.

   THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN,
       AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE
         RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR
            OBLIGATIONS OF THE DEPOSITOR, MORGAN STANLEY & CO. INCOR-
           PORATED, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES
             THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED
               PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS
                WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERN-
                   MENTAL AGENCY OR INSTRUMENTALITY OR BY THE
                    DEPOSITOR OR ANY OTHER PERSON OR ENTITY,
                        EXCEPT IN EACH CASE TO THE EXTENT
                            DESCRIBED IN THE RELATED
                             PROSPECTUS SUPPLEMENT.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
          SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
            OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


         Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment.

         The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice to, delivery to and acceptance by Morgan Stanley and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            -------------------------

                              MORGAN STANLEY & CO.
                                  Incorporated

                    , 199

         Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

         Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

         The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

         The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors--Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements--Termination; Optional Termination" herein and in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

                      ------------------------------------



         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

               PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Seller, the Master Servicer and the Trustee.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY NOR AN OFFER OF THE SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

         The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

         Requests to the Depositor should be directed in writing to Morgan Stanley ABS Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000. The Depositor has determined that its financial statements are not material to the offering of any class of Securities.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders."

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on Page 21 of this Prospectus for the location of the definitions of certain capitalized terms.

TITLE OF SECURITIES............... Asset Backed Certificates (the "Certificates") and Asset Backed
                                   Notes (the "Notes" and, together with the Certificates, the
                                   "Securities"), which are issuable in Series.

DEPOSITOR......................... Morgan Stanley ABS Capital I Inc., a wholly-owned subsidiary of
                                   Morgan Stanley Group Inc.  None of Morgan Stanley, Morgan
                                   Stanley Group Inc. or any other affiliate of the Depositor, the
                                   Master Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any
                                   Series.  See "The Depositor."

TRUSTEE........................... The trustee(s) (the "Trustee") for each Series of Securities will be specified in the related Prospectus Supplement.  See
                                   "The Agreements" herein for a description of the Trustee's rights and obligations.

MASTER SERVICER................... The entity or entities named as Master Servicer (the "Master
                                   Servicer") in the related Prospectus Supplement.  See "The
                                   Agreements--Certain Matters Regarding the Master Servicer and
                                   the Depositor."

TRUST FUND ASSETS................. Assets of the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which  will consist of Loans, Agency Securities and/or Private
                                   Mortgage-Backed Securities, together with payments in respect of such Trust Fund Assets, as specified in the related
                                   Prospectus Supplement.  At the time of issuance of Securities of a Series, the Depositor will cause Loans, Agency Securities and/or Private Mortgage-Backed Securities comprising the
                                   related Trust Fund to be assigned to the Trustee, without
                                   recourse.  The Loans, Agency Securities and/or Private
                                   Mortgage-Backed Securities will be collected in a pool (each, a
                                   "Pool") as of the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date").  Trust
                                   Fund Assets also may include

                                       6

                                   insurance policies, surety bonds, cash accounts,  spread
                                   accounts, reinvestment income, guaranties, letters of credit, interest rate cap agreements, interest rate swap agreements or other similar arrangements to the extent described in the
                                   related Prospectus Supplement.  See "Credit Enhancement."  In
                                   addition, if the related Prospectus Supplement so provides, the related Trust Funds Asset will include the funds on deposit in an account (a "Pre-Funding Account") which will be used to purchase additional Loans during the period specified in such
                                   Prospectus Supplement.  See "The Agreements--Pre-Funding
                                   Account."

A.  Loans......................... The Loans will consist of (i) mortgage loans secured by first, second and/or more subordinate liens on one-to four-family residential properties or security interests in shares issued by cooperative housing corporations (each, a "Mortgage Loan"),
                                   (ii) closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving
                                   Credit Line Loans," together with the Closed-End Loans, the
                                   "Home Equity Loans") secured by first, second and/or more
                                   subordinate liens on one- to four-family residential
                                   properties, (iii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement
                                   Contracts") that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by security interests in the home improvements financed thereby (the "Home Improvements"),
                                   including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of
                                   1934, and (iv) manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing
                                   Contracts" and together with the Home Improvement Contracts, the "Contracts") secured by first, second and/or more
                                   subordinate liens on Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured
                                   Homes are located.  All Loans, Agency Securities and Private
                                   Mortgage-Backed Securities will have been purchased by the
                                   Depositor, either directly or through an affiliate, from one or more Sellers.

 .................................. As specified in the related Prospectus Supplement, the Home
                                   Equity Loans will, and the Contracts may, be secured by
                                   mortgages or deeds of trust or other similar security
                                   instruments creating a lien on a Mortgaged

                                        7

                                    Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related
                                    Prospectus Supplement.  As specified in the related Prospectus
                                    Supplement, Contracts may be unsecured or secured by purchase money security interests in the Home Improvements or
                                    Manufactured Homes financed thereby.  The Mortgaged Properties,
                                    Home Improvements and Manufactured Homes are collectively
                                    referred to herein as the "Properties."

B.  Agency Securities.............. The Agency Securities will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government
                                    National Mortgage Association ("GNMA Certificates"), (ii)
                                    guaranteed mortgage pass-through certificates issued and
                                    guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA
                                    Certificates"), (iii) mortgage participation certificates
                                    issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus
                                    Supplement, ultimate payment of principal by the Federal Home
                                    Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other
                                    government agency or government- sponsored agency certificates and, unless otherwise specified in the related Prospectus
                                    Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through
                                    certificate issued or guaranteed by GNMA, FNMA, FHLMC or other government agency or government-sponsored agency and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities.  All GNMA Certificates will be backed by the full faith and credit of the United States.  No FNMA or
                                    FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.  The Agency
                                    Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or
                                    Guarantor Program or another program specified in the
                                    Prospectus Supplement.  The payment characteristics of the
                                    Mortgage Loans underlying the


                                   Agency Securities will be described in the related Prospectus
                                   Supplement.  See "The Trust Fund--Agency Securities."

C.  Private Mortgage-Backed
     Securities................... Private Mortgage-Backed Securities may include (i) mortgage participations or pass-through certificates representing
                                   beneficial interests in certain mortgage loans or (ii)
                                   collateralized mortgage obligations ("CMOs") secured by such mortgage loans.  Although mortgage loans underlying a Private
                                   Mortgage-Backed Security may be insured or guaranteed by the
                                   United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities
                                   themselves will not be, so insured or guaranteed.  Unless
                                   otherwise specified in the Prospectus Supplement relating to a
                                   Series of Securities, payments on the Private Mortgage-Backed
                                   Securities will be distributed directly to the Trustee as
                                   registered owner of such Private Mortgage-Backed Securities.
                                   The Prospectus Supplement for each Series of Securities will specify, with respect to any Private Mortgage-Backed Securities owned by the related Trust:  (i) the aggregate approximate principal amount and type of Private Mortgage-Backed
                                   Securities; (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including
                                   (A) the payment features of such mortgage loans, (B) the
                                   approximate aggregate principal amount, if known, of the
                                   underlying mortgage loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of
                                   servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term- to-stated maturity of the Private Mortgage-Backed
                                   Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the
                                   Private Mortgage-Backed Securities; (vii) the issuer of the
                                   Private Mortgage-Backed Securities (the "PMBS Issuer"), the
                                   servicer of the Private Mortgage-Backed Securities (the "PMBS
                                   Servicer") and the trustee of the Private Mortgage-Backed
                                   Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance

                                   policies or third party guarantees, relating to the mortgage loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying mortgage loans for such Private
                                   Mortgage-Backed Securities may, or are required to, be
                                   repurchased prior to stated maturity; and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee.  See "The
                                   Trust Fund--Private Mortgage-Backed Securities."

DESCRIPTION OF
  THE SECURITIES.................. Each Security will represent a beneficial ownership interest in, or be secured by the assets of, a Trust Fund created by the
                                   Depositor pursuant to an Agreement among the Depositor, the
                                   Master Servicer and the Trustee for the related Series.  The
                                   Securities of any Series may be issued in one or more classes as specified in the related Prospectus Supplement.  A Series of
                                   Securities may include one or more classes of senior Securities
                                   (collectively, the "Senior Securities") and one or more classes of subordinate Securities (collectively, the "Subordinated
                                   Securities").  Certain Series or classes of Securities may be covered by insurance policies or other forms of credit
                                   enhancement, in each case as described under "Credit
                                   Enhancement" herein and in the related Prospectus Supplement.

                                   One or more classes of Securities of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of
                                   principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal,
                                   prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series
                                   throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses and delinquencies; (iv) may be entitled to receive such
                                   distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to
                                   receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets; (vi) as to Securities entitled

                                       10

                                   to distributions allocable to interest, may be entitled to receive interest at a rate per annum specified, or calculated in the method described, in the related Prospectus Supplement;
                                   and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related
                                   Prospectus Supplement.  The timing and amounts of such
                                   distributions may vary among classes or over time, as specified in the related Prospectus Supplement.

DISTRIBUTIONS ON
  THE SECURITIES.................. Distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement
                                   (each, a "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as
                                   described under "Credit Enhancement" herein to the extent
                                   specified in the related Prospectus Supplement.  The amount allocable to payments of principal and interest on any
                                   Distribution Date will be determined as specified in the
                                   related Prospectus Supplement.  The Prospectus Supplement for a
                                   Series of Securities will describe the method of allocating distributions among Securities of different classes as well as the method for allocating distributions among Securities for any particular class.

                                   Unless otherwise specified in the related Prospectus
                                   Supplement, the aggregate original principal balance of the
                                   Securities will not exceed the aggregate distributions
                                   allocable to principal that such Securities will be entitled to receive.  If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal
                                   balance equal to the aggregate unpaid principal balance of the
                                   Trust Fund Assets as of the related Cut-off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate") or at
                                   such other interest rate as may be specified in such Prospectus
                                   Supplement.  If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities

                                       11

                                   and interest rates on the classes of Securities will be
                                   determined based on the cash flow on the Trust Fund Assets.

                                   The rate at which interest will be passed through or paid to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as
                                   specified in the related Prospectus Supplement.  Any such rate may be calculated on a loan-by-loan, weighted average or
                                   notional amount, as applicable, in each case as described in the related Prospectus Supplement.

CREDIT ENHANCEMENT................ The assets in a Trust Fund or the Securities of one or more classes in the related Series may have the benefit of one or more types of credit enhancement as described in the related
                                   Prospectus Supplement.  The protection against losses afforded by any such credit support may be limited.  The type,
                                   characteristics and amount of credit enhancement will be
                                   determined based on the characteristics of the Trust Fund
                                   Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series.  See "Credit Enhancement."

 A. Subordination................. A Series of Securities may consist of one or more classes of
                                   Senior Securities and one or more classes of Subordinated
                                   Securities.  The rights of the holders of the Subordinated
                                   Securities of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Securities of the same
                                   Series to the extent described in the related Prospectus
                                   Supplement.  This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of monthly payments of principal and
                                   interest due them.  The protection afforded to the holders of
                                   Senior Securities of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities, the amounts of interest and/or principal due them on each Distribution Date out of the funds available for distribution on such date in the related Security Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related

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                                   Trust Fund that would otherwise have been payable to the
                                   holders of Subordinated Securities; (ii) reducing the
                                   ownership interest (if applicable) of the related Subordinated
                                   Securities; (iii) a combination of clauses (i) and (ii) above;
                                   or (iv) as otherwise described in the related Prospectus
                                   Supplement. If so specified in the related Prospectus
                                   Supplement, subordination may apply only in the event of
                                   certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of
                                   subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the
                                   amount of subordination will decrease over time.

 B. Reserve Account............... One or more reserve accounts or other cash accounts (each, a
                                   "Reserve Account") may be established and maintained for each
                                   Series of Securities.  The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding such Reserve Accounts and the conditions under which the amounts in any such Reserve Accounts will be used to make distributions to holders of Securities of a particular class or released from such Reserve Accounts.

 C. Letter of Credit.............. If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of credit.  A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as, in the case of Loans, losses resulting from delinquent payments, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal Bankruptcy
                                   Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Loan.  The issuer of the letter of credit (the "L/C
                                   Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available
                                   thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus
                                   Supplement.  The liability of the L/C Bank under its

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                                           letter of credit will be reduced by the amount of unreimbursed payments thereunder.

                                           The maximum liability of a L/C Bank under its letter of credit will be an amount equal to a percentage specified in the
                                           related Prospectus Supplement of the initial aggregate
                                           outstanding principal balance of the Loans in the related Trust
                                           Fund or one or more Classes of Securities of the related Series
                                           (the "L/C Percentage").  The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus
                                           Supplement.

 D.  Insurance Policies; Surety Bonds
     and Guarantees....................... If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an insurance policy and/or a surety bond issued by one or more insurance companies or sureties.  Such certificate guarantee insurance or surety bond will guarantee timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the
                                           manner specified in the related Prospectus Supplement.  If specified in the related Prospectus Supplement, one or more bankruptcy bonds, special hazard insurance policies, other insurance or third-party guarantees may be used to provide coverage for the risks of default or types of losses set forth in such Prospectus Supplement.

 E.  Over-Collateralization............... If so provided in the Prospectus Supplement for a Series of
                                           Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of
                                           principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

 F.  Loan Pool

      Insurance Policy.................... A mortgage pool insurance policy or policies may be obtained and maintained for Loans relating to any Series of Securities, which shall be limited in scope, covering defaults on the
                                           related Loans in an initial amount equal to a specified
                                           percentage of the aggregate principal balance of all Loans included in the Pool as of the related Cut-off Date.

 G.  FHA Insurance........................ If specified in the related Prospectus Supplement, all or a portion of the Loans relating to any Series of

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                                    Securities may be (i) insured by the Federal Housing
                                    Administration (the "FHA") and/or (ii) partially guaranteed by the Department of Veterans' Affairs (the "VA").  See "Certain
                                    Legal Aspects of the Loans--The Title I Program."

 H.  Cross-Collateralization....... If specified in the related Prospectus Supplement, separate classes of a Series of Securities may evidence the beneficial ownership of, or be secured by, separate groups of assets
                                    included in a Trust Fund.  In such case, credit support may be provided by a cross- collateralization feature which requires that distributions be made with respect to Securities
                                    evidencing a beneficial ownership interest in, or secured by, one or more asset groups prior to distributions to Subordinated
                                    Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund.  See
                                    "Credit Enhancement--Cross-Collateralization."

                                    If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply
                                    concurrently to two or more separate Trust Funds.  If
                                    applicable, the related Prospectus Supplement will identify the
                                    Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided to such
                                    Trust Funds thereby and of the application of such coverage to the identified Trust Funds.  See "Credit
                                    Enhancement--Cross-Collateralization."

 I.  Other Arrangements............ Other arrangements as described in the related Prospectus
                                    Supplement including, but not limited to, one or more
                                    bankruptcy bonds, special hazard insurance policies, other insurance or third-party guarantees, interest rate swap
                                    agreements, interest rate cap agreements or other similar
                                    arrangements will be described in the related Prospectus
                                    Supplement.

ADVANCES........................... The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on behalf of the
                                    Master Servicer (each, a "Sub-Servicer") may be obligated to advance amounts (each, an "Advance") corresponding to
                                    delinquent interest and/or principal payments on such Loan
                                    (including, in the case of Cooperative Loans, unpaid
                                    maintenance fees or other charges under the related proprietary lease), net of the Servicing Fee if so specified in the related
                                    Prospectus Supplement, until the date, as specified in
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                                    the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the
                                    related Loan is otherwise liquidated.  Any obligation to make
                                    Advances may be subject to limitations as specified in the related Prospectus Supplement.  If so specified in the related
                                    Prospectus Supplement, Advances may be drawn from a cash
                                    account available for such purpose as described in such
                                    Prospectus Supplement.  Advances will be reimbursable to the extent described under "Description of the
                                    Securities--Advances" herein and in the related Prospectus
                                    Supplement.

                                    In the event the Master Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master
                                    Servicer or Sub-Servicer.  See "Description of the
                                    Securities--Advances."

OPTIONAL TERMINATION............... The Master Servicer or the party specified in the related Prospectus Supplement, including the holder
                                    of the residual interest in a REMIC, may have the
                                    option to effect early retirement of a Series of
                                    Securities through the purchase of the Trust Fund
                                    Assets. The Master Servicer will deposit the proceeds
                                    of any such purchase in the Security Account for each
                                    Trust Fund as described under "The
                                    Agreements--Payments on Loans; Deposits to Security
                                    Account." Any such purchase of Trust Fund Assets and
                                    property acquired in respect of Trust Fund Assets
                                    evidenced by a Series of Securities will be made at
                                    the option of the Master Servicer, such other person
                                    or, if applicable, such holder of the REMIC residual
                                    interest, at a price specified in the related
                                    Prospectus Supplement. The exercise of such right
                                    will effect early retirement of the Securities of
                                    that Series, but the right of the Master Servicer,
                                    such other person, or, if applicable, such holder of
                                    the REMIC residual interest, to so purchase is
                                    subject to the principal balance of the related Trust
                                    Fund Assets being less than the percentage specified
                                    in the related Prospectus Supplement of the aggregate
                                    principal balance of the Trust Fund Assets at the
                                    Cut-off Date for the Series. The foregoing is subject
                                    to the provision that if a REMIC election is made
                                    with respect to a Trust Fund, any repurchase pursuant
                                    to clause (ii) above will be made only in connection
                                    with a "qualified liquidation" within the meaning of
                                    Section 860F(g)(4) of the Code.

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LEGAL INVESTMENT................... The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                                    ("SMMEA").  Classes of Securities that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors.  Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class
                                    constitutes a "mortgage related security") complies with
                                    applicable guidelines, policy statements or restrictions.  See
                                    "Legal Investment."

FEDERAL INCOME TAX
CONSEQUENCES....................... The federal income tax consequences to Securityholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as a REMIC under the provisions of the Internal Revenue Code of 1986, as amended (the "Code").  The Prospectus Supplement for each
                                    Series of Securities will specify whether such an election will be made.  If a REMIC election is made, Securities representing regular interests in a REMIC will generally be taxable to
                                    holders in the same manner as evidences of indebtedness issued by the REMIC.  Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method.  If no REMIC election is made, interest
                                    (other than original issue discount ("OID")) on Securities that are characterized as indebtedness for federal income tax
                                    purposes will be includible in income by holders thereof in accordance with their usual method of accounting.  Certain classes of Securities may be issued with OID.  A holder should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the Securities.  Holders that will be required to report income with respect to the related
                                    Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans,
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                                     except possibly to the extent that it can be established that such amounts are uncollectible.  As a result, the amount of income (including OID) reported by a holder of a Security in any period could significantly exceed the amount of cash
                                     distributed to such holder in that period.  In the opinion of
                                     Latham & Watkins, if a REMIC election is made with respect to a
                                     Series of Securities, then the arrangement by which such
                                     Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied.
                                     Securities will be designated as "regular interests" or
                                     "residual interests" in a REMIC.  A REMIC will not be subject to entity-level tax.  Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests.  Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the REMIC attributable to such income.
                                     The portion of the REMIC taxable income consisting of "excess inclusions" may not be offset against other deductions or
                                     losses of the holder, including the net operating losses.  In the opinion of Latham & Watkins, if a REMIC or a partnership election is not made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be classified as a grantor trust under Subpart E, Part I of
                                     Subchapter J of the Code and not as an association taxable as a corporation.  If so provided in the Prospectus Supplement for a
                                     Series of Securities representing interests in Loans, there will be no separation of the principal and interest payments on the Loans.  In such circumstances, the holder will be
                                     considered to have purchased a pro rata undivided interest in each of the Loans.  In other cases, sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.  In the opinion of Latham & Watkins, if a partnership election is made, the Trust Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied.  If Notes are issued by such Trust Fund, such Notes will be treated as indebtedness for federal income tax purposes.  The holders of the
                                     Certificates issued by such Trust Fund, if any, will agree to treat the
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
                                     Certificates as equity interests in a partnership.  The
                                     Securities will be treated as assets described in Section
                                     7701(a)(19)(C) of the Code and as real estate assets described in Section 856(c) of the Code.  Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold.  The material federal income tax consequences for investors associated with the purchase,
                                     ownership and disposition of the Securities are set forth
                                     herein under "Federal Income Tax Consequences."  The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading "Federal
                                     Income Tax Consequences" in the related Prospectus Supplement.
                                     See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS................ A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income
                                     Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction
                                     prohibited or not otherwise permissible under ERISA or the
                                     Code.  See "ERISA Considerations."  Certain classes of
                                     Securities may not be transferred unless the Trustee and the
                                     Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the
                                     Depositor or the Master Servicer to additional obligations.
                                     See "Description of the Securities--General" and "ERISA
                                     Considerations."

RATING.............................. It will be a requirement for issuance of any Series that the
                                     Securities offered by this Prospectus and the related
                                     Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories.  The rating or ratings applicable to Securities of each Series
                                     offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement.  A
                                     securities rating should be evaluated independently of similar ratings on different types of securities.  A securities rating does not address the effect that the rate of prepayments on
                                     Loans for a Series may have on the yield to investors
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                                     in the Securities of such Series.  See "Risk Factors--Rating of the Securities."

RISK FACTORS........................ For a discussion of certain risks associated with an investment in the Securities, see "Risk Factors" on page 21 herein and in the related Prospectus Supplement.

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                                  RISK FACTORS

         Investors should consider the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series. Morgan Stanley & Co. Incorporated, through one or more of its affiliates, and the other underwriters, if any, specified in the related
Prospectus Supplement, presently expect to make a secondary market in securities, but have no obligation to do so.

LIMITED SOURCES OF PAYMENTS--NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER
SERVICER

         The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus
Supplement, the Securities of a Series will be payable solely from the Trust
Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus
Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan, or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.
The only obligations of the Master Servicer, other than its master servicing obligations, with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Master
Servicer may be required to repurchase or substitute for any Trust Fund Asset with respect to which such representations and warranties are breached. There is no assurance, however, that the Master Servicer will have the financial ability to effect any such repurchase or substitution.

         The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Trust Fund Asset with respect

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



to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.

CREDIT ENHANCEMENT

         Limitation Regarding Types of Losses Covered. Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement."

         Disproportionate Benefits to Certain Classes and Series. A Series of
Securities may include one or more classes of Subordinated Securities, if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the related Senior Securities, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a Series are made in a specified order of priority, any related credit enhancement may be exhausted before the principal of the later paid classes of Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Trust Fund Assets may fall primarily upon those classes of Securities having a latter right of payments. Moreover, if a form of credit enhancement covers the Securities of more than one Series and losses on the related Trust Fund Assets exceed the amount of such credit enhancement, it is possible that the holders of Securities of one (or more) such Series will be disproportionately benefited by such credit enhancement to the detriment of the holders of Securities of one (or more) other such Series. The amount of any applicable credit enhancement supporting one or more other classes of Securities will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities as described below under "--Rating of the Securities."

         Limitations on FHA Insurance for Title I Loans. The related Prospectus
Supplement will specify the number and percentage of Title I Loans, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to the Title I Program. Since the FHA insurance amount for the Title I
Loans is limited as described herein under "Certain Legal Aspects of the Loans--The Title I Program" and in the related Prospectus Supplement, and since the adequacy of such FHA insurance is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA insurance is or will be adequate to cover 90% of all potential losses on the Title I Loans included in the related Trust Fund. If the FHA insurance for the Title I Loans is reduced to zero, such Loans will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Loan insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I
Loans are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting

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and qualification by the originating lenders of any individual Title I Loan. See
"Certain Legal Aspects of the Loans--The Title I Program."

         The availability of FHA reimbursement following a default on a Title I
Loan is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Seller, the FHA claims administrator, the Master Servicer and any subservicer with the FHA regulations in originating and servicing such Title I Loan, and limits on the aggregate insurance coverage available in the lender's insurance company reserve account. For example, the FHA Regulations provide that, prior to originating a Title I Loan, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Seller will represent and warrant that the Title I Loans have been originated and serviced in compliance with all FHA regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA regulations may result in a denial of FHA claims, and there can be no assurance that the FHA's enforcement of the FHA regulations will not become more strict in the future. See "Certain Legal Aspects of the Loans--The Title I Program."

BASIS RISK

         The Trust Fund Assets may accrue interest at variable rates based on changes in specified indexes (as set forth in the related Prospectus Supplement) which may adjust monthly, quarterly, annually or otherwise. The Securities, however, may accrue interest at interest rates based on different indexes and may adjust on different periods. As a result, there may be periods during which the weighted average rate at which the Trust Fund Assets are accruing interest do not reflect the then current spread between the rates on the Trust Fund
Assets and the interest rates on the Securities. The difference between the interest rates on the Trust Fund Assets and the interest rates on the Securities may limit the interest rates on the Securities accordingly.

PREPAYMENT AND YIELD CONSIDERATIONS

         The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust
Fund Assets. The repurchase of Loans by the Depositor or the Master Servicer may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related
Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See
"Yield and Prepayment Considerations" and "The Agreements--Pre-Funding Account."

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         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related
Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the
Securities--Distributions on Securities--Distributions of Interest."

GEOGRAPHIC CONCENTRATION

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Loans relating to any Series of Securities in any such region may present risk considerations in addition to those generally present for similar loan-backed securities without such concentration.
See "The Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Loans underlying the Securities of any Series.

NATURE OF SECURITY

         Low Credit Quality Borrowers. Certain of the Loans underlying a Series of Securities may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional lending sources, and customers with a derogatory credit report, including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average Loan Rate on those Loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside.

         Balloon Payments. Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related
Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related
Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

         Property Values. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline

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could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable
Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

         Delays Due to Litigation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete.
Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

         Home Equity Loans; Junior Loans. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder.
The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.

         Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans.
Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the

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borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal
Aspects of the Loans."

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.
In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans--Environmental Risks."

RISKS ASSOCIATED WITH CERTAIN LOAN ASSETS

         Contracts Secured by Home Improvements or Manufactured Homes. Certain
Contracts may be secured by security interests in Home Improvements or Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Home Improvements or Manufactured Homes and enforcement of rights to realize upon the value of such Home Improvements or Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in Home
Improvements or a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Master Servicer of a Contract will not amend any certificate of title to change the lienholder specified therein from such Master Servicer to the applicable Trustee and will not deliver any certificate of title to such Trustee or note thereon such Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Trustee of the security interest in the Home
Improvements or a Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Trustee, the assignment of the security interest in the Home
Improvements or Manufactured Home may not be effective against creditors of the Master Servicer or a trustee in bankruptcy of the Master Servicer. If any related credit enhancement is exhausted and a Contract is in default, then recovery of amounts due on such Contracts is dependent on repossession and resale of the Home Improvements or Manufactured Home securing such Contract.
Certain other factors may limit the ability of the Master Servicer to realize upon the Home Improvements or Manufactured Homes or may limit the amount realized to less than the amount due.

         Manufactured Homes, unlike Mortgaged Properties, and Home Improvement, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

         Unsecured Contracts. The obligations of the borrower under certain
Contracts included as part of the related Trust Fund Assets may not be secured by an interest in the related real estate or otherwise, and the related Trust
Fund, as the owner of such Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured
Contract, the related Trust

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Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an unsecured Contract, the obligations of the borrower under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Contract as if such obligations were secured by a family residence owned by such borrower.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS

         Consumer Protection Laws. The Loans may also be subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

                  (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of
         1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         The Riegle Act. Certain mortgage loans may be subject to the Riegle
Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Holder in Due Course Rules. The Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade
Commission and other similar federal and state statutes and regulations
(collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

                                       27


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         Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the related Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related
Series. See "Certain Legal Aspects of the Loans."

RATING OF THE SECURITIES

         It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related
Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such

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



losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See "Rating."

BOOK-ENTRY REGISTRATION

         If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders, as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries.
See "Description of the Securities--Book-Entry Registration of Securities."

PRE-FUNDING ACCOUNTS

         If so provided in the related Prospectus Supplement, on the related
Closing Date the Depositor will deposit cash in an amount (the "Pre-Funded
Amount") specified in such Prospectus Supplement into an account (the
"Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase
Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than three months after such Closing Date (such period, the "Funding
Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The
Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.

BANKRUPTCY AND INSOLVENCY RISKS

         The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust
Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available

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



to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans as a borrowing by the Depositor, secured by a pledge of the Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Master Servicer.

         The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

         In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy
Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance for the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal
Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT SECURITIES

         Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See "Federal Income Tax
Consequences--General--Interest and Acquisition Discount" and "--Market
Discount" herein.

VALUE OF TRUST FUND ASSETS

         There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit
Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale

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



of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related
Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

RISKS RELATING TO INDEXED SECURITIES

         An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable on the related final
Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Trust
Fund Assets, structure of the cash flows and the value of the applicable currency commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events. Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Security. The credit ratings assigned to any Series or class of Securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Securities and the suitability of such Securities in light of their particular circumstances.

                                 THE TRUST FUND

GENERAL

         The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each
Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans, Agency Securities and/or Private
Mortgage-Backed Securities as specified in the related Prospectus Supplement, together with payments in respect of such Loans, and certain other

                                       31



accounts, obligations or agreements, in each case, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

         The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers (the "Sellers"). The Sellers may be affiliates of the Depositor. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria described in the related Prospectus Supplement. The Depositor will cause the Trust Fund Assets to be assigned without recourse to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "The Agreements." With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

         As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties

--------
* Whenever the terms "Pool," "Certificates," "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans, Agency Securities or Private Mortgage-Backed Securities in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.

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




from the Sellers and to assign to the Trustee for such Series the Depositor's rights with respect to such representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "The Trust Fund--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans, Agency Securities and/or Private Mortgage-Backed Securities relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

         General. Unless otherwise specified in the related Prospectus Supplement, Loans will consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans." If so specified, the Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The Loans will have been originated in accordance with the underwriting criteria specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

                (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. As specified in the related Prospectus Supplement, the Loans will provide either for payments in level monthly installments (except in

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         the case of Loans with balloon payments) consisting of interest equal to one-twelfth of the specified interest rate borne by such Loan (the "Loan Rate") times the unpaid principal balance, with the remainder of such payment applied to principal, for payments that are allocated to principal and interest according to the daily simple interest method, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the Loan Rate for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

         A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties." Home Improvement Contracts and Manufactured Housing Contracts may, and the other

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Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts and Manufactured Housing Contracts may be unsecured or secured by purchase money security interests in the Home Improvements and Manufactured Homes financed thereby. The Mortgaged Properties, and the Home Improvements and the Manufactured Homes are collectively referred to herein as the "Properties." The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or mixed used properties which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         Home Equity Loans. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

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         Home Improvement Contracts. The Trust Fund Assets for a Series of
Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

         Manufactured Housing Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts" and together with the Home Improvement Contracts, the "Contracts"), originated by a manufactured housing dealer in the ordinary course of business. As specified in the related Prospectus Supplement, the Manufactured Housing Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states or the District of Columbia or by Mortgages on the real estate on which the Manufactured Homes are located.

         Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the "Manufactured Homes") securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured Homes, unlike Mortgaged Properties, and Home Improvements, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

         Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, Home Improvements or Manufactured Homes), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of

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the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of
Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         The "Loan-to-Value Ratio" of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

AGENCY SECURITIES

         Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development ("HUD"). Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

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         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

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         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

          Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

         GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

         GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA Project Certificates"). The Prospectus Supplement for a Series of Certificates that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

         Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

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         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FNMA Certificates. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series

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pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

         Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in such mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program. Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the

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Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

         Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

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         Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC
Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

         FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

         FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). The Prospectus Supplement for a Series of Securities issued by a Trust that includes FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

         Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

          General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations ("CMO's") secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans (the "PMBS Servicer") will have entered into the PMBS Agreement with a trustee (the

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"PMBS Trustee") under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

         The Issuer of the PMBS (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Underlying Loans. The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement, (i) no mortgage loan underlying the Private Mortgage-Backed Securities will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each underlying mortgage loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

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         Additional Information. The Prospectus Supplement for a Series for
which the related Trust includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than a Cooperative Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its

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affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

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                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Morgan Stanley ABS Capital I Inc., the Depositor, is a direct, wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the Depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                          DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement.

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund

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will consist of, to the extent provided in the related Agreement, (i) the Trust
Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the

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Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Trustee, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Trustee or the Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

INDEXED SECURITIES

         To the extent specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled payment date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

         If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security will be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent will in the absence of manifest error be binding on all parties.

         Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of the Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating the distributions among Securities of a particular class.

         Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

         Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a rate per annum specified, or calculated in the method described, in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus

Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

         Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including payments received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal payments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination."

         Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, net of the Servicing Fee if so specified in the related Prospectus Supplement, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

                  (ii)   the amount of such distribution allocable to interest;

                  (iii)  the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

                  (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

                  (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

                  (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

                  (ix)   the number and aggregate principal balances of Loans
         (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days,
         (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

                  (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                  (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

                  (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.


CATEGORIES OF CLASSES                                 DEFINITION
---------------------                                 ----------

Principal Types
---------------
Accretion Directed................................... A class that receives principal payments from the accreted
                                                      interest from specified Accrual classes.   An Accretion
                                                      Directed class also may receive principal payments from
                                                      principal paid on the underlying Trust Fund Assets for the related Series.

Component Securities................................. A class consisting of "Components." The  Components of a class of Component Securities may have different principal and/or interest payment characteristics but together constitute a single class.  Each Component of

                                       54

                                                      a class of Component Securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities........................... A class having no principal balance and bearing interest on the related notional amount.  The notional amount is used for
                                                      purposes of the determination of interest distributions.

Planned Principal Class
(also sometimes
referred to as "PACs")............................... A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund
                                                      Assets.  These two rates are the endpoints for the "structuring range" for the Planned Principal Class.  The Planned Principal
                                                      Classes in any Series of Securities may be subdivided into different categories (e.g., Primary Planned Principal Classes,
                                                      Secondary Planned Principal Classes and so forth) having
                                                      different effective structuring ranges and different principal payment priorities.  The structuring range for the Secondary
                                                      Planned Principal Class of a Series of Securities will be
                                                      narrower than that for the Primary Planned Principal Class of such Series.

Scheduled Principal Class............................ A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class.  In
                                                      many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.  These two rates are the endpoints for the "structuring range" for the
                                                      Scheduled Principal Class.

Sequential Pay Class................................. Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same Series of Securities may be
                                                      identified as a Sequential Pay Class.

Strip ............................................... A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets.



Support Class (also
sometimes referred to
as "companion classes").............................. A class that receives principal payments on any Distribution
                                                      Date only if scheduled payments have been made on specified
                                                      Planned Principal Classes, Targeted Principal Classes and/or
                                                      Scheduled Principal Classes on such Distribution Date.

Targeted Principal Class
(also sometimes
referred to as "TACs")............................... A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund
                                                      Assets.

Interest Types
--------------

Fixed Rate        ................................... A class with an interest rate that is fixed throughout the life of the class.

Floating Rate     ................................... A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index as specified in the related Prospectus
                                                      Supplement.  Interest payable to a Floating Rate class on a
                                                      Distribution Date may be subject to a cap based on the amount of funds available to pay interest on such Distribution Date.

Inverse Floating Rate................................ A class with an interest rate that resets periodically based upon a designated index as specified in the related Prospectus
                                                      Supplement and that varies inversely with changes in such
                                                      index.

Variable Rate     ................................... A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                                      applicable to specified assets or instruments (e.g., the Loan
                                                      Rates borne by the underlying Loans).

Auction Rate      ................................... A class with an interest rate that resets periodically to an auction rate that is calculated on the basis of auction
                                                      procedures described in the related Prospectus Supplement.

Interest Only     ................................... A class that receives some or all of the interest payments made on the underlying Trust Fund Assets or other assets of the
                                                      Trust Fund and little or no principal.  Interest Only classes have either a nominal principal balance or a notional amount.
                                                      A nominal principal balance represents actual principal that will be paid on


                                                      the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any
                                                      distributions in respect of principal.

Principal Only    ................................... A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual   ................................... A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class.  Such accretion may
                                                      continue until a specified event has occurred or until such
                                                      Partial Accrual class is retired.

Accrual   ........................................... A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each
                                                      applicable Distribution Date.  Such accretion may continue until some specified event has occurred or until such Accrual
                                                      Class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

         Unless otherwise specified in the related Prospectus Supplement, the indices applicable to Floating Rate and Inverse Floating Rate Classes either will be LIBOR, the Eleventh District Cost of Funds Index, the Treasury Index or the Prime Rate, in each case calculated as described below.

LIBOR

         Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "Calculation Agent") will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

         LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

                  (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                  (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

                  (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

         Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI Securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be

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based on LIBOR, as determined by the Calculation Agent in accordance with the
Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

         Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S. Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period, shall (in the absence of manifest error) be final and binding.

Prime Rate

         Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the

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Calculation Agent in its sole discretion) on the related Prime Rate
Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until

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Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

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         Euroclear was created in 1968 to hold securities for its participants
("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with

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the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

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SUBORDINATION

         If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinate Securities (the "Subordinate Securities") under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

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         The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

OVER-COLLATERALIZATION

         If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

RESERVE ACCOUNTS

         If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

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         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and
(ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except that if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (ix) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; and (x) such other investments having a specified

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stated maturity and bearing interest or sold at a discount acceptable to each
Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement.

         Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage

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Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to repurchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

CROSS-COLLATERALIZATION

         If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups within the same Trust Fund to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

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         If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support described in this Prospectus may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or
(iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the Trust Fund may also include interest rate swap agreements, interest rate cap agreements, or other similar arrangements that will be described in the related Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest

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payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise specified in the related Prospectus Supplement, all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless otherwise provided in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid generally will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

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         Even assuming that the Properties provide adequate security for the
Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination."

         The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

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         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the Securities of a Series, and except as otherwise specified in the related Prospectus Supplement, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

         With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will

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cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Contract, deliver or cause to be delivered to the Trustee the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the Property securing such Contract. In order to give notice of the right, title and interest of Securityholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Securityholders in the Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Contracts."

         The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller.

         If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "The Trust Fund--Representations by Sellers; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related Prospectus Supplement, replace the Loan. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

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         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

NO RECOURSE TO SELLERS; DEPOSITOR OR MASTER SERVICER

         As described above under "--Assignment of the Trust Fund Assets," the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

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                  (i)      all payments on account of principal, including
         Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

                  (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

                  (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under "The Trust Funds--Representations by Sellers; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

                  (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

                  (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

         The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

                  (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

                  (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

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                  (iii)    to reimburse the Master Servicer for any Advances
         previously made which the Master Servicer has determined to be nonrecoverable;

                  (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

                  (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

                  (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

                  (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

                  (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Security Account upon termination of the Agreement.

         In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders

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in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

         In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

SUB-SERVICING BY SELLERS

         Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, unless otherwise specified in the related Prospectus Supplement (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

         Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such

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due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Loan may not be changed.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will

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conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such

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restoration will increase the proceeds to Securityholders on liquidation of the
Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement."

         Unless otherwise specified in the related Prospectus Supplement or the related Agreement, the proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

REALIZATION UPON DEFAULTED LOANS

         Primary Mortgage Insurance Policies. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage

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Insurance Policy in effect at the time of the initial issuance of a Series of
Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans--The Title I Program," certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

         The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to

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reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement), was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense

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related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ("Percentage Interests");
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of

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holders of Securities of any class evidencing not less than 25% of the aggregate
Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an

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Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66-2/3% of the Percentage Interests of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will

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not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences"), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

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         Indenture. The Indenture will be discharged with respect to a Series of
Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale,

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to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. Certain of Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE/REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public

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auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

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Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant- stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds form the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

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         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give risks to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton

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on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

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         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with

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respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

         General. The Contracts, other than those Contracts that are unsecured or secured by mortgages on real estate (such Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

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         Enforcement of Security Interest in Home Improvements. So long as the
Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes. The Manufactured Homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related Prospectus Supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, the related lender may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register a security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the secured

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party must surrender possession if it holds the certificate of title to such
Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest in the Manufactured Home.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

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         The method of enforcing the rights of the lender under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may

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cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to

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insure qualified lending institutions against losses on eligible loans. The
Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance

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of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund or abate the insurance premium.

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         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the

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lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some case their assignees to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Latham & Watkins, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing

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interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Latham & Watkins with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

         Taxation of Debt Securities Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, Latham & Watkins will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B) and (iii) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code
Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

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         Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the

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weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Services (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the

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sum of (a) the present value of all payments remaining to be made on the
Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust--General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived

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from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

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         Premium. A holder who purchases a Debt Security (other than an Interest
Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of Latham & Watkins, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code

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Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or
(ii) above, then a Security will qualify for the tax treatment described in (i) or in the proportion that such REMIC assets are qualifying assets.

         Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

         Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is a kind of customarily used at a fixed location.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

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         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Federal Income Tax Consequences--General" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes

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imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

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         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

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         Under the REMIC Regulations, in certain circumstances, transfers of
Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations replace the temporary regulations which allowed a REMIC Residual Interest Security to be marked-to-market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective

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purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Latham & Watkins, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or
Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill

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its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--General; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing

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fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds

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underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United

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States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions."

         Tax Characterization of the Trust Fund as a Partnership. Latham & Watkins, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been

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structured as a private placement under an IRS safe harbor, so that the Trust
Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject

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to the interest expense deferral rule referred to in the preceding sentence.
Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the

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Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount

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of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical

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requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

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         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS

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Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

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         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of such Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Availability of Underwriter's Exemption for Certificates. The DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20,548 (1990) (the "Exemption") which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

                  (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's length transaction with an unrelated party;

                  (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                  (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic ratings categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

                  (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund (determined on the date of initial issuance of Certificates of the Trust Fund), or any of their respective affiliates (the "Restricted Group");

                  (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

                  (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

         The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that the Exemption will apply.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security").

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Securities, underwriters may receive compensation from the Depositor or from purchasers of Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that Securities will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts agent in the sale of Securities, Morgan Stanley will receive a selling commission with respect to such Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Securities as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

         Securities will be sold primarily to institutional investors. Purchaser of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each Series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

         The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Latham & Watkins.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                            INDEX OF DEFINED TERMS

Term                                                    Page
----                                                    ----
Accretion Directed ......................................54
Accrual Securities ......................................50
Advance .................................................15
Agency Securities.........................................1
Agreement................................................32
Amortizable Bond Premium Regulations ...................110
APR .....................................................37
Available Funds .........................................50
Balloon payment .........................................34
Belgian Cooperative .....................................63
beneficial owner ........................................61
BIF .....................................................75
Book-Entry Securities ...................................61
borrower ................................................98
Buydown Fund ............................................34
Buydown Loans ...........................................34
Calculation Agent .......................................57
Capitalized Interest Account.............................78
Cash Flow Bond Method ..................................118
CEDEL Participants ......................................62
CERCLA ..............................................26, 92
Certificates ..........................................1, 6
Charter Act..............................................39
Claimable Amount........................................104
Class Security Balance ..................................50
Closed-End Loans......................................... 7
CMO...................................................9, 43
Code ...............................................17, 105
COFI Securities..........................................59
Collateral Value.........................................37
Combined Loan-to-Value Ratio.............................37
Commission ...............................................4
Commodity Indexed Securities.............................49
companion classes .......................................56
Component Securities ....................................54
Components...............................................54
Contingent Regulations .................................107
contracts................................................96
Contracts .........................................1, 7, 36
Cooperative Loans .......................................33
Cooperatives ............................................33
Currency Indexed Securities..............................49
Cut-off Date Principal Balance ..........................48

Cut-off Date .........................................6, 32
Debt Securities ........................................105
Definitive Security .....................................61
Depositor .............................................1, 6
Detailed Description ....................................33
Distribution Date .......................................11
DOL ....................................................128
DTC .................................................29, 61
Eleventh District........................................58
EPA .....................................................92
ERISA ...................................................19
Euroclear Operator ......................................63
Euroclear Participants ..................................62
European Depositaries ...................................61
excess servicing .......................................117
Exchange Act .............................................4
Exemption...............................................130
Face Amount..............................................50
FDIC ....................................................67
FHA Loans................................................37
FHA .....................................................15
FHLBSF ..................................................58
FHLMC ................................................1, 41
FHLMC Certificates........................................8
FHLMC Act................................................41
FHLMC Certificate Group..................................41
FHLMC Project Certificates...............................43
Financial Intermediary ..................................61
FNMA Certificates.........................................8
FNMA SMBS................................................40
FNMA MBS.................................................40
FNMA Project Issuers ....................................39
FNMA................................................. 1, 39
Foreign person .........................................122
Funding Period ..........................................29
Garn-St Germain Act .....................................95
GNMA Certificates.........................................8
GNMA Project Certificates................................39
GNMA......................................................1
GNMA Issuer..............................................38
Guaranty Agreement ......................................38
Holder in Due Course Rules ..............................27
Home Improvement Contracts ............................1, 7
Home Improvements .....................................1, 7
Home Equity Loans .................................1, 7, 33
Housing Act..............................................37
HUD................................................. 37, 44
Indenture ...............................................47
Index....................................................49

Indexed Currency.........................................49
Indexed Principal Amount.................................49
Indexed Securities.......................................49
Indexed Commodity........................................49
Installment Contract ....................................98
Insurance Proceeds ......................................76
Insured Expenses ........................................76
Interest Weighted Securities ...........................108
IRS ....................................................107
L/C Percentage ......................................14, 66
L/C Bank............................................ 13, 65
lender ..................................................98
Liquidation Expenses ....................................76
Liquidation Proceeds ....................................76
Loan Rate ...........................................11, 34
Loan-to-Value Ratio......................................37
Loans ....................................................1
Lockout periods .........................................34
Manufactured Housing Contract......................1, 7, 36
Manufactured Homes...................................... 36
Master Servicer ..........................................6
Master Servicing Fee ....................................82
Master Servicing Agreement ..............................32
Moody's .................................................67
Morgan ..................................................63
Mortgage Loan.............................................7
Mortgage ................................................73
Mortgaged Properties ....................................34
National Cost of Funds Index.............................59
NCUA ...................................................131
Nonresidents ...........................................120
Notes .................................................1, 6
Notional Amount Securities ..............................55
OID Regulations ........................................106
OID ................................................17, 106
OTS .....................................................59
PACs ....................................................55
Parties in Interest ....................................128
Pass-Through Securities.................................116
Pass-Through Rate .......................................11
Pay-Through Security ...................................107
Percentage Interests ....................................84
Permitted Investments ...................................67
Planned Principal Class .................................55
Plans ..................................................128
PMBS Agreement...........................................43
PMBS......................................................1
PMBS Servicer.............................................9
PMBS Issuer...............................................9

PMBS Trustee..............................................9
Policy Statement........................................132
Pool Insurance Policy ...................................68
Pool Insurer ............................................68
Pool .................................................6, 31
Pooling and Servicing Agreement .........................47
Pre-Funded Amount .......................................29
Pre-Funding Account ..................................7, 29
Prepayment Assumption ..................................107
Primary Mortgage Insurance Policy .......................35
Prime Rate...............................................60
Principal Prepayments ...................................51
Private Mortgage-Backed Securities........................1
Properties  ..........................................8, 35
Property Improvement Loans .............................101
Proposed Mark-to-Market Regulations ....................115
PTE 83-1 ...............................................128
Purchase Price ..........................................46
Rating Agency ..........................................133
Ratio Strip Securities .................................117
RCRA ....................................................93
Record Date .............................................48
Reference Banks..........................................57
Refinance Loan ..........................................37
Regular Interest Securities ............................105
Relevant Depository......................................61
Relief Act ..............................................99
REMIC ...........................................1, 49, 105
Reserve Account .....................................13, 50
Reserve Interest Rate....................................58
Residual Interest Security..............................113
Restricted Group .......................................130
Retained Interest .......................................48
Revolving Credit Line Loans ..............................7
Riegle Act ..............................................27
Rules ...................................................61
SAIF ....................................................75
Securities ............................................1, 6
Security Owners .........................................61
Security Account ........................................75
Security Register .......................................48
Securityholders .........................................61
Seller ...................................................1
Sellers .................................................32
Senior Securities....................................10, 64
Series ...................................................1
Servicing Fee ..........................................116
Short-Term Note ........................................121
Single Family Properties ................................35

Single Family Securities ..............................128
SMMEA .............................................17, 131
Stock Indexed Securities................................49
Stock Index.............................................49
Strip ..................................................55
Stripped Securities ...................................116
Sub-Servicing Agreement ................................78
Sub-Servicer....................................... 15, 32
Subordinated Securities ............................10, 65
Subsequent Loans .......................................29
Support Class ..........................................55
TACs ...................................................55
Targeted Principal Class ...............................55
Terms and Conditions ...................................63
TIN ...................................................119
Title V ............................................96, 98
Title I Loans .........................................101
Title I Program .......................................100
Trust Fund Assets ................................1, 6, 31
Trust Fund ..............................................1
Trust Agreement ....................................23, 47
Trustee .............................................6, 47
U.S. Person............................................127
UCC ....................................................91
VA Loans ...............................................37
VA .....................................................15
VA Guaranty ............................................82

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee.......................  $         303.03
Printing and Engraving Expenses............  $      35,000.00
Legal Fees and Expenses....................  $      65,000.00
Trustee Fees and Expenses..................  $      15,000.00
Accounting Fees and Expenses...............  $      25,000.00
Blue Sky Fees and Expenses.................  $       5,000.00
Rating Agency Fees.........................  $     125,000.00
Miscellaneous .............................  $       5,000.00
                                                   ----------

Total         .............................  $     275,303.03
                                                   ==========

------------------

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $250,000,000 of Securities registered hereby.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.


ITEM 16.          EXHIBITS.

  1.1             Form of Underwriting Agreement.*
  3.1             Certificate of Incorporation of the Registrant.*
  3.2             By-laws of the Registrant.*
  4.1             Form of Pooling and Servicing Agreement relating to Home
                  Equity Loan Asset-Backed Certificates.*
  4.2             Form of Pooling and Servicing Agreement relating to Mortgage
                  Loan Asset-Backed Pass-Through Certificates.*
  4.3             Form of Pooling and Servicing Agreement relating to Mortgage
                  Loan Asset-Backed Pass-Through Certificates.*
  4.4             Form of Trust Agreement.*
  4.5             Form of Indenture.*
  4.6             Form of Master Servicing Agreement.*
  5.1             Opinion of Latham & Watkins as to legality of the Securities.*
  8.1             Opinion of Latham & Watkins as to certain tax matters
                  (included in Exhibit 5.1).*
 10.1             Form of Loan Purchase Agreement.*
 23.1 Consent of Latham & Watkins (included in Exhibits 5.1 and 8.1 hereof).*
 24.1             Power of Attorney (included on signature page).

------------------


* To be filed by amendment.

ITEM 17.          UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each Series of Securities to which this Registration Statement relates and (ii) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of January, 1997.

                                     Morgan Stanley ABS Capital I Inc.

                                     By /s/ James Fadel
                                     ------------------------
                                     Name:  James Fadel
                                     Title: Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Fadel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURES                TITLE                               DATE

/s/ Craig S. Phillips     President and Director              January 14, 1997
------------------------  (Principal Executive Officer)
Craig S. Phillips

/s/ James Fadel           Vice President                      January 14, 1997
------------------------
James Fadel

/s/ Eileen K. Murray      Treasurer                           January 14, 1997
------------------------  (Principal Financial Officer and
Eileen K. Murray          Principal Accounting Officer)


/s/ David R. Warren       Director                            January 14, 1997
------------------------
David R. Warren

/s/ Gail P. McDonnell     Director                            January 14, 1997
------------------------
Gail P. McDonnell

                                  EXHIBIT INDEX


Exhibit
  No.                               Description of Exhibit
-------                             ----------------------
  1.1       --         Form of Underwriting Agreement.*

  3.1       --         Certificate of Incorporation of the Registrant.*

  3.2       --         By-laws of the Registrant.*

  4.1       --         Form of Pooling and Servicing Agreement relating to Home
                       Equity Loan Asset Backed Certificates.*

  4.2       --         Form of Pooling and Servicing Agreement relating to
                       Mortgage Loan Asset-Backed Pass-Through Certificates.*

  4.3       --         Form of Pooling and Servicing Agreement relating to
                       Mortgage Loan Asset-Backed Pass-Through Certificates.*

  4.4       --         Form of Trust Agreement.*

  4.5        --        Form of Indenture.*

  4.6        --        Form of Master Servicing Agreement.*

  5.1        --        Opinion of Latham & Watkins as to legality of the
                       Securities.*

  8.1        --        Opinion of Latham & Watkins as to certain tax matters
                       (included in Exhibit 5.1).*

 10.1        --        Form of Loan Purchase Agreement.*

 23.1        --        Consent of Latham & Watkins (included in Exhibits 5.1
                       and 8.1).*

 24.1        --        Power of Attorney (included on signature page).

------------------


* To be filed by amendment.